As filed with the Securities and Exchange Commission on February 21, 2008

Registration No. 333-____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

REDSTAR PARTNERS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	6770	98-0563773
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

122 East 42nd Street, 17th Floor
New York, New York 10168
(212) 551-7815
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Nathan J. Mazurek, Chairman of the Board,
Chief Executive Officer and President
122 East 42nd Street, 17th Floor
New York, New York 10168
(212) 551-7815
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 – Facsimile	Douglas S. Ellenoff, Esq. Kathleen L. Cerveny, Esq. Ellenoff Grossman & Schole LLP 370 Lexington Avenue New York, NY 10017-6503 (212) 370-1300 (212) 370-7889 – Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Ordinary Share, $.0001 par value, and one Warrant(2)	5,175,000 Units	$8.00	$41,400,000	$1,627.02
Ordinary Shares included as part of the Units(2)	5,175,000 Shares	—	—	—	(3)
Warrants included as part of the Units(2)	5,175,000 Warrants	—	—	—	(3)
Ordinary Shares underlying the Warrants included in the Units(4)	5,175,000 Shares	$5.00	$25,875,000	$1,016.89
Representative’s Unit Purchase Option	1	$100	$100	—	(3)
Units underlying the Representative's Unit Purchase Option (“Underwriter's Units”)(4)	315,000 Units	$8.00	$2,520,000	$99.04
Ordinary Shares included as part of the Underwriter’s Units(4)	315,000 Shares	—	—	—	(3)
Warrants included as part of the Representative’s Units(4)	315,000 Warrants	—	—	—	(3)
Ordinary Shares underlying the Warrants included in the Representative’s Units(4)	315,000 Shares	$5.00	$1,575,000	$61.90
Total			$71,370,100	$2,804.85

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 675,000 Units and 675,000 Ordinary Shares and 675,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED FEBRUARY 21, 2008

$36,000,000

REDSTAR PARTNERS, INC.

4,500,000 Units

Redstar Partners, Inc. is a Cayman Islands blank check company recently formed for the purpose of acquiring, through a share capital exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or other similar business combination, or control through contractual arrangements, an operating business having significant operations in the People’s Republic of China. As used in this prospectus “business combination” shall mean the initial acquisition by us of a target business. Our efforts in identifying a prospective target business will not be limited to a particular industry although we intend to focus on the electrical equipment and components industry. If we have entered into a definitive agreement but anticipate that we will not be able to consummate a business combination within 24 months of the date of this prospectus, we shall seek stockholder approval to extend the period of time to consummate a business combination by an additional twelve (12) months for the purpose of consummating such business combination. In order to extend the period of time to 36 months, public shareholders owning less than 30% of the ordinary shares sold in this offering may have voted against the proposed extension and exercised their redemption rights, as described in this prospectus. The 36-month period will be referred to throughout this prospectus as the extended period. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit is being sold at a purchase price of $8.00 and consists of:

•	one ordinary share; and
•	one warrant.

Each warrant entitles the holder to purchase one ordinary share at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination or _________, 2009 [one year from the date of this prospectus], and will expire on ______________, 2012 [four years from the date of this prospectus], or earlier upon redemption.

Our founding shareholders have agreed to purchase from us in a private placement to occur simultaneously with the completion of this offering an aggregate of 1,750,000 warrants at a price of $1.00 per warrant for an aggregate purchase price of $1,750,000. The warrants purchased in the private placement will be substantially identical to those sold in this offering but may not be sold or otherwise transferred until one year following the consummation of a business combination, will be exercisable on a cashless basis and may not be subject to redemption, as more fully described in this prospectus.

We have granted the underwriters a 45-day option to purchase up to 675,000 additional units solely to cover over-allotments, if any (over and above the 4,500,000 units referred to above). The option will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Morgan Joseph & Co. Inc., the representative of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 315,000 units at a per-unit offering price of $8.00. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, ordinary shares or warrants. We anticipate that the units will be quoted on the OTC Bulletin Board under the symbol ___ on or promptly after the date of this prospectus. Each of the ordinary shares and the warrants shall trade separately on the 90th day after the date of this prospectus, unless Morgan Joseph & Co. Inc. determines an earlier date is acceptable. Once the securities comprising the units begin separate trading, we anticipate that the ordinary shares and warrants will be traded on the OTC Bulletin Board under the symbols ___ and ___, respectively. We cannot assure you that our securities will continue to be quoted on the OTC Bulletin Board.

We have registered our securities, or have obtained an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, New York and Rhode Island. To purchase securities in this offering, you must be a resident of these jurisdictions or an “institutional investor.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 20 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation to subscribe for units may be made to the public in the Cayman Islands.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds, Before Expenses, to Us
Per unit	$8.00	$.56	$7.44
Total	$36,000,000	$2,520,000	$33,480,000

(1)	This amount includes $1,080,000 of the underwriting discount ($0.24 per unit), equal to 3.0% of the gross proceeds of this offering (or $1,242,000 if the underwriters’ over-allotment option is exercised in full) which the underwriters have agreed will be deferred until consummation of a business combination. If a business combination is not consummated, such deferred discount will be forfeited by the underwriters. The underwriters will not be entitled to any interest accrued on the deferred underwriting discount.

Upon completion of the private placement and this offering, $35,460,000 ($7.88 per unit) will be deposited into a trust account at __________ maintained by Continental Stock Transfer & Trust Company acting as trustee. This amount includes $1,080,000 ($0.24 per unit) of deferred underwriting compensation which will be forfeited if a business combination is not consummated and $1,750,000 from the sale to our founding shareholders of warrants to purchase 1,750,000 ordinary shares.

We are offering the units for sale on a firm-commitment basis. Morgan Joseph & Co. Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about _________, 2008.

, 2006

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to “we,” “us” or “our company” refer to Redstar Partners, Inc., a Cayman Islands corporation, the term “public shareholders” refers to those persons that acquire our ordinary shares in this offering as part of the units or in the aftermarket, including any existing shareholders to the extent that they acquire such shares. Unless otherwise specified, references to “China” or “PRC” refer to the People’s Republic of China as well as the Hong Kong Special Administrative Region, or “Hong Kong SAR,” and the Macau Special Administrative Region, or “Macau SAR,” but does not include Taiwan. All references to “RMB” or “Renminbi” are to the legal currency of China and all references to “U.S. dollars” and “$” are to the legal currency of the United States (the “U.S.”). Discrepancies in tables included in this prospectus between totals and sums of the amounts listed are due to rounding. Unless otherwise specified, all references to “private placement” refer to our private placement of 1,750,000 warrants at a price of $1.00 per warrant to our founding shareholders, which will occur prior to the completion of this offering. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Introduction

We are a Cayman Islands company incorporated on January 3, 2008 as an exempted company with limited liability. Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Law (2007 Revision) of the Cayman Islands (the “Companies Law”). As an exempted company, we have applied for a tax exemption undertaking from the Cayman Islands government providing an exemption for a period of 20 years if such direct taxation were ever introduced in the Cayman Islands by the Cayman Islands government.

We were formed to acquire, through a share capital exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or other similar business combination, or control through contractual arrangements, an operating business having significant operations in the People’s Republic of China. Our efforts in identifying a prospective target business will not be limited to a particular industry although we intend to focus on the electrical equipment and components industry. To date, our efforts have been limited to organizational activities and activities related to this offering. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company.

We will seek to capitalize on the significant acquisition, operational and corporate formation experience of our executive officers to locate potential target businesses, evaluate those businesses and execute a business combination. Our three executive officers have over 50 years of collective experience in the electrical equipment and components industry and more than 35 years of collective experience in owning and managing businesses in the People’s Republic of China. In addition, our executive officers share a history of collaborating to identify, negotiate and successfully complete an acquisition in China.

Nathan J. Mazurek, our Chairman of the Board, Chief Executive Officer and President, has been directly involved in over 20 consummated acquisition, divestiture, joint venture and investment transactions involving his companies, their factories and product lines in the electrical equipment and components industry. Mr. Mazurek’s companies have historically been focused on circuit breaker, transformer and film capacitor products, and in the course of the last 20 years, he has developed an extensive network of relationships with domestic, international and Chinese companies in the industry. Margaret Wong, our Vice Chairman of the Board and Executive Vice President, started conducting business in China in 1984 and is a recognized business entrepreneur and advocate in the areas of Sino-American trade and cultural relations through her past and present roles as Board Member of the California Chamber of Commerce International Committee and as Advisor to the California Asian Chamber of Commerce, among others. The companies Ms. Wong controls in China specialize in both the manufacture of electrical and lighting products and the export of environmental and energy-related technology and equipment for wastewater treatment projects in China. Alex Ping Zhang, our Vice President, has over 15 years of management experience in China. Prior to founding an environmental technology and equipment export company with Ms. Wong, Mr. Zhang established a business in China for Alanco Environmental Resources Corp. by introducing and applying U.S. chemical processing technology to Chinese businesses. In addition, as a member of the American Chamber of Commerce in Shanghai, Mr. Zhang actively works to enhance economic cooperation and participate in business opportunities between the U.S. and China.

We have 24 months from the date of this prospectus to consummate a business combination. If we are unable to consummate a business combination by such date, but have entered into a definitive agreement with respect to a business combination within such 24-month period, we may seek shareholder approval to extend the period of time to consummate a business combination by an additional 12 months. This additional 12-month period shall be referred to as the extended period. In order to extend the period of time to 36 months, (i) public shareholders must approve the extended period and (ii) public shareholders owning no more than 29.99% of the shares included in the units sold in this offering may seek to exercise their redemption rights in the vote held to approve the extended period, as described in this prospectus. If we fail to consummate a business combination (x) within 24 months from the date of this prospectus or (y) within 36 months from the date of this prospectus if the extended period is approved, our corporate existence will cease, except for the purpose of winding up our affairs and liquidating.

Pursuant to our memorandum and articles of association, the business combination must be a transaction with one or more operating businesses in which the collective fair market value of the target business, at the time of the business combination, is at least 80% of our net assets. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of our net assets at the time of such initial business combination. In no instance will we acquire less than majority voting control of a target business. However, in the case of a reverse merger or other similar transaction in which we issue a substantial number of new shares, our shareholders immediately prior to such transaction may own less than a majority of our shares subsequent to such transaction.

In seeking a business combination, we intend to utilize cash derived from the proceeds of this offering and the private placement, as well as our capital stock, debt, or a combination of cash, capital stock and debt, and there is no limit on the issuance of capital stock or incurrence of debt we may undertake in effecting a business combination. This may allow us to acquire a target business or businesses with an aggregate fair market value in excess of 80% of our net assets (less the deferred underwriting discount and commissions and taxes payable) at the time of the transaction. If we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. In the event a business combination is consummated, all sums remaining in the trust account will be released to us immediately thereafter, and there will be no restriction on our use of such funds.

Our officers and directors will not receive any compensation for their services in connection with this offering or for services rendered to us prior to, or in connection with, the consummation of a business combination. Our officers and directors will be entitled to reimbursement for out-of-pocket expenses incurred by them or their affiliates on our behalf.

Subject to their respective pre-existing fiduciary or contractual obligations, each of Nathan J. Mazurek, our Chairman of the Board, Chief Executive Officer and President, and Margaret Wong, our Vice Chairman of the Board and Executive Vice President, are obligated to present to us for our consideration any suitable company or business having significant operations in the PRC. This obligation will expire upon the earlier of (i) our consummation of an initial business combination or (ii) 24 months after the consummation of this offering.

Our executive officers are situated at 122 East 42nd Street, 17th Floor, New York, New York 10168 and our telephone number is (212) 551-7815.

Private Placement

Parallax Power Components, LLC and McWong Consultants, Inc., our founding shareholders which are controlled by Nathan J. Mazurek and Margaret Wong, respectively, have collectively agreed to purchase a combined total of 1,750,000 warrants simultaneously with the closing of this offering at a price of $1.00 per warrant for a total of $1,750,000.

We refer to these 1,750,000 warrants as the founder warrants throughout this prospectus. The founder warrants will be purchased separately and not as a part of units. The purchase price of the founder warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations.

If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $1,750,000 purchase price of the founder warrants will become part of the amount payable to redeeming shareholders if we complete a business combination or to all of our public shareholders upon our dissolution and the subsequent liquidation of the trust account, in which event the founder warrants will expire worthless.

The founder warrants will not be transferable (except in limited circumstances described below) or salable by the purchasers until one year following the consummation of a business combination, will be exercisable on a cashless basis and will be non-redeemable so long as these persons hold such warrants. The founder warrants and the underlying ordinary shares will be entitled to registration rights under an agreement to be signed on or before the date of this prospectus to enable their resale commencing on the date such warrants become exercisable. With those exceptions, the founder warrants have terms and provisions that are substantially identical to those of the warrants being sold as part of the units in this offering.

We have elected to make the founder warrants non-redeemable in order to provide the purchasers a potentially longer exercise period for those warrants because they will bear a higher risk while being required to hold such warrants until on year following the consummation of a business combination. Furthermore, we have agreed that the founder warrants may be exercised on a “cashless basis” so long as they are held by the initial purchasers or their affiliates because it is not known at this time whether they will be affiliated with us following a business combination. If they are, their ability to sell our securities in the open market will be significantly limited. If they remain insiders, we will have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time, an insider cannot trade in our securities if he is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the holders of the founder warrants could be significantly restricted from selling such securities.

The purchasers of the founder warrants are permitted to transfer such warrants before we complete a business combination (i) in transfers resulting from death, (ii) by operation of law, (iii) for estate planning purposes to persons immediately related to the transferor by blood, marriage or adoption, or (iv) to any trust solely for the benefit of such transferor and/or the persons described in the preceding clause, but the transferees receiving such founder warrants will be subject to the same sale restrictions imposed on the persons who initially purchase these warrants from us. If any of the purchasers acquire warrants for their own account in the open market, any such warrants will be redeemable. If our other outstanding warrants are redeemed (including any outstanding warrants issued upon exercise of the underwriters’ unit purchase option) and the market price of our ordinary shares rises following such redemption, the holders of the founder warrants could potentially realize a larger gain on exercise or sale of those warrants than is available to other warrant holders, although we do not know if the price of our ordinary shares would increase following a warrant redemption. If our share price declines in periods subsequent to a warrant redemption and the purchasers who initially acquired these warrants from us continue to hold the founder warrants, the value of those warrants still held by these persons may also decline. The founder warrants will be differentiated from warrants, if any, purchased in or following this offering by the founding shareholders through the legends contained on the certificates representing the founder warrants indicating the restrictions and rights specifically applicable to such warrants as are described in this prospectus.

The Offering

Securities offered:
4,500,000 units, at $8.00 per unit, each unit consisting of:
• one ordinary share; and
• one warrant.
The units will begin trading on or promptly after the date of this prospectus. Each of the ordinary shares and warrants comprising the units will begin separate trading on the 90th day after the date of this prospectus, unless Morgan Joseph determines that an earlier date is acceptable, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.
In no event will the ordinary shares and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file the Current Report on Form 8-K promptly upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment to it, or in a subsequent Form 8-K, information indicating if Morgan Joseph has allowed separate trading of the ordinary shares and warrants prior to the 45th day after the date of this prospectus.
If you are not an institutional investor, you may purchase securities in this offering only if you reside within the states in which we have applied to have the securities registered. We have registered the securities in: Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, New York and Rhode Island.
Ordinary shares:
Number outstanding before this offering:
1,293,750 shares(1)
Number to be outstanding after this offering:
5,625,000 shares(2)

(1)	Includes 168,750 shares held by our founding shareholders which are subject to forfeiture to the extent the underwriters’ over-allotment is not exercised in full.

(2)	Assumes no exercise of the underwriters’ over-allotment option and, therefore, that our founding shareholders have forfeited 168,750 shares.

Warrants:
Number outstanding before this offering and the private placement:
0 warrants
Number to be outstanding after this offering and the private placement:
6,250,000 warrants (which includes 1,750,000 founder warrants purchased by our founding shareholders immediately prior to this offering).
Exercisability:
Each warrant is exercisable for one ordinary share.
Exercise price:
$5.00
Exercise period:
The warrants will become exercisable on the later of:
• the completion of a business combination with a target business, or
• _________, 2009 [one year from the date of this prospectus].
The warrants will expire at 5:00 p.m., New York City time, on _________, 2012 [four years from the date of this prospectus], or, in the event our shareholders approve the extended period, on ___________ 2013 [four years and twelve months from the date of this prospectus], or, in either event, earlier upon redemption.
The warrants held by public shareholders will only be exercisable if a registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the warrants is effective and current. The founder warrants will be identical to those sold in this offering but (i) will not be subject to redemption while held by our founders or their permitted transferees, (ii) may be exercised on a “cashless” basis, in each case if held by our sponsor or its permitted assigns and (iii) may not be sold, assigned or transferred prior to the 90th day following consummation of a business combination.
Redemption:
We may redeem the outstanding warrants (including any warrants issued upon exercise of the representative’s unit purchase option):
• in whole and not in part,
• at a price of $.01 per warrant at any time after the warrants become exercisable,
• upon a minimum of 30 days’ prior written notice of redemption,

•

if, and only if, the last sales price of our ordinary shares equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as to provide a degree of liquidity to cushion the market reaction, if any, to a redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption. However, the price of the ordinary shares may fall below the $11.50 trigger price as well as the $5.00 warrant exercise price after the redemption notice is issued.
The founder warrants are not redeemable while held by our founders or their permitted transferees.
In the event that the ordinary shares issuable upon exercise of the warrants have not been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants, we will not have the right to redeem the warrants.
Private placement:
Our founding shareholders have agreed to purchase 1,750,000 founder warrants simultaneously with the closing of this offering at a price of $1.00 per warrant for a total of $1,750,000. These founder warrants will be purchased separately and not as a part of units. The purchase price of the founder warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations. The founder warrants will not be transferable or saleable until one year following the business combination.
If we do not complete one or more business combinations that meet the criteria described in this prospectus, the $1,750,000 purchase price of the founder warrants will become part of the amount payable to our public shareholders upon our dissolution and the subsequent liquidation of the trust account and the founder warrants will expire worthless.
Proposed OTC Bulletin Board symbols for our:
Units:
____U
Ordinary shares:
____
Warrants:
____W
Offering and private placement proceeds to be held in trust:
$35,460,000 ($7.88 per unit) of the proceeds of this offering and the private placement will be placed in a trust account at __________ maintained by Continental Stock Transfer & Trust Company, pursuant to an agreement to be signed on the date of this prospectus. Of this amount, up to $34,380,000 ($7.64 per unit) may be used by us for the purpose of effecting a business combination and $1,080,000 ($0.24 per unit) will be paid to the underwriters if a business combination is consummated (less $0.24 for each share redeemed to cash in connection with our business combination), but will be forfeited by Morgan Joseph & Co. Inc. if a business combination is not consummated. We believe that the inclusion in the trust account of (i) the deferred underwriting discount and (ii) the $1,750,000 of proceeds from the sale of the founder warrants in the private placement benefit our shareholders because additional proceeds will be available for distribution to investors if a liquidation of our company occurs prior to our completing an initial business combination. These proceeds will not be released until the earlier of the completion of an initial business combination or our liquidation. However, up to $1,050,000 of the interest earned on the trust account may be released to us to fund our expenses relating to investigating and selecting a target business, other working capital requirements and expenses incurred in connection with our dissolution if we fail to consummate a business combination. Additionally, we will be able to withdraw interest earned on the trust account to pay our income tax obligation. Therefore, other than as described above, unless and until a business combination is consummated, the proceeds held in the trust account (other than the interest earned that may be released to us) will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.
The $1,080,000 of the funds attributable to Morgan Joseph & Co. Inc.’s deferred underwriting discount and commissions in connection with this offering will be released to Morgan Joseph & Co. Inc., less $0.24 per share for any public shareholders exercising their redemption rights, upon completion of a business combination on the terms described in this prospectus, or to our public shareholders upon liquidation of the trust account as part of our liquidation, but will in no event be available for use by us in a business combination. Expenses we may incur prior to consummation of a business combination may only be paid from the net proceeds of this offering and the private placement not held in the trust account, and any interest earned and released to us as provided above.
None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed, the warrant exercise price will be paid directly to us.

Limited payments to insiders:
Prior to the consummation of a business combination, there will be no fees, reimbursements, cash payments or compensation of any kind, including the issuance of any of our securities, paid by us or a target business to our existing shareholders, officer or directors or their respective affiliates other than:
• Repayment of a $100,000 non-interest bearing loan made by Parallax Power Components LLC, an affiliate, 100% owned and controlled by Nathan J. Mazurek, to fund organizational and offering expenses;
• Payment of $7,500 per month to Provident Management, an affiliate, 100% owned and controlled by Mr. Mazurek, for office space and administrative services; and

•

Reimbursement for any expenses related to the offering and completing a suitable business combination. There is no limit on the amount of reimbursable expenses relating to the offering and the completion of a business combination (except that reimbursement may not be made using funds in the trust account unless and until a business combination is consummated). Given the amount of time it may take to identify a prospective target and take all the necessary steps to consummate a business combination, we cannot predict at this time with any degree of certainty the amount of expenses to be incurred by our officers and directors in connection with a business combination that we will ultimately reimburse.

Memorandum and Articles of Association:
As discussed below, there are specific provisions in our memorandum and articles of association, including our requirements to seek shareholder approval of such a business combination and to allow our shareholders to seek redemption of their shares if they do not approve of such a business combination, which are contained in Sections 167 through 171 of our memorandum and articles of association. Pursuant to Cayman Islands law, our memorandum and articles of association require that these provisions may only be amended before we consummate a business combination by a consent of 66.66% of our shareholders at a general meeting in which the holders of at least 80% of the issued and outstanding shares are present in person or by proxy in order to constitute a quorum. We view these provisions as obligations to our shareholders and have agreed not to take any action to amend or waive these provisions.
Our memorandum and articles of association also provides that we will continue in existence only until 24 months from the date of this prospectus. However, if we have not consummated a business combination within 24 months from the date of this prospectus but have entered into a definitive agreement with respect to a business combination, we may seek shareholder approval to extend the period of time to consummate a business combination by an additional 12 months. Our failure to complete a business combination within the above time periods will trigger our automatic dissolution and liquidation pursuant to our memorandum and articles of association. As a result, this has the same effect as if our board of directors and shareholders had formally voted to approve our voluntary winding up and dissolution. As a result, no vote would be required from our shareholders to commence such a voluntary winding up and dissolution. We will not take any action to amend or waive this provision to allow us to survive for a longer period of time if we have not consummated a business combination by such date.
Shareholders must approve business combination:
We are required to seek shareholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require shareholder approval under Cayman Islands law. In connection with the vote required to approve the extended period or the initial business combination, all of our existing shareholders, including our executive officers and directors, have agreed to vote the ordinary shares owned by them prior to this offering in accordance with the majority of the ordinary shares voted by the public shareholders; however, any shares acquired in this offering or in the aftermarket will be voted in favor of the extended period and any business combination. Accordingly, as discussed below, our existing shareholders will not be able to exercise redemption rights with respect to a potential business combination.
None of our other existing shareholders, officers and directors has indicated to us that they intend to purchase units in this offering, or units, ordinary shares or warrants on the open market following the offering. Except as expressly set forth herein, we are not aware of any present intention on the part of our officers or directors to make any purchases in this offering or in the aftermarket. Although we do not know for certain the factors that would cause our officers or directors to purchase our securities in addition to those purchases expressly set forth herein, we believe some of the factors they would consider are: (i) the trading price of our securities, (ii) their aggregate investment in our securities, (iii) whether it appears that a substantial number of public shareholders are voting against a proposed business combination, and (iv) their interest in the target business once the target business has been identified.

Although our existing shareholders, officers and directors have no current intentions to make such purchases, they are not prohibited from purchasing additional ordinary shares in the open market and/or in privately negotiated transactions. Any such privately negotiated transaction with a shareholder would include a contractual acknowledgement that such shareholder, although still a holder of record of our ordinary shares, is no longer the beneficial owner thereof and therefore agrees to vote such ordinary shares as directed by the directors or officers, as the case may be. In the event the directors purchase shares in privately negotiated transactions from shareholders who have already submitted proxies to vote against a proposal to approve the extended period or the proposed combination, as the case may be, and requested redemption of their shares, such selling shareholders would be required to revoke their prior proxies to vote against the proposal to approve the extended period or the proposed acquisition, as the case may be, and to revoke their prior elections to redeem their shares and to cast new votes in favor of the proposal to approve the extended period or the proposed acquisition, as the case may be. The revocation of prior proxies to vote against such proposal to approve the extended period or business combination, as the case may be, and substitution therefor of votes in favor of the proposal to approve the extended period or the proposed acquisition, as the case may be, would have the effect of reducing redemptions and increasing votes in favor of the proposal to approve the extended period or the proposed acquisition, as the case may be, thereby making it more likely that such proposal to approve the extended period or a proposed business combination, as the case may be, would be approved.
We will proceed with a business combination only if a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and public shareholders owning less than 30% of the shares sold in this offering both vote against the extended period, if any, and the business combination, on a cumulative basis, and exercise their redemption rights as described below.
Our threshold for redemption rights has been established at 30% in order for this offering to be competitive with other offerings by blank check companies currently in the market. However, a 20% threshold is more typical in offerings of this type. We have selected the higher threshold to reduce the risk of a small group of shareholders exercising undue influence on the shareholder approval process. However, the 30% threshold entails certain risks described under the heading “Risk Factors — The fact we will proceed with the business combination if public shareholders holding less than 30% of shares sold in this offering exercise their redemption rights on a cumulative basis with the shareholders who previously exercised their redemption rights in connection with the shareholder vote to approve the extended period, rather than the 20% threshold of most other blank check companies, may hinder our ability to consummate a business combination in the most efficient manner to optimize our capital structure.”
Voting against the proposal to approve the extended period or a business combination alone will not result in redemption of a shareholder’s ordinary shares into a pro rata portion of the trust account. Such shareholder must also have exercised its redemption rights described below.
Possible extension of time to consummate a business combination:
If we do not consummate a business combination within twenty four months from the date of this prospectus but have entered into a definitive agreement with respect to a business combination within such 24-month period, we may seek shareholder approval to extend the period of time to consummate a business combination by an additional 12 months. In order to extend the period of time to 36 months, (i) public shareholders must approve the extended period and (ii) public shareholders owning less than 30% of the shares sold in this offering seek to exercise their redemption rights.
We believe that extending the date within which we must complete a business combination to 36 months may be advisable due to the circumstances involved in the evaluation and closing of a business combination in the PRC, including obtaining financial statements audited or reconciled in accordance with U.S. generally accepted accounting principles (GAAP), or prepared or reconciled in accordance with the International Financial Reporting Standards of potential targets that have previously kept their accounts in accordance with generally accepted accounting principles of the PRC, the possible need for restructuring and reorganizing corporate entities and assets and the requirements of complex Chinese regulatory filings and approvals.
A shareholder’s election to redeem his shares in connection with the vote on the extended period will only be honored if the extended period is approved.
Redemption rights for shareholders voting to reject a business combination or the extended period:
Public shareholders voting against a proposal to approve the extended period, if approved, or our initial business combination that is approved, and electing redemption of their shares will be entitled to redeem their shares for a pro rata share of the trust account, including $0.24 per share being held in the trust account attributable to the deferred underwriting discount and any interest earned on their portion of the trust account, (excluding up to $1,050,000 of interest previously released to us to fund our working capital requirements and any amounts necessary to pay our income tax obligations). Shareholders who redeem their ordinary shares into a pro rata share of the trust account will continue to have the right to exercise any warrants they own. Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 10% of the shares sold in this offering. Such a public shareholder would still be entitled to vote against a proposed business combination with respect to all ordinary shares owned by him or his affiliates. We believe this restriction will prevent shareholders from accumulating large blocks of ordinary shares before the vote held to approve a proposed business combination and attempt to use the redemption right as a means to force us or our management to purchase their shares at a significant premium to the then current market price. Absent this provision, a public shareholder who owns more than 10% of the ordinary shares sold in this offering could threaten to vote against a proposed business combination and seek redemption, regardless of the merits of the transaction, if his ordinary shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their ordinary shares). By limiting a shareholder’s ability to redeem only 10% of the ordinary shares sold in this offering, we believe we have limited the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholders. However, we are not restricting the shareholders’ ability to vote all of their ordinary shares against the transaction.
Whether the redemption threshold is exceeded will be determined by adding the percentage of public shareholders that redeem their ordinary shares in connection with the approval of the extended period to the percentage of public shareholders that redeem their ordinary shares in connection with a proposed business combination. In the event that 30% or more of the public shareholders vote against a proposal to approve the extended period and exercise their redemption rights, our corporate life will not be extended and our existence will be terminated if we cannot consummate a business combination within 24 months from the date of this prospectus. If the extended period is approved and less than 30% of our public shareholders vote against the extended period and exercise their redemption rights (or if we never solicit shareholder approval of an extended period), then we shall proceed with a business combination if, in addition to other necessary approvals discussed elsewhere in this prospectus, the number of public shareholders voting against the proposed business combination and exercising their redemption rights does not exceed 30% of the number of shares sold in this offering on a cumulative basis with the shareholders who previously exercised their redemption rights in connection with the proposal to approve the extended period, if applicable.

An eligible shareholder may request redemption at any time after the mailing to our shareholders of the proxy statement prior to the vote taken with respect to a proposal to approve the extended period or to approve a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the shareholder votes against the proposal to approve the extended period or to approve the business combination and the business combination is approved and completed. Additionally, we may require public shareholders, whether they are a record holder or hold their ordinary shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the proposal to approve the extended period or the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. The proxy solicitation materials that we will finish to shareholders in connection with the vote for any proposal to approve a proposed to extended period or business combination will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, a shareholder would have from the time we send out our proxy statement through the vote on the business combination to tender his shares if he wishes to seek to exercise his redemption rights. However, as the delivery process can be accomplished by the shareholder, whether or not he is a record bolder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the extended period or the business combination is approved. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares prior to the meeting. The need to deliver shares is a requirement of redemption regardless of the timing of when such delivery must be effectuated. However, in the event we require holders seeking to exercise redemption rights to tender their shares prior to the meeting and the proposal to approve the extended period or the proposed business combination is not consummated (and therefore we would not be obligated to redeem the tendered shares), this may result in an increased cost to shareholders when compared to the traditional process if the tendering broker passes the cost on to the redeeming holder.
Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a shareholder delivered his certificate for redemption and subsequently decided prior to the meeting not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to shareholders entitled to redeem their shares who elect redemption will be distributed promptly after the meeting at which an extended period is approved or the completion of a business combination. Public shareholders who redeem their stock into their share of the trust account still have the right to exercise any warrants they still hold.
Shareholders voting against (i) the extended period will only have the right to cause us to redeem their shares if the extended period is approved and (ii) the business combination will only have the right to cause us to redeem their shares if our initial business combination is approved and completed. Public shareholders who cause us to redeem their ordinary shares into a pro rata portion of the trust account will be paid their redemption price as promptly as practicable after the date of the meeting for the extended period or upon consummation of a business combination, as the case may be. If the extended period is not approved or our initial business combination is not approved or completed for any reason, then public shareholders voting against the extended period or our initial business combination will not be entitled to convert their ordinary shares into a pro rata portion of the aggregate amount then on deposit in the trust account.
If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination until 24 months from the date of this prospectus unless a proposal to approve the extended period is approved, in which case we will have 36 months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public shareholders voting against our initial business combination who exercised their redemption rights with respect to a proposed business combination would not be entitled to redeem their ordinary shares for a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public shareholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public shareholder.

Because our existing shareholders have agreed to vote any ordinary shares acquired by them in this offering or the aftermarket in favor of a business combination, they are not entitled to redemption rights with respect to any such ordinary shares.
Liquidation if no business combination:
As described above, our failure to consummate an initial business combination within 24 months from the date of this prospectus, or 36 months from the date of this prospectus if the extended period is approved, will trigger our automatic dissolution and liquidation pursuant to our memorandum and articles of association. As a result, this has the same effect as if we had formally went through a voluntary liquidation procedure under the Companies Law (2007 Revision) of the Cayman Islands, referred to in this prospectus as the “Companies Law.” In such a situation under the Companies Law, a liquidator would give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. We anticipate we would liquidate to our public shareholders the amount in our trust account (including any accrued interest) plus any remaining net assets (subject to our provision for creditors) shortly following expiration of the 21 day period. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more). Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. To date, we do not have waiver agreements in place with respect to any third party that is currently providing services to us. Parallax Power Components and McWong Consultants, affiliates of Nathan J. Mazurek and Margaret Wong, respectively, have agreed that they will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that they will be able to satisfy those obligations if they are required to do so. As a result, we cannot assure you that the per-share distribution from the trust fund, if we liquidate, will not be less than $7.88, plus interest net of taxes then held in the trust fund.
Our existing shareholders have waived their rights to participate in any liquidation distribution with respect to their initial ordinary shares. In addition, Morgan Joseph & Co. Inc. has agreed to waive its rights to the $1,080,000 ($1,242,000 if the underwriter’s over-allotment option is exercised in full) of deferred compensation deposited in the trust account if a business combination is not consummated. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Parallax Power Components and McWong Consultants have contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have contractually agreed not to seek repayment for such expenses.
On an automatic dissolution and subsequent liquidation of the trust account due to our failure to complete a business combination within the required time periods, the funds, if any, held by us outside of the trust account (less funds reserved to pay expenses and claims) will be returned to all public shareholders pursuant to applicable law. Additionally, if we are forced to declare insolvency or a petition to wind up our company is filed against us which is not dismissed, the proceeds held in the trust account will be subject to applicable Cayman Islands insolvency law, and may be included in our insolvent estate and subject to claims of third parties with priority over the claims of our shareholders.
Escrow of existing shareholders’ securities:
On the date of this prospectus, all of our existing shareholders will place the ordinary shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions for transfers, such as (i) transfers to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes or (iii) by private sales made in conjunction with a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement, and the possible forfeiture of shares for cancellation by us discussed below, these shares will not be transferable during the escrow period and will not be released from escrow until one year after the consummation of a business combination. Any transfer of securities will be subject to the same restrictions imposed on the existing shareholders. The ordinary shares held in the escrow account will only be released prior to this date if following a business combination we engage in a subsequent transaction resulting in all shareholders having a right to exchange their shares for cash or other consideration.

The existing shareholders have agreed that up to a maximum of 168,750 shares will be forfeited by them if the underwriters’ over-allotment option is not exercised in full to the extent necessary to ensure that the number of shares they hold prior to this offering, exclusive of shares underlying the founder warrants, equals 20% of the outstanding ordinary shares after this offering and the exercise, if any, of the underwriters’ over-allotment option.
Additionally, if holders of more than 20% of the shares sold in this offering vote against a proposed business combination and seek to exercise their redemption rights and such business combination is consummated, our existing shareholders have agreed to forfeit, on a pro rata basis, and return to us for cancellation, a number of shares so that the number of shares owned by the existing shareholders prior to this offering will collectively be no more than 23.81% of our outstanding ordinary shares immediately prior to the consummation of such business combination (without regard to any open market purchases or private purchases of units directly from us, as set forth elsewhere herein).
Determination of offering amount
The size of this offering and the amount to be held in the trust account were determined through discussions between us and the representative of the underwriters based, in part, on the representative’s judgment as to the expected receptivity to the offering by investors given current market conditions.
We believe that raising the amount described in this offering will offer us a broad range of potential target businesses possessing some or all of the characteristics we believe are important in evaluating target businesses. This belief is based on the experience of our management team and is not based on any research, analysis, evaluations, discussions or compilations of information with respect to any particular investment or any such action undertaken in connection with us and we cannot assure you that this belief is correct.

Risks

We are a newly-formed company and until we complete a business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our existing shareholders’ initial equity investment is below that which is required under the guidelines of the North American Securities Administrators Association, Inc. and we do not satisfy such association’s policy regarding unsound financial condition. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 20 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. The actual balance sheet data as of January 25, 2008 is derived from our audited financial statements. The as adjusted balance sheet data is unaudited. We have not had any operations to date, so only balance sheet data is presented.

	January 25, 2008
	Actual	As Adjusted(1)
Working capital (deficiency)	$(16,000)	$34,928,100
Total assets	165,000	35,684,100
Total liabilities(2)	141,000	756,000
Value of ordinary shares which may be redeemed to an interest in the trust fund, as adjusted(2)	—	10,637,992
Shareholders’ equity	$24,000	$24,290,108

(1)	The “as adjusted” information gives effect to the sale of the units we are offering including the application of the related gross proceeds for the payment of our liabilities and the payment of the estimated remaining costs from such sale.
(2)	If we consummate a business combination, the redemption rights afforded to our public shareholders may result in the redemption to cash of up to approximately 29.99% of the aggregate number of ordinary shares sold, or 1,349,999 shares, in this offering at a per share redemption price equal to the amount in the trust account. The actual per share redemption amount would consist of $7.64 held in trust for our benefit and $0.24 per share held in the trust account attributable to the deferred underwriters’ discount and any accrued interest earned not previously distributed to us, as of the date of the special meeting of shareholders called for the purpose of approving the extended period, or two business days prior to the proposed consummation of a business combination, divided by the number of ordinary shares sold in this offering. The amount of $10,637,992 ($7.88 per share) represents the possible cash redemption of 1,349,999 shares, and, if redeemed will result in a reduction of our as adjusted shareholders’ equity to $24,290,108. However, the amount our public shareholders may receive pursuant to the exercise of redemption rights afforded to such shareholders is subject to any valid claims by our creditors which are not covered by amounts held in the trust account or the indemnities provided by Parallax Power Components and McWong Consultants.

The working capital and total assets amounts, as adjusted, include $34,380,000 ($7.64 per share) from the proceeds of this offering and the private placement to be held in the trust account for our benefit which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. The total amount placed in trust will be $35,460,000 ($7.88 per share), which includes the $1,080,000 ($0.24 per share) of deferred underwriting discounts and equals approximately 98.5% of the total gross proceeds of this offering. If a business combination is not consummated, all of the proceeds held in the trust account ($7.88 per share) and any interest, net of taxes and up to $1,050,000 of working capital, will be distributed to our public shareholders (subject to our obligations under Cayman Islands law to provide for claims of creditors).

We will not proceed with a business combination if public shareholders owning 30% or more of the ordinary shares sold in this offering vote against a proposed extended period, if any, and the business combination, on a cumulative basis, and exercise their redemption rights. Accordingly, we may effect a business combination if public shareholders owning up to approximately 29.99% of the ordinary shares sold in this offering exercise their redemption rights. If this occurred, we would be required to redeem to cash up to 30% of the 4,500,000 ordinary shares sold in this offering on a cumulative basis, or 1,349,999 ordinary shares, at an initial per share redemption price of $7.88 (which amount includes $0.24 per share attributable to the deferred portion of the underwriter’s compensation), without taking into account interest earned on the trust account or taxes payable on such interest. This redemption obligation with respect to up to 1,349,999 of the ordinary shares sold in this offering will exist regardless of how a business combination is structured. The actual per share redemption price will be equal to:

•	the initial amount in the trust account ($7.88 per share), which includes the proceeds of the private placement ($0.39 per share) and the amount attributable to the deferred underwriting discount ($0.24 per share), and all interest not previously released to us to fund working capital requirements and income tax obligations, as of the date of the special meeting of shareholders called for the purpose of approving the extended period, or two business days prior to the proposed consummation of the business combination, divided by the number of ordinary shares sold in the offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our securities.

Risks Associated With Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently formed development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any negotiations regarding acquisitions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any operating revenues until, at the earliest, after the consummation of a business combination. We cannot assure you that an initial business combination will occur.

If we are unable to complete a business combination and are forced to liquidate, our public shareholders may receive less than $8.00 per share upon distribution of the trust account and our warrants will expire worthless.

Pursuant to our memorandum and articles of association, if we are unable to complete a business combination within 24 months from the date of this prospectus (or 36 months from the date of this prospectus if shareholders approve the extended period) and are forced to liquidate our assets, the per share liquidation may be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. The liquidation value will be $7.88 per share, plus interest earned thereon (net of amounts released to us to fund our working capital requirements and to pay our income tax obligations), which includes the net proceeds of this offering and the private placement of the founder warrants and $1,080,000 ($0.24 per share) of deferred underwriting discounts and commissions. While we will pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, and Parallax Power Components and McWong Consultants, each affiliates of our executive officers, have agreed to indemnify us under certain circumstances for such liabilities and obligations, we cannot assure you, where it is subsequently determined that the reserve for liabilities is insufficient, that shareholders will not be liable for such amounts to creditors. Furthermore, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless if we liquidate before the completion of a business combination.

Unlike other blank check companies, we are permitted, pursuant to our amended and restated memorandum and articles of association, to seek to extend the date before which we must complete an initial business combination to 36 months. As a result, your funds may be held in the trust account for at least three years.

Unlike other blank check companies, if we have entered into a definitive agreement within 24 months following the date of this prospectus, we may seek to extend the date before which we must complete our business combination, to avoid being required to liquidate, beyond the typical 24 months to 36 months by calling a special meeting of our shareholders for the purpose of soliciting their approval for such extension. We believe that an extension could be necessary due to the circumstances involved in the evaluation and closing of a business combination in the PRC, including obtaining audited U.S. GAAP financial statements of potential targets that have previously kept their accounts in accordance with Chinese GAAP, the possible need for restructuring and reorganizing corporate entities and assets and the requirements of complex Chinese regulatory filings and approvals. If the proposal for the extension to 36 months is approved by our shareholders as described in this prospectus, we will have an additional 12 months beyond the usual 24-month period with which to complete our initial business combination. As a result we may be able to hold your funds in the trust account for more than three years and thus delay the receipt by you of your funds from the trust account on redemption or liquidation.

If we are unable to consummate a business combination, our public shareholders could be forced to wait up to 36 months before receiving liquidation distributions.

We have 24 months, or 36 months in the event our public shareholders approve the extended period, in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have voted against the business combination and sought redemption of their shares. Public shareholders are entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until the full 36-month period has elapsed.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per share liquidation amount receivable by our public shareholders from the trust account as part of our plan of dissolution and liquidation will likely be less than $7.88 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account including, but not limited to, claims alleging fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason.

Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public shareholders and the per share liquidation amount receivable by our public shareholders could be less than the $7.88 per share held in the trust account due to claims of such creditors. If we are unable to complete a business combination and liquidate, Parallax Power Components, an entity controlled by Nathan J. Mazurek, our Chairman of the Board, Chief Executive Officer and President, and McWong Consultants, an entity controlled by Margaret Wong, our Vice Chairman of the Board and Executive Vice President, will be liable jointly and severally, if we did not obtain a valid and enforceable waiver from any vendor, prospective target business or other entity of any rights or claims by such creditors to the trust account, to ensure that the proceeds in the trust account are not reduced by the claims of various vendors, prospective target businesses or other entities that are owed money by us for services rendered or products sold to us, to the extent necessary to ensure that such claims do not reduce the amount in the trust account. Prior to this offering, such individual and entity collectively own on a beneficial basis all of our outstanding ordinary shares. Based on a review of their financial information, we believe they are of substantial means and capable of funding any shortfall in our trust account, even though we have not asked them to reserve for such an eventuality. However, we cannot assure you that they will satisfy those obligations. We believe that we will limit the chances that they will have to indemnify the trust account because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. We also will have access to any funds available outside the trust account or released to us to fund working capital requirements with which to pay any such potential claims (including costs and expenses incurred in connection with our plan of dissolution and liquidation, currently estimated at approximately $15,000). If, as a result of our automatic dissolution and liquidation, it is determined that we have insufficient reserves for claims and liabilities, shareholders who received a return of funds from our trust account as part of its liquidation could be liable for claims made by creditors.

Additionally, if we are forced to declare insolvency or a petition to wind up our company is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable Cayman Islands insolvency law, and may be included in our insolvent estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any insolvency claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the liquidation amounts due them.

The fact that we will proceed with the business combination if public shareholders holding less than 30% of the shares sold in this offering exercise their redemption rights, rather than the 20% threshold of most other blank check companies, may hinder our ability to consummate a business combination in the most efficient manner or to optimize our capital structure.

Unlike traditional blank check offerings, which had a 20% redemption threshold, we will proceed with the business combination if public shareholders holding less than 30% of the shares sold in this offering exercise their redemption rights, which may make it easier for us to complete a business combination if we receive the required shareholder approval. As a result of our higher redemption threshold, we may have less cash available to complete a business combination. Because we will not know how many shareholders may exercise such redemption rights, we will need to structure a business combination meeting the 80% of our net assets test that requires less cash, or we may need to arrange third party financing to help fund the transaction in case a larger percentage of shareholders exercise their redemption rights than we expect. Alternatively, to compensate for the potential shortfall in cash, we may be required to structure the business combination, in whole or in part, using the issuance of our ordinary shares or other securities as consideration. Accordingly, the redemption threshold of 30% may hinder our ability to consummate a business combination in the most efficient manner or to optimize our capital structure.

You will not be entitled to protections normally afforded to investors of blank check companies under the U.S. securities laws.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the U.S. securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Report on Form 8-K with the SEC upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules such as completely restricting the transferability of our securities, requiring us to complete an initial business combination within 18 months of the effective date of the initial registration statement and restricting the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account prior to the completion of an initial business combination and we have a longer period of time to complete such an initial business combination than we would if we were subject to such rule.

Exercise of redemption rights must be effected pursuant to a specific process which may take time to complete and may result in the expenditure of funds by shareholders seeking redemption.

A shareholder requesting redemption of his, her or its ordinary shares for cash may be required to do so at any time after the mailing to our shareholders of the proxy statement and prior to the vote taken with respect to a proposal to approve the extended period or proposed business combination. A shareholder would have from the time we send out our proxy statement through the vote on a proposal to approve the extended period or on the business combination to tender (either electronically or through the delivery of physical share certificates) his ordinary shares if he, she or it wishes to seek to exercise his, her or its redemption rights, a period which is expected to be not less than 10 nor more than 60 days. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC (Deposit/Withdrawal At Custodian) system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the redeeming holder.

There may be additional mailing and other nominal charges depending on the particular process used to tender ordinary shares. Although we believe the time period, costs and other potential burdens associated with the tendering process are not onerous for an average investor, this process may result in additional burdens for shareholders, including misdelivery or any other defect in the tendering process.

Additionally, if a vote on our initial business combination is held and the business combination is not approved, or is not completed for any other reason, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus, or until 36 months from the date of this prospectus in the event our shareholders approve the extended period. Public shareholders voting against our initial business combination which is not approved, or against a proposal to approve the extended period, if any, who exercised their redemption rights would not be entitled to redeem their ordinary shares into a pro rata share of the aggregate amount then on deposit in the trust account in respect of the unconsummated initial business combination. In such case, if we have required public shareholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public shareholder, who would have to comply with the tendering process again for any vote against a subsequent business combination.

Our shareholders may be held liable for claims of third parties against us to the extent of distributions received by them in connection with the liquidation of the trust account.

Our memorandum and articles of association provides that we will continue in existence only until 36 months from the consummation of this offering (assuming the period in which we need to consummate a business combination has been extended, as provided in our memorandum and articles of association). Our failure to complete a business combination by such date and amend this provision in connection therewith will trigger our automatic dissolution and liquidation. As a result, this has the same effect as if we had formally went through a voluntary liquidation procedure under the Companies Law. In such a situation under the Companies Law, a liquidator would give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. As soon as the affairs of the company are fully wound-up, the liquidator must lay his final report and accounts before a final general meeting which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must make a return to the Cayman Islands Registrar of Companies confirming the date on which the meeting was held and three months after the date of such filing the company is dissolved. In the case of a full voluntary liquidation procedure, any liability of shareholders with respect to a liquidating distribution would be barred if creditors miss the deadline for submitting claims. However, it is our intention to liquidate the trust account to our public shareholders as soon as reasonably possible and our directors and officers have agreed to take any such action necessary to dissolve our company and liquidate the trust account as soon as reasonably practicable if we do not complete a business combination within the required time periods. Pursuant to our memorandum and articles of association, failure to consummate a business combination within the required time periods will trigger an automatic winding up of the company. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them pursuant to such process and any liability of our shareholders may extend beyond the date of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us.

Our failure to consummate a transaction within the required time periods will trigger our automatic dissolution and liquidation. Upon notice from us, the trustee of the trust account will distribute the amount in our trust account to our public shareholders as part of our plan of dissolution and distribution. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, Parallax Power Components and McWong Consultants have agreed that they will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us.

Additionally, if we are forced to declare insolvency or a petition to wind up our company is filed against us which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or insolvency laws as either a preferential payment or a fraudulent transfer. As a result, a Cayman Islands court could seek to recover all amounts received by our shareholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public shareholders promptly after 24 months from the consummation of this offering (or 36 months if the extended period is approved) if we have not consummated a business combination by that time, this may be viewed or interpreted as giving preference to our public shareholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Since we have not currently selected a particular industry or prospective target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the industry or target business in which we may ultimately operate.

We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. For example, if we complete a business combination with a business in a regulated industry, we may be subject to various regulatory risks associated with that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our shareholders for approval.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our shareholders for approval. In addition, a business combination you vote against could still be approved if a sufficient number of public shareholders vote for the proposed business combination. Alternatively, a proposal you vote for could still be rejected if a sufficient number of public shareholders vote against the proposed business combination.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Based upon publicly-available information, as of _______, 2008, we have identified approximately ___ blank check companies that have gone public since August 2003. Of these companies, only ___ have completed a business combination, while ____ have liquidated or will be liquidating. The remaining approximately ___ blank check companies have more than $__ billion in trust and are seeking to complete business acquisitions. Of these companies, only __ have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations but have not yet consummated business combinations. In addition, there are __ blank check companies with more than $__ billion in trust that have filed registration statements and will be seeking to complete business combinations. Furthermore, the fact that only __ of such companies have completed business combinations and only __ other of such companies have entered into definitive agreements or letters of intent for business combinations, and ___ have liquidated or will be liquidating, may be an indication that there are only a limited number of attractive targets available to such entities or that many targets are not inclined to enter into a transaction with a blank check company, and therefore we also may not be able to consummate a business combination within the prescribed time period. If we are unable to consummate a business combination within the prescribed time period, our purpose will be limited to dissolving, liquidating and winding up.

Based upon publicly-available information, as of _______, 2008, approximately __ similarly structured blank check companies focusing on doing a business combination in China have completed initial public offerings since August 2003. Of these companies, only ___ companies have consummated a business combination, while ___ other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination and __ has liquidated. Accordingly, there are approximately __ blank check companies with approximately $_____ in trust that are seeking to carry out a business plan similar to our business plan. In addition, there are approximately ___ other similarly structured blank check companies focusing on doing a business combination in China with a planned $___ million of gross proceeds currently in registration and waiting to complete initial public offerings.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than would typically be the case if we were an operating company rather than a blank check company.

There was no public market for any of our securities prior to this offering. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in trust were the products of a negotiation between the underwriters and us. However, the determination of our per unit offering price and the aggregate proceeds we are raising in this offering is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to. Therefore, it is possible that management will have raised too much or too little money in this offering to consummate a business combination that satisfies the requirements of our organizational documents. In such event, management might not be able to consummate a business combination and we may be forced to liquidate.

We may issue ordinary shares or debt securities to complete a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership.

Our memorandum and articles of association authorizes the issuance of up to 15,000,000 ordinary shares, par value $0.0001 per share, and 1,000,000 preferred shares, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 2,495,000 authorized but unissued ordinary shares available for issuance (after appropriate reservation for the issuance of ordinary shares upon full exercise of our outstanding warrants and the unit purchase option granted to Morgan Joseph & Co. Inc., the representative of the underwriters) and all of the 1,000,000 preferred shares available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional ordinary shares or preferred shares, or a combination of ordinary shares and preferred shares, to complete a business combination. The issuance of additional ordinary shares or preferred shares:

•	may significantly reduce the equity interest of investors in this offering;
•	could cause a change in control if a substantial number of our ordinary shares are issued and in the event of a change of control would most likely result in the resignation or removal of our present executive officers and directors;
•	may subordinate the rights of our ordinary shares if preferred shares with rights senior to that of the ordinary shares are issued; and
•	may adversely affect prevailing market prices for our securities.

Similarly, if we issued debt securities, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;
•	covenants that limit our ability to acquire capital assets or make additional acquisitions; and
•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

Substantial resources could be expended in researching business combinations that are not consummated, which could materially adversely affect subsequent attempts to locate and consummate a business combination.

We anticipate the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and other third party fees and expenses. If we decide not to enter into an agreement with respect to a specific proposed business combination we have investigated, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control, such as public shareholders holding 30% or more of the shares sold in this offering voting against the business combination and opting to have us redeem their ordinary shares into a pro rata share of the trust account even if a majority of our shareholders approve the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and consummate a business combination.

We may have insufficient resources to cover our operating expenses and the expenses of consummating a business combination.

We have reserved approximately $200,000 from the proceeds of this offering and the private placement held outside the trust account and will have up to $1,050,000 of interest, after taxes, we may earn on funds in the trust account to cover our operating expenses for the next 36 months, to cover the expenses incurred in connection with a business combination and to cover expenses in connection with our dissolution if we do not complete a business combination in the allowed time. This amount is based on management’s estimates of the costs needed to fund our operations for the next 36 months, to consummate a business combination or dissolve. Those estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination, or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. In addition, the amounts available from interest earned on the proceeds held in the trust account will be dependent on the length of time since our initial public offering and prevailing interest rates. If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing, either from our management or the existing shareholders or from third parties. We may not be able to obtain additional financing and our existing shareholders and management are not obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing, we may be forced to dissolve and liquidate prior to consummating a business combination.

Our ability to successfully effect a business combination and to be successful afterwards will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate.

Our ability to successfully effect a business combination will be totally dependent upon the efforts of our management. We can give you no assurance that our executive officer or our directors will remain with us until we complete a business combination. In addition, the future role of these individuals following a business combination cannot presently be fully ascertained. It is likely that we may employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company as well as U.S. securities laws which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations. Moreover, our current management will only remain with the combined company if they negotiate to do so in connection with the negotiation of the business combination.

If we acquired a target business in an all-cash transaction, it would be more likely that current members of management would remain with us if they chose to do so. If a business combination were structured as a merger whereby the shareholders of the target company were to control the combined company following a business combination, it may be less likely management would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment or consulting agreement or other arrangement. The determination to remain as officers of the resulting business will be determined prior to the completion of the transaction and will depend upon the appropriateness or necessity of current management to remain. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business’ management, and negotiate as part of the business combination that certain members of current management remain if it is believed to be in the best interests of the combined company post-business combination. If management negotiates to be retained post-business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest.

None of our officers or directors has ever been associated with a blank check company, which could adversely affect our ability to consummate a business combination.

None of our officers or directors has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering and the private placement. Our management’s lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and force us to dissolve and liquidate the trust account to our public shareholders.

Our executive officers and directors may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs, hampering our ability to consummate a business combination.

Our executive officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. Our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

Our executive officers and directors may in the future become affiliated with other businesses, including other blank check companies, which could cause a conflict of interest as to which business they may present a viable acquisition opportunity.

None of our directors, officers or their affiliates has been or currently is a principal of, or affiliated or associated with, a blank check company. However, our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicting fiduciary obligations with regard to presenting certain potential business opportunities to those entities that may be of interest to us. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

All of our officers and directors, or their affiliates, own ordinary shares issued prior to this offering and will own warrants following this offering. These shares and warrants will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors, or their affiliates, beneficially own our ordinary shares that were issued prior to this offering. Additionally, these individuals or their affiliates have collectively agreed with the representative of the underwriters to purchase the founder warrants in a private placement to occur simultaneously with the closing of this offering. The ordinary shares and warrants owned by our executive officers and directors prior to this offering and their affiliates will be worthless if we do not consummate a business combination. The personal and financial interests of our executive officers and directors may influence their motivation in identifying and selecting a target business and completing a business combination on a timely basis. Consequently, our executive officer’s and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.

Since our existing shareholders will lose their entire investment in us if a business combination is not consummated and may be required to pay costs associated with our liquidation, our existing shareholders may purchase ordinary shares from shareholders who would otherwise choose to vote against the extended period or a proposed business combination and exercise their redemption rights in connection with such proposal to approve the extended period or proposed business combination.

Our existing shareholders or their affiliates own ordinary shares (which were purchased for an aggregate of $25,000) that will be worthless if we do not consummate a business combination. Given the interest that our existing shareholders have in a business combination being consummated, it is possible our existing shareholders will acquire additional securities from public shareholders (in the open market and/or in privately negotiated transactions) who have elected to redeem their ordinary shares in order to change their vote and ensure the business combination will be approved. At this time we have no indication any of our existing shareholders intend to do so. Although we do not know for certain the factors that would cause our existing shareholders to purchase such additional securities, we believe some of the factors they would consider are: (i) the trading price of our securities, (ii) their aggregate investment in our securities, (iii) whether it appears that a substantial number of public shareholders are voting against a proposed business combination, and (iv) their interest in the target business once the target business has been identified.

Any privately negotiated transaction with a shareholder would include a contractual acknowledgement that such shareholder, although still the record holder of our ordinary shares, is no longer the beneficial owner thereof and therefore agrees to vote such ordinary shares as directed by our existing shareholders. In the event our existing shareholders purchase shares in privately negotiated transactions from public shareholders who have already submitted proxies to vote against the proposal to approve the extended period or a proposed business combination and requested redemption of their shares, such selling shareholders would be required to revoke their prior proxies to vote against the proposal to approve the extended period or the proposed acquisition and to revoke their prior elections to redeem their shares and to cast new votes in favor of the proposal to approve the extended period or the proposed acquisition. The revocation of prior proxies to vote against the business combination and substitution therefor of votes in favor of the proposed acquisition would have the effect of reducing redemptions and increasing votes in favor of the proposal to approve the extended period or the proposed acquisition, thereby making it more likely that the proposal to approve the extended period or a proposed business combination would be approved.

Our existing shareholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent such expenses exceed the amount available outside the trust account (plus a portion of the interest earned on the amounts in the trust account released to us) unless the business combination is consummated, and therefore they may have a conflict of interest.

Our existing shareholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent such expenses exceed the amount available outside the trust account (plus a portion of the interest earned on the amounts in the trust account released to us), unless the business combination is consummated. The amount of available proceeds is based on management estimates of the capital needed to fund our operations for the next 24 months and to consummate a business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination, or if we expend a significant portion in pursuit of an acquisition which is not consummated. The financial interests of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the shareholders’ best interest. For instance, our executive officers and directors may, as part of any such combination, negotiate the repayment of some or all of their out-of-pocket expenses in excess of the amount in the trust account, which if not agreed to by the target business’ owners, could cause our executive officers and directors to view such potential business combination unfavorably, thereby resulting in a conflict of interest. As a result, our executive officers and directors may have a potential conflict of interest when determining whether or not a particular business combination is in the shareholders’ best interest.

We will not be required to obtain an opinion from an investment banking firm as to the fair market value of a proposed business combination if our board of directors independently determines the target business has sufficient fair market value.

The initial target business or businesses we acquire must have an aggregate fair market value equal to at least 80% of our net assets (less the deferred underwriting discount and commissions and taxes payable) at the time of such transaction. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with an aggregate fair market value in an amount considerably greater than 80% of our net assets (less the deferred underwriting discount and commissions and taxes payable) at the time of such transaction. We have not had any preliminary discussions, or made any agreements or arrangements, with respect to financing arrangements with any third party. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value, and the price for which comparable businesses have recently been sold. If our board is not able to independently determine whether the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, with respect to the satisfaction of such criteria. If we do not obtain such an opinion, you will be relying entirely on the judgment of our board of directors.

Our securities will be quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on a national exchange.

Our units and our ordinary shares and warrants will be traded in the over-the-counter market and will be quoted on the OTC Bulletin Board, a FINRA-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on a national exchange such as the Nasdaq Stock Market. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

Public shareholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group” will be restricted from seeking redemption rights with respect to more than 10% of the shares sold in this offering.

When we seek shareholder approval of the extended period or a proposed business combination, we will offer each public shareholder (but not our existing shareholders) the right to have his, her, or its ordinary shares redeemed for cash if the shareholder votes against the extended period or the business combination and the extended period or the business combination is approved and completed. Notwithstanding the foregoing, our memorandum and articles of association restricts a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” from seeking redemption rights in connection with the proposal to approve an extended period and the proposal to approve an initial business combination with respect to more than 10% of the shares sold in this offering. Accordingly, the number of shares redeemed by a shareholder in connection with the vote to approve an extended period and in connection with a vote to approve an initial business combination will be aggregated for purposes of this 10% limit.

As a result, if you purchase more than 10% of the shares sold in this offering and a proposed business combination is approved, you will not be able to seek redemption rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the ordinary shares will exceed the per-share redemption price.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Our business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition (less deferred underwriting discounts), although this may entail the simultaneous acquisitions of several operating businesses at the same time. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business; or
•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The terms on which we may effect a business combination can be expected to become less favorable as we approach our deadline to consummate a business combination.

Pursuant to our memorandum and articles of association, we must adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation and the distribution of our assets, including the funds held in the trust account, if we do not effect a business combination within 24 months (or 36 months in the event our shareholders approve the extended period) after the completion of this offering. We have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation and the distribution of our assets, including the funds held in the trust account, upon expiration of the time periods set forth above.

Any entity with which we negotiate, or attempt to negotiate, a business combination, will be aware of this time limitation and can be expected to negotiate accordingly. In such event, we may not be able to reach an agreement with any proposed target prior to such period and any agreement that is reached may be on terms less favorable to us than if we did not have the time period restrictions set forth above. Additionally, as expiration of the time period draws closer, we may not have the desired amount of negotiating leverage in the event any new information comes to light after entering into definitive agreements with any proposed target but prior to consummation of a business transaction.

Your only opportunity to evaluate and affect the decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our shareholders for approval.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our shareholders for approval. In addition, a proposal you vote against could still be approved if a sufficient number of public shareholders vote for the proposed business combination. Alternatively, a proposal you vote for could still be rejected if a sufficient number of public shareholders vote against the proposed business combination.

We will be dependent upon interest earned on the trust account to fund our search for a target company and consummation of a business combination.

Of the net proceeds of this offering and the private placement, only $200,000 to be available to us initially outside the trust account to fund our working capital requirements. We will be dependent upon sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to search for a target company and consummate a business combination. While we are entitled to up to $1,050,000 of the interest earned on the trust account, if interest rates were to decline substantially, we may not have sufficient funds available to complete a business combination. In such event, we would need to borrow funds from our insiders or others or be forced to liquidate.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further, the obligation we have to seek shareholder approval of a business combination may delay the consummation of a transaction, and our obligation to redeem for cash the ordinary shares held by public shareholders in certain instances may reduce the resources available for a business combination. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the private placement will be sufficient to allow us to consummate a business combination, since we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to redeem for cash a significant number of shares from dissenting shareholders (which in our case may be up to 30% of the shares held by public shareholders), we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would dissolve and liquidate the trust. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our executive officer, directors or shareholders is required to provide any financing to us in connection with or after a business combination.

We currently do not have an audit committee perform an independent review our financial statements.

Our board of directors does not have “independent directors” within the meaning of Rule 10A-3 promulgated under the Securities Exchange Act of 1934 and does not have a separately designated audit committee. Therefore, the entire board of directors acts as our audit committee and there will be no independent review of our financial statements by anyone other than our auditors.

Our existing shareholders, including our executive officers and directors, control a substantial interest in us and thus may influence certain actions requiring shareholder vote.

Upon consummation of our offering and the private placement, our existing shareholders (including our executive officers and directors) will collectively beneficially own 20% of our issued and outstanding ordinary shares. Any ordinary shares acquired by existing shareholders in this offering or by existing shareholders in the open market after this offering will be considered as part of the holding of the public shareholders and will have the same voting rights as other public shareholders with respect to a potential business combination, except that our executive officers and directors have agreed to vote such shares in favor of any business combination we propose to our shareholders. Accordingly, these purchases will have the effect of increasing the percentage of shares owned by our existing shareholders and make it more likely the shareholder vote to approve the business combination, or any other matter for which shareholder approval is sought, will be successful.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. Since we currently have only two directors, one of the classes does not currently have any directors in it. It is unlikely that there will be an annual meeting of shareholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing shareholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing shareholders will continue to exert control at least until the consummation of a business combination. In addition, our existing shareholders and their affiliates and relatives are not prohibited from purchasing more units in this offering or from purchasing additional securities in the open market. If they do, we cannot assure you that our existing shareholders will not have considerable influence upon the vote in connection with a business combination.

If our ordinary shares become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of less than $5,000,000 and our ordinary shares have a market price per share of less than $5.00, transactions in our ordinary shares may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;
•	receive the purchaser’s written agreement to a transaction prior to sale;
•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and
•	obtain a signed and dated acknowledgment from the purchaser demonstrating the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our ordinary shares become subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed and you may find it more difficult to sell our securities.

We will not be required to obtain an opinion from an investment banking firm as to the fair market value of a proposed business combination if our board of directors independently determines the target business has sufficient fair market value.

The initial target business or businesses we acquire must have an aggregate fair market value equal to at least 80% of our net assets (less the deferred underwriting discount and commissions and taxes payable) at the time of such transaction. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with an aggregate fair market value in an amount considerably greater than 80% of our net assets (less the deferred underwriting discount and commissions and taxes payable) at the time of such transaction. We have not had any preliminary discussions, or made any agreements or arrangements, with respect to financing arrangements with any third party. The fair market value of such business will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value, and the price for which comparable businesses have recently been sold. If our board is not able to independently determine whether the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, with respect to the satisfaction of such criteria. In no other circumstances will we be required to obtain this opinion.

Risks Related to Operations in China

Business combinations with companies with operations in China entail special considerations and risks. If we are successful in completing a business combination with a target business with operations in China, we will be subject to, and possibly adversely affected by, the following additional risks:

After a business combination, substantially all of our assets will likely be located in China and substantially all of our revenue will be derived from our operations in China. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in China.

The PRC’s economic, political and social conditions, as well as government policies, could affect our business. The PRC economy differs from the economies of most developed countries in many respects. China’s GDP has grown consistently since 1978 (National Bureau of Statistics of China). However, we cannot assure you that such growth will be sustained in the future. If in the future China’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate a business combination and if we effect a business combination, the ability of that target business to become profitable.

The PRC’s economic growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may have a negative effect on us, depending on the industry in which we engage in a business combination. For example, our financial condition and results of operations may be adversely affected by PRC government control over capital investments or changes in tax regulations that are applicable to a potential target business and a business combination.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the use of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over PRC economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. We cannot assure you that China’s economic, political or legal systems will not develop in a way that becomes detrimental to our business, results of operations and prospects.

A recent positive economic change has been the PRC’s entry into the World Trade Organization, or WTO, the sole global international organization dealing with the rules of trade between nations. It is believed that the PRC’s entry will ultimately result in a reduction on tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the United States. If actions are not taken to rectify these problems, trade relations may be strained and this may have a negative impact on China’s economy.

If relations between the United States and the PRC deteriorate, potential target businesses or their goods or services could become less attractive.

The relationship between the United States and the PRC is subject to sudden fluctuation and periodic tension. For instance, the United States recently announced its intention to impose new short-term quotas on Chinese clothing imports, which may be extended for several years. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the PRC in industries that may affect our ultimate target business. Relations may also be compromised if the U.S. becomes a more vocal advocate of Taiwan or proceeds to sell certain military weapons and technology to Taiwan. Changes in political conditions in the PRC and changes in the state of Sino-U.S. relations are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive.

Because Chinese law will govern almost all of any target business’ material agreements, we may not be able to enforce our rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities or capital.

Chinese law will govern almost all of our target business’ material agreements, may of which may be with Chinese governmental agencies. While we are not aware of any laws or regulations currently in effect that would limit our ability to consummate a business combination, we cannot assure you that changes in Chinese laws will not occur in the future. We also cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available outside of the PRC. The system of laws and the enforcement of existing laws and contracts in the PRC may not be as certain in implementation and interpretation as in the United States. The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. The inability to enforce or obtain a remedy under any of our future agreement should result in a significant loss of business, business opportunities or capital.

Investors may have difficulty enforcing their legal rights against our officers and directors who reside outside the United States.

Most of our existing officers and directors reside outside the United States. After the consummation of a business combination, most and perhaps all of our directors and officers may reside outside of the United States and substantially all of our assets will be located outside of the United States. As a result, investors in the United States may not be able to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicted upon civil liabilities and criminal penalties under Federal securities laws. Moreover, we have been advised that the PRC does not have treaties with the United States providing for the reciprocal recognition and enforcement of judgments of courts. Further, extradition treaties now in effect between the United States and the PRC are unclear as to whether effective enforcement of criminal penalties of the Federal securities laws would be permitted.

As a result of merger and acquisition regulations implemented on September 8, 2006 relating to acquisitions of assets and equity interests of Chinese companies by foreign persons, it is expected that acquisitions will take longer and be subject to economic scrutiny by the PRC government authorities such that we may not be able to complete a transaction.

On September 8, 2006, the Ministry of Commerce, together with several other government agencies, promulgated a comprehensive set of regulations governing the approval process by which a Chinese company may participate in an acquisition of its assets or its equity interests and by which a Chinese company may obtain public trading of its securities on a securities exchange outside the PRC. Although there was a complex series of regulations in place prior to September 8, 2006 for approval of Chinese enterprises that were administered by a combination of provincial and centralized agencies, the new regulations have largely centralized and expanded the approval process to the Ministry of Commerce (MOFCOM), the State Administration of Industry and Commerce (SAIC), the State Administration of Foreign Exchange (SAFE) or its branch offices, the State Asset Supervision and Administration Commission, and the China Securities Regulatory Commission (CSRC). Depending on the structure of the transaction as determined once a definitive agreement is executed, these regulations will require the Chinese parties to make a series of applications and supplemental applications to the aforementioned agencies, some of which must be made within strict time limits and depending on approvals from one or the other of the aforementioned agencies. The application process has been supplemented to require the presentation of economic data concerning a transaction, including appraisals of the business to be acquired and evaluations of the acquirer which will permit the government to assess the economics of a transaction in addition to the compliance with legal requirements. If obtained, approvals will have expiration dates by which a transaction must be completed. Also, completed transactions must be reported to MOFCOM and some of the other agencies within a short period after closing or be subject to an unwinding of the transaction. It is expected that compliance with the regulations will be more time consuming than in the past, will be more costly for the Chinese parties and will permit the government much more extensive evaluation and control over the terms of the transaction. Therefore, a business combination we propose may not be able to be completed because the terms of the transaction may not satisfy aspects of the approval process and may not be completed, even if approved, if they are not consummated within the time permitted by the approvals granted.

Because the September 8, 2006, PRC merger and acquisition regulations permit the government agencies to have scrutiny over the economics of an acquisition transaction and require consideration in a transaction to be paid within stated time limits, we may not be able to negotiate a transaction that is acceptable to our shareholders or sufficiently protect their interests in a transaction.

The regulations have introduced aspects of economic and substantive analysis of the target business and the acquirer and the terms of the transaction by MOFCOM and the other governing agencies through submissions of an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction as determined once a definitive agreement is executed. The regulations also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets. The regulations require that in certain transaction structures, the consideration must be paid within strict time periods, generally not in excess of a year. Because the Chinese authorities expressed concern with offshore transactions which redeemed domestic companies into foreign investment enterprises (FIEs) in order to take advantage of certain benefits, including reduced taxation, in China, regulations require new foreign sourced capital of not less than 25% of the domestic company’s post-acquisition capital in order to obtain FIE treatment. Accordingly, if a sufficient amount of foreign capital is not infused into the domestic company, it will not be eligible to obtain FIE treatment. In asset transactions there must be no harm of third parties and the public interest in the allocation of assets and liabilities being assumed or acquired. These aspects of the regulations will limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Therefore, we may not be able to negotiate a transaction with terms that will satisfy our investors and protect our shareholders interests in an acquisition of a Chinese business or assets.

The PRC merger and acquisition regulations of September 8, 2006, have introduced industry protection and antitrust aspects to the acquisition of Chinese companies and assets which may limit our ability to effect an acquisition.

Under the PRC merger and acquisition regulations, acquisitions of Chinese domestic companies relating to “important industries” that may affect the national economic security or result in the transfer of “actual control” of companies having “famous Chinese brand names” or “well established Chinese brand names” must be reported and approved by the Ministry of Commerce. The merger and acquisition regulations also provide for antitrust review requirements for certain large transactions or transactions involving large companies and roll-up transactions with the same effect in the relevant Chinese market. In addition, certain mergers and acquisitions among foreign companies occurring outside of the PRC could also be subject to antitrust review in China which is similar to United States anti-trust law concepts. The regulations use various economic tests to determine if the transaction has to be reported to MOFCOM which include (i) if any of the parties to the transaction has a turnover in the Chinese market of more than RMB 1,500,000,000, (ii) if in a transaction outside of the PRC, any party thereto has assets in the PRC of more than RMB 3,000,000,000, (iii) if any of the parties to the transaction, before its consummation, has control not less than 20% of the Chinese market, (iv) if any of the parties as a result of the transaction will control 25% of the Chinese market, (v) the foreign investor has acquired 10 or more enterprises in related industries in the PRC during the last year, or (vi) if in a transaction outside of the PRC results in the foreign entities acquiring 15 or more FIEs in related industries within the PRC. Exemptions may be sought from the MOFCOM and SAIC on the basis that: (i) the transaction will improve market competition, (ii) the transaction will restructure unprofitable entities and ensures employment, (iii) the transaction will introduce high technologies and increase international competitiveness, and (iv) the transaction will improve the environment. Notwithstanding the September 8, 2006, regulations, there is a draft anti-monopoly law being considered which may replace or supplement the above provisions. Any transaction that we contemplate will have to comply with these regulations and may require additional approval or abandonment if we are not able to satisfy the requirements of the governmental authorities. When we evaluate a potential transaction, we will consider the need to comply with these regulations which may result in our modifying or not pursuing a particular transaction.

Ambiguities in the regulations of September 8, 2006 may make it difficult for us to properly comply with all applicable rules and may affect our ability to consummate a business combination.

Although the merger and acquisition regulations provide specific requirements and procedures, there are many ambiguities which give the regulators great latitude in the approval process which will cause uncertainty in our ability to complete a transaction on a timely basis.

The merger and acquisition regulations set forth many requirements that have to be followed, but there are still many ambiguities in the meaning of many provisions. Although further regulations are anticipated in the future, until there has been clarification either by pronouncements, regulation or practice, there is some uncertainty in the scope of the regulations. Moreover, the ambiguities give the regulators wide latitude in the enforcement of the regulations and the transactions to which they may or may not apply. Therefore, we cannot predict the extent to which the regulations will apply to a transaction, and therefore, there may be uncertainty in whether or not a transaction will be completed until the approval process is under way or until the preliminary approvals are obtained. This may negatively impact our ability to consummate a business combination.

If the PRC imposes restrictions to reduce inflation, future economic growth in the PRC could be severely curtailed which could materially and adversely impact our profitability following a business combination.

While the economy of the PRC has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the supply of money and rising inflation. In order to control inflation in the past, the PRC has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Imposition of similar restrictions may lead to a slowing of economic growth and decrease the interest in the services or products we may ultimately offer leading to a material and adverse impact on our profitability.

Any devaluation of currencies used in the PRC could negatively impact our target business’ results of operations and any appreciation thereof could cause the cost of a target business as measured in dollars to increase.

Because our objective is to complete a business combination with a target business having significant operating facilities located in the PRC, and because substantially all revenues and income following a business combination would be received in a foreign currency such as Renminbi, the main currency used in the PRC, the dollar equivalent of our net assets and distributions, if any, would be adversely affected by reductions in the value of the Renminbi. The value of the Renminbi fluctuates and is affected by, among other things, changes in the PRC’s political and economic conditions. The redemption of Renminbi into foreign currencies such as the United States dollar has been generally based on rates set by the People’s Bank of China, which are set daily based on the previous day’s interbank foreign exchange market rates and current exchange rates on the world financial markets. Historically, China “pegged” its currency to the United States dollar. This meant that each unit of Chinese currency had a set ratio for which it could be exchanged for United States currency, as opposed to having a floating value like other countries’ currencies. Many countries argued that this system of keeping the Chinese currency low when compared to other countries gave Chinese companies an unfair price advantage over foreign companies. Due to mounting pressure from other countries, the PRC recently reformed its economic policies to establish a floating value for its currency. However, China recently adopted a floating rate with respect to the Renminbi, with a 0.5% fluctuation. As of ___, 2008, the exchange rate of the Renminbi was ____ against the United States dollar, amounting to a __% appreciation of the Renminbi. This floating exchange rate, and any appreciation of the Renminbi that may result from such rate, could cause the cost of a target business as measured in dollars to increase. Further, target companies may be adversely affected since the competitive advantages that existed as a result of the former policies will cease. We cannot assure you that a target business with which we consummate a business combination will be able to compete effectively with the new policies in place.

Fluctuations in the value of the Renminbi relative to foreign currencies could affect our operating results.

Following a business combination, our payroll and other costs of non-United States operations will be payable in foreign currencies, primarily Renminbi. To the extent future revenue is denominated in non-United States currencies, we would be subject to increased risks relating to foreign currency exchange rate fluctuations that could have a material adverse affect on our business, financial condition and operating results. The value of Renminbi against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. As our operations will be primarily in China, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert United States dollars into Chinese Renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Renminbi we convert would be reduced. Since July 2005, the exchange rate of the Renminbi has been based upon a booklet of major foreign currencies. The Chinese government recently announced that it is pegging the exchange rate of the Renminbi against a number of currencies, rather than just the United States dollar. Fluctuations in the Renminbi exchange rate could adversely affect our ability to find an attractive target business with which to consummate a business combination and to operate our business after a business combination.

Exchange controls that exist in the PRC may limit our ability to utilize our cash flow effectively following a business combination.

Following a business combination, we will be subject to the PRC’s rules and regulations on currency conversion. In the PRC, the State Administration for Foreign Exchange (SAFE) regulates the conversion of the Renminbi into foreign currencies. Currently, foreign investment enterprises (FIEs) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination, we will likely be an FIE as a result of our ownership structure. With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency conversion within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of the SAFE. We cannot assure you that the PRC regulatory authorities will not impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC.

If the PRC enacts regulations in our target business’ proposed industry segments which forbid or restrict foreign investment, our ability to consummate a business combination could be severely impaired.

Many of the rules and regulations that companies face in China are not explicitly communicated. If new laws or regulations forbid foreign investment in industries in which we want to complete a business combination, they could severely limit the candidate pool of potential target businesses. Additionally, if the relevant Chinese authorities find us or the target business with which we ultimately complete a business combination to be in violation of any existing or future Chinese laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;
•	revoking our business and other licenses;
•	requiring that we restructure our ownership or operations; and
•	requiring that we discontinue any portion or all of our business.

Recent regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that may limit or adversely effect our ability to acquire PRC companies.

Regulations were issued on October 21, 2005 by the SAFE (that replaced two previously issued regulations on January 24, 2005 and April 8, 2005, respectively) that will require approvals from, and registrations with, PRC government authorities in connection with direct or indirect offshore investment activities by PRC residents and PRC corporate entities. The SAFE regulations retroactively require approval and registration of direct or indirect investments previously made by PRC residents in offshore companies. In the event that a PRC shareholder with a direct or indirect stake in an offshore parent company fails to obtain the required SAFE approval and make the required registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Further, failure to comply with the various SAFE approval and registration requirements described above, as currently drafted, could result in liability under PRC law for foreign exchange evasion.

As a result of the lack of implementing rules, the uncertainty as to when the new draft regulations will take effect, and uncertainty concerning the reconciliation of the new regulations with other approval requirements, it remains unclear how these existing regulations, and any future legislation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. We are committed to complying with the relevant rules. As a result of the foregoing, we cannot assure you that we or the owners of the target business we intend to acquire, as the case may be, will be able to complete the necessary approval, filings and registrations for a proposed business combination. This may restrict our ability to implement our business combination strategy and adversely affect our operations.

Because Chinese law will govern almost all of any target business’ material agreements, we may not be able to enforce our rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities or capital.

Chinese law will govern almost all of our target business’ material agreements, many of which may be with Chinese governmental agencies. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available outside of the PRC. The system of laws and the enforcement of existing laws and contracts in the PRC may not be as certain in implementation and interpretation as in the United States. The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

If we acquire a target business through contractual arrangements with one or more operating businesses in China, such contracts may not be as effective in providing operational control as direct ownership of such businesses and may be difficult to enforce.

The government of the PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in certain industries. The industry groups that are restricted are wide ranging, including certain aspects of telecommunications, advertising, food production, and heavy equipment manufacturers, for example. In addition there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous Chinese brand names” or “well established Chinese brand names.” Subject to the review requirements of the Ministry of Commerce and other relevant agencies as discussed elsewhere for acquisitions of assets and companies in the PRC and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted Chinese parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company which may not be subject to the merger and acquisition regulations mentioned above since these types of arrangements typically do not involve a change of equity ownership in a PRC operating company, injure a third party or affect the social public interest. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who would be our nominees and, therefore, may exempt the transaction from the merger and acquisition regulations, including the application process required thereunder. However, since there has been limited implementation guidance provided with respect to the merger and acquisition regulations, there can be no assurance that the relevant government agency would not apply them to a business combination effected through contractual arrangements. If such an agency determines that such an application should have been made consequences may include levying fines, revoking business and other licenses, requiring restructure of ownership or operations and requiring discontinuation of any portion of all of the acquired business. These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under PRC law and regulation. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by Chinese law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in China. Accordingly, these contracts would be interpreted in accordance with Chinese law and any disputes would be resolved in accordance with Chinese legal procedures. Uncertainties in the Chinese legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control or receive the full economic benefits of full direct ownership over the target business.

If our management following a business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws which could lead to various regulatory issues.

Following a business combination, our management will likely resign from their positions as officers of the company and the management of the target business at the time of the business combination will remain in place. We cannot assure you that management of the target business will be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Because any target business with which we attempt to complete a business combination may be required to provide our shareholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, prospective target businesses may be limited.

In accordance with requirements of United States Federal securities laws, in order to seek shareholder approval of a business combination, a proposed target business may be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards. To the extent that a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards, we may not be able to complete a business combination with that proposed target business. These financial statement requirements may limit the pool of potential target businesses which we may acquire.

Risks Associated With This Offering

Our existing shareholders paid an aggregate of $25,000, or approximately $0.019 per share, for their shares purchased prior to this offering and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share of our ordinary shares and the pro forma net tangible book value per share of our ordinary shares after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing shareholders acquired their ordinary shares at a nominal price has contributed significantly to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 26.6% or $2.12 per share (the difference between the pro forma net tangible book value per share of $5.88, and the initial offering price of $8.00 per unit).

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

Subject to there being a current prospectus under the Securities Act of 1933 with respect to the ordinary shares issuable upon exercise of the warrants, we may redeem the warrants issued as a part of our units at any time after the warrants become exercisable in whole and not in part, at a price of $.01 per warrant, upon a minimum of 30 days’ prior written notice of redemption, if and only if, the last sales price of our ordinary shares equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price therefore at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. The founder warrants are not subject to redemption so long as the initial purchasers hold such warrants and, accordingly, will not be subject to these risks.

The ability of our shareholders to exercise their redemption rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek shareholder approval of any business combination, we will offer each public shareholder the right to have such shareholder’s ordinary shares redeemed for cash if the shareholder votes against the business combination and the business combination is approved and completed. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise such redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their redemption rights than we expect. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares underlying the warrants at the time that our warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case our warrant holders may not be able to exercise our warrants and the warrants may expire worthless.

Holders of our public warrants will be able to exercise the warrants only if (i) a current registration statement under the Securities Act of 1933 relating to our ordinary shares underlying the warrants is then effective and (ii) such shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the Warrant Agreement, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the shares underlying the warrants following completion of this offering to the extent required by federal securities laws, and we intend to comply with such undertaking, we cannot assure you that we will be able to do so. The value of the warrants may be greatly reduced if a registration statement covering the shares issuable upon the exercise of the warrants is not kept current. We are not obligated to pay cash or other consideration to the holders of the warrants in such circumstances and the warrants can become, and later expire, worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares underlying the units.

Because the founder warrants sold in the private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holder of these warrants will be able to exercise its warrants even if, at the time of exercise, a prospectus relating to the ordinary shares issuable upon exercise of such warrants is not current. As a result, the holder of the founder warrants purchased in the private placement will not have any restrictions with respect to the exercise of its warrants.

We cannot guarantee that we will be able to register the shares underlying the warrants under the applicable state securities laws, in which case the holders of such securities may not be able to exercise them.

We have agreed to use our reasonable efforts to register the shares underlying the warrants under the blue sky laws of the states of residence of the exercising warrant holders, to the extent an exemption is not available and if permitted by the blue sky laws of such jurisdictions. However, some states may not permit us to register the shares issuable upon exercise of our warrants for sale. The value of the warrants will be greatly reduced if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. We have no obligation to issue, cash, securities or other compensation in exchange for the warrants in the event that we are unable register the shares underlying the warrants under applicable state securities laws, and the warrants may expire unexercised and unredeemed. Holders of warrants who reside in jurisdictions in which the shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares underlying the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

Our outstanding warrants may have an adverse effect on the market price of our ordinary shares and make it more difficult to effect a business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase 4,500,000 ordinary shares. We will also issue an option to purchase 315,000 units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 315,000 warrants. In addition, our founding shareholders will purchase founder warrants to purchase an aggregate of 1,750,000 ordinary shares in the private placement. To the extent we issue ordinary shares to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of our issued and outstanding ordinary shares and potentially dilute the value of the shares issued to complete the business combination. Accordingly, our warrants and, if we undertake to do so, any options we issue, may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the ordinary shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and options are exercised, you may experience dilution to your holdings.

Any exercise by our existing shareholders of their registration rights may have an adverse effect on the market price of our ordinary shares, and the existence of these rights may make it more difficult to effect a business combination.

Our existing shareholders are entitled to require us to register the resale of their ordinary shares at any time after the date on which their shares are released from escrow, which, except in limited circumstances, will not be before one year from the consummation of a business combination. In addition, the holders of the founder warrants can require us to register those warrants and the underlying ordinary shares at any time after the founder warrants become exercisable by their terms. If our existing shareholders and the holders of the founder warrants exercise their registration rights with respect to all of their ordinary shares and warrants, then there will be an additional 1,125,000 ordinary shares (1,293,750 assuming forfeiture of shares if the over-allotment option is not exercised) and 1,750,000 warrants and/or up to 1,750,000 ordinary shares issued upon exercise of the founder warrants that will be eligible for trading in the public market. The presence of this additional number of securities eligible for trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the shareholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our securities.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

There is no market for our securities. Therefore, shareholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest which means they are at further risk if they invest. In addition, the price of our securities after the offering can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities, which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

Because we may be deemed to have no “independent” directors, actions taken and expenses incurred by our executive officers and directors on our behalf will generally not be subject to “independent” review.

Each of our directors, directly or through affiliated entities, owns our ordinary shares and, although no compensation will be paid to them for services rendered prior to or in connection with a business combination, they may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations and for out-of-pocket expenses incurred in connection with this offering. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors will be deemed “independent,” we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Although we believe that all actions taken by our directors on our behalf will be in our best interests, we cannot assure you that this will be the case. If actions are taken, or expenses are incurred, that are not in our best interests, it could have a material adverse effect on our business and operations and the price of our ordinary shares held by the public shareholders.

Because our initial shareholders’ initial equity investment was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by The North American Securities Administrators Association, Inc., an international organization devoted to investor protection, any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our promoters’ initial investment of $25,000 is less than the required $1,010,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. If the offering were disallowed in the state where you reside, and you acquired our securities (for example, if you previously lived in a state that allowed the offering but moved to one where it was disallowed), you might not be able to resell your securities. In addition, even if you do not reside in the state where the offering of our securities were disallowed, you would not be able to sell the securities to persons in states where the offering was disallowed, reducing the potential number of persons you would be able to sell to. Additionally, the initial equity investment made by the initial shareholders may not adequately protect investors.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are a company incorporated under the laws of the Cayman Islands, and substantially all of our assets will be located outside the United States. Our corporate affairs will be governed by our memorandum and articles of association, the Companies Law (as the same may be supplemented or amended from time to time) or the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

•	is given by a competent foreign court;
•	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;
•	is final;
•	is not in respect of taxes, a fine or a penalty; and
•	was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

If you are a retail investor rather than an institutional investor, you may purchase our securities in this offering only if you reside within Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, New York and Rhode Island and may engage in resale transactions only in those states and a limited number of other jurisdictions.

We have registered our securities, or have obtained an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, New York and Rhode Island. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. Institutional investors in every state except Idaho may purchase units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the ordinary shares and warrants comprising the units are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorable and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state.

We may become a passive foreign investment company (PFIC), which could result in adverse U.S. federal income tax consequences to U.S. investors.

In general, we will be classified as a PFIC for any taxable year in which either (1) at least 75% of our gross income is passive income or (2) at least 50% of the average value of our assets is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year during which a U.S. holder held our ordinary shares of warrants, the U.S. holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. We cannot assure you that we will not be a PFIC in the current or any future year. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. holders, see the section of this prospectus captioned “Taxation.”

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to the public	$36,000,000	$41,400,000
Gross proceeds from warrants offered in the private placement	1,750,000	1,750,000
Total	37,750,000	43,150,000
Offering expenses(1)
Underwriting discount(2)	1,440,000	1,656,000
Deferred underwriting discount(3)	1,080,000	1,242,000
Legal fees and expenses (including blue sky fees and expenses)	380,000	380,000
Printing and engraving expenses	125,000	125,000
Accounting fees and expenses	50,000	50,000
SEC registration fee	3,008	3,008
FINRA filing fee	8,155	8,155
Miscellaneous expenses	83,837	83,837
Total offering and placement expenses from the offering and the private placement	3,170,000	3,548,000
Net proceeds
Net proceeds not held in trust	200,000	200,000
Net proceeds held in trust for our benefit	34,380,000	39,402,000
Total net proceeds	34,580,000	39,602,000
Deferred underwriting discount held in trust(3)	1,080,000	1,242,000
Total amount held in trust	$35,460,000	$40,644,000

	Amount	Percentage of Total
Use of net proceeds not held in trust and up to $1,050,000 of after tax interest earned on the trust account that may be released to us
Due diligence, identification and research of prospective target businesses and reimbursement for out-of-pocket expenses of management	$400,000	32.0%
Legal, accounting and other expenses attendant to the structuring and negotiation of a business combination	270,000	21.6%
Payment for office space to Provident Management and for administrative and support services ($7,500 per month for up to 36 months)	270,000	21.6%
Legal and accounting fees relating to SEC reporting obligations	150,000	12.0%
Working capital to cover miscellaneous expenses, D&O insurance and reserves	160,000	12.8%
Total	$1,250,000	100.0%

(1)	A portion of the offering expenses have already been paid from a loan to us described below, including the SEC registration fee, the FINRA filing fee and legal and auditing expenses.
(2)	Represents 4.0% of the gross proceeds from the sale of the units in this offering.
(3)	Represents 3.0% of the gross proceeds from the sale of the units in this offering that will be paid to the underwriters only upon consummation of a business combination, less $0.24 for each share redeemed for cash in connection with our business combination. If a business combination is not consummated and we are liquidated, such amounts will be distributed among our public shareholders.

$35,460,000 or $40,644,000 if the underwriters’ over-allotment option is exercised in full, of net proceeds, including the proceeds of the private placement, will be placed in a trust account at __________ maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. Of this amount, $1,080,000 ($1,242,000 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters if and only if a business combination is consummated, less $0.24 for each share redeemed for cash in connection with our business combination. The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. Except as set forth below, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account (exclusive of any funds held for the benefit of the underwriters or used to pay shareholders who exercised their redemption rights) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business or to effect other acquisitions, as determined by our board of directors at that time. Because we do not have any specific business combination under consideration, it is impossible at this time to determine specifically how we would, following a business combination, use any proceeds held in the trust account which are not used to consummate such business combination. However, we may not use all of the funds remaining in the trust account in connection with a business combination, either because the consideration for the business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our share capital or debt securities. In that event, the remaining proceeds held in the trust account, as well as any other net proceeds not expended, will constitute working capital for our business after the business combination and will be available for use as determined by our board of directors at that time. While it is difficult to determine what the specific operating expenses of our business after completion of a business combination may be, we expect that they may include some or all of the following: capital expenditures, general ongoing expenses including overhead and payroll, costs involved in expanding markets and in developing strategic acquisitions or alliances. In addition, we may use any remaining proceeds held in the trust account to satisfy any unpaid reimbursable out-of-pocket expenses incurred by our officers and directors in connection with identifying or completing the business combination, as well as any unpaid finder’s fees or similar fees or compensation to the extent such expenses, fees, or compensation exceed the available proceeds not deposited in the trust account.

Under the terms of our investment management trust agreement we are permitted, at our discretion, from time to time as interest is earned and funds become available, to draw the following amounts from the interest accrued on the trust account: (i) taxes payable on interest earned; and (ii) up to $1,050,000 to fund our working capital. The remaining proceeds held in trust will not be released from the trust account until the earlier of the completion of a business combination or the liquidation of the trust account as part of any automatic dissolution and liquidation.

We have agreed to pay Provident Management, an affiliate of Nathan J. Mazurek, our Chairman of the Board, Chief Executive Officer and President, $7,500 per month for office space and general and administrative services including secretarial support until the earlier of our business combination, our liquidation or 36 months. We believe that such fee is at least as favorable as we could have obtained from an unaffiliated person. This agreement commences upon the date of this prospectus. Upon completion of a business combination or our liquidation, we will no longer be required to pay these monthly fees.

We intend to use the excess working capital shown above for director and officer liability insurance premiums, with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing shareholders in connection with activities on our behalf as described below. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs.

To the extent that our securities are used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

Parallax Power Components LLC, an affiliate of Nathan J. Mazurek, loaned us $100,000 pursuant to a promissory note. The proceeds of the loan evidenced by the note are being used to pay a portion of the expenses related to this offering. The note is non-interest bearing and is payable on the earlier of January 3, 2009, or the consummation of this offering.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above, should we choose to hold such amounts in a non-cash form, will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. According to the Federal Reserve Statistical Release dated January 28, 2008, referencing historical interest rate data which appears on the Federal Reserve website, U.S. Treasury Bills with four-week, three-month and six-month maturities were yielding, as of the week ended January 25, 2008, 2.07%, 2.26% and 2.32%, respectively. While we cannot assure you the balance of the trust account will be invested to yield these rates, we believe such rates are representative of those we may receive on the balance of the trust account. Up to $1,050,000 of the interest income derived from investment of these net proceeds during this period may be used to defray our general and administrative expenses, as well as to pay costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed and additional amounts may be used to pay our income tax obligations.

We expect due diligence of prospective target businesses will be performed by some or all of our officers and directors, and may include engaging market research firms and/or third party consultants. Our officers and directors will not receive compensation for their due diligence of prospective target businesses, but will be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities.

We may use a portion of the working capital, including any interest released to us from the trust account, to make a deposit, down payment or fund a “no shop” provision with respect to a business combination, although we do not have any current intention to do so. If we are ultimately required to forfeit such funds, we would have less funds available to us to conduct due diligence and pay other expenses related to finding another suitable business combination without borrowing funds. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 36 months, assuming that a business combination is not consummated during that time.

Other than the $7,500 aggregate per month administrative fees described above, no compensation will be paid to our executive officers, directors and advisors, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our existing shareholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations and for out-of-pocket expenses incurred in connection with this offering. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated in the above table “Working capital to cover miscellaneous expenses, D&O insurance and reserves.” In addition, reimbursement for such expenses will also be paid by us out of the interest on funds held in the trust account and distributable to us. To the extent that such out-of-pocket expenses exceed the available proceeds not deposited in the trust account or other funds available to us, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination, in which event this reimbursement obligation would in all likelihood be negotiated with the owners of a target business. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination. However, although it is our current belief that current management will remain associated with us following a business combination, their ability to do so is not expected to be a factor in determining which business combination to pursue.

A public shareholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account not previously released to us) only in the event of our automatic dissolution and liquidation upon our failure to complete a business combination within the allotted time or if that public shareholder were to seek to redeem such shares for cash in connection with a proposal to approve the extended period or a business combination which the public shareholder voted against and which we actually consummate. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

DILUTION

The difference between the public offering price per share of our ordinary shares, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our ordinary shares after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of ordinary shares is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be redeemed for an interest in the trust fund), by the number of shares of outstanding ordinary shares (assuming no exercise of the underwriters’ over-allotment option and the resulting forfeiture of the 168,750 shares).

At January 25, 2008, our net tangible book value was a deficiency of ($16,000), or approximately ($0.01) per ordinary share. After giving effect to the sale of 4,500,000 ordinary shares included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 1,349,999 ordinary shares which may be redeemed for an interest in the trust account) at January 25, 2008 would be $24,290,108 or $5.88 per ordinary share, representing an immediate increase in net tangible book value of $5.89 per ordinary share to the existing shareholders and an immediate dilution of $2.12 per ordinary share or 26.6% to new investors not exercising their redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $10,637,992 less than it otherwise would have been because if we effect a business combination, the redemption rights to the public shareholders may result in the redemption of an interest in the trust fund of up to approximately 29.99% of the aggregate number of the ordinary shares sold in this offering at a per share redemption price equal to the amount in the trust account as of the date of the special meeting of shareholders called for the purpose of approving the extended period, or two business days before consummation of the business combination, inclusive of any interest not previously released to us, divided by the number of ordinary shares sold in this offering.

The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units (actual dilution to investors may be significantly higher as a result of the exercise of these warrants):

Public offering price		$8.00
Net tangible book value before this offering(1)	$(0.01)
Increase attributable to new investors	5.89
Pro forma net tangible book value after this offering		5.88
Dilution to new investors		$2.12

The following table sets forth information with respect to our existing shareholders and the new investors:

	Shares Purchased			Total Consideration		Average Price Per Share
	Number		Percentage	Amount	Percentage
Existing shareholders	1,125,000	(1)	20.0%	$25,000	.07%	$0.022
New investors	4,500,000		80.0%	$36,000,000	99.93%	$8.00
	5,625,000		100.0%	$36,025,000	100.00%

(1)	Does not include (i) shares underlying the 1,750,000 founder warrants to be purchased in the private placement or (ii) 168,750 shares that will be forfeited by our founding shareholders on a pro rata basis to the extent that the underwriters do not exercise their over-allotment option in full.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering	$(16,000)
Net proceeds from this offering and the private placement(1)	35,660,000
Offering costs accrued for or paid in advance and excluded from tangible book value before this offering	40,000
Proceeds from option sold to underwriter	100
Deferred underwriting compensation included in proceeds held in trust subject to redemption for cash	(756,000)
Less: Proceeds held in trust subject to redemption for cash(2)	(10,637,992)
$24,290,108
Denominator:
Ordinary shares outstanding prior to the offering(3)	1,125,000
Ordinary shares included in the units offered in this offering	4,500,000
Ordinary shares subject to forfeiture(4)	(140,625)
Less: Shares subject to redemption(4)	(1,349,999)
4,134,376

(1)	This amount is net of all offering expenses including the deferred portion of the underwriting compensation.
(2)	This amount includes the deferred underwriting compensation of $0.24 per share.
(3)	Does not include the maximum of 168,750 shares that will be forfeited, as necessary, by our founding shareholders to ensure that the number of shares they hold prior to this offering equals 20% of the outstanding ordinary shares after this offering and the exercise, if any, of the underwriters’ over-allotment option if the underwriters do not exercise their over-allotment option.
(4)	Reflects the possible forfeiture of up to 140,625 shares by our founding shareholders in the event, and to the extent, that holders of up to 1,349,999 of the shares sold in this offering exercise their redemption rights.

CAPITALIZATION

The following table sets forth our capitalization at January 25, 2008 and as adjusted to give effect to the private placement, the sale of our units and the application of the estimated net proceeds derived from the sale of our units in this offering and the founder warrants in the private placement. The actual shareholders’ equity data as of January 25, 2008 is derived from our audited financial statements. The as adjusted shareholders’ equity data is unaudited.

	January 25, 2008
	Actual	As Adjusted
	(restated)
Note payable to shareholder(1)	$100,000	$—
Deferred underwriting discount ($0.24 per share)(2)		756,000
Value of ordinary shares which may be redeemed for an interest in the trust fund, as adjusted ($7.88 per share)(3)		10,637,992
Shareholders’ equity:
Preferred shares, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding
Ordinary shares, $0.0001 par value, 15,000,000 shares authorized; 1,125,000 shares issued and outstanding; 4,134,376 shares issued and outstanding (excluding 1,349,999 shares subject to possible redemption and up to 140,625 shares subject to forfeiture), as adjusted(3)	113	413
Additional paid-in capital(4)	24,887	24,290,695
Deficit accumulated during the development stage	(1,000)	(1,000)
Total shareholders’ equity	$24,000	$24,290,108
Total capitalization	$124,000	$35,684,100

(1)	Amounts loaned pursuant to the promissory note issued to our existing shareholders are due on the earlier of January 3, 2009 or the consummation of this offering.
(2)	Excludes $324,000 of deferred underwriting compensation that is subject to forfeiture in the event of a 29.99% redemption.
(3)	If we consummate a business combination, the redemption rights afforded to our public shareholders may result in the redemption for cash of up to approximately 29.99% of the aggregate number of ordinary shares sold, or 1,349,999 shares, in this offering at a per share redemption price equal to the amount in the trust account, inclusive of any accrued interest earned on their portion of the trust account not previously distributed to us or necessary to pay our income tax obligations, as of the date of the special meeting of shareholders called for the purpose of approving the extended period, or two business days prior to the proposed consummation of a business combination, divided by the number of ordinary shares sold in this offering. In the event that holders of more than 20% of the ordinary shares sold in this offering elect to redeem their shares, our existing shareholders have agreed to forfeit that number of shares (up to a maximum of 140,625) that will result in the number of shares owned by them prior to this offering collectively being no more than 23.81% of our outstanding ordinary shares immediately prior to the consummation of such business combination after giving effect to the redemption (without regard to any open market purchases or private purchase of units directly from us, as set forth elsewhere herein). The “as adjusted” number assumes the underwriters have not exercised their over-allotment option and that 168,750 of the currently outstanding shares have been forfeited by our founding shareholders.
(4)	This “as adjusted” amount includes the $1,750,000 to be paid by our founding shareholders in connection with the purchase of the founder warrants.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on January 3, 2008 for the purpose of acquiring, through a merger, stock exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or other similar business combination, or control through contractual arrangements, an operating business having significant operations in the People’s Republic of China. We intend to utilize cash derived from the proceeds of this offering and the private placement, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our shareholders;
•	may subordinate the rights of holders of ordinary shares if preferred shares are issued with rights senior to those afforded to our ordinary shares;
•	could cause a change in control if a substantial number of our ordinary shares are issued and, in the event of a change of control, may also result in the resignation or removal of one or more of our present executive officers and directors; and
•	may adversely affect prevailing market prices for our securities.

Similarly, if we issued debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;
•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding;
•	covenants that limit our ability to acquire capital assets or make additional acquisitions;
•	our inability to pay dividends on our ordinary shares;
•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares, working capital, capital expenditures, acquisitions and other general corporate purposes;
•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and
•	limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and other disadvantages compared to our competitors who have less debt.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units in this offering and the sale of warrants in the private placement, after deducting offering expenses of approximately $3,170,000 (or $3,548,000 if the underwriters’ over-allotment option is exercised in full) including underwriting discounts of $2,520,000 (or $2,898,000 if the underwriters’ over-allotment option is exercised in full), will be approximately $34,580,000 (or $39,602,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $34,380,000

(or $39,402,000 if the underwriters’ over-allotment option is exercised in full) will be held in trust and the remaining $200,000 will not be held in trust. We intend to use substantially all of the net proceeds of this offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination, including the payment of legal and accounting expenses and advisory and investment banking fees payable in connection with the business combination. In addition, the underwriters have agreed to defer $1,080,000 ($1,242,000 if the underwriters exercise their over-allotment option in full) of their commissions and discounts. Such deferred compensation will also be placed into the trust account and paid to our shareholders on a pro rata basis in the event some shareholders exercise their redemption rights in the event of a business combination or in the event of our liquidation. The underwriters will only receive the deferred underwriting compensation if a business combination is consummated (as such amount would be reduced by payments made to redeeming shareholders). Funds held in the trust account for our benefit would only be used to pay such expenses and fees upon the consummation of a business combination, and, except for up to $1,050,000 of interest earned on the trust account that may be released to us to fund our working capital requirements and amounts released to us to pay any income tax obligations, would not otherwise be available to us. To the extent that our securities are used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account (excluding the deferred fee to be paid to the underwriters upon consummation of a business combination, amounts payable to any shareholders who exercise their redemption rights and expenses associated with the business combination that are in excess of the amounts not held in trust), will be available for use as determined by our board of directors at that time. While it is difficult to determine what the specific operating expenses of our business after completion of a business combination may be, we expect that they may include some or all of the following: capital expenditures, general ongoing expenses including overhead and payroll, costs involved in expanding markets and in developing strategic acquisitions or alliances. In addition, we may use any remaining proceeds held in the trust account to satisfy any unpaid reimbursable out-of-pocket expenses incurred by our officers and directors in connection with identifying or completing the business combination, as well as any unpaid finder’s fees or similar fees or compensation to the extent such expenses, fees, or compensation exceed the available proceeds not deposited in the trust account.

Our founding shareholders have collectively agreed to purchase a combined total of 1,750,000 warrants simultaneously with the closing of this offering at a price of $1.00 per warrant for a total of $1,750,000. We have determined, based on a review of the trading price of the public warrants of other blank check companies similar to us, that the purchase price of $1.00 per founder warrant would be not less than the approximate fair value of such warrants on the date of issuance. Therefore, we will not record compensation expense upon the sale of the founder warrants.

To the extent we complete this offering, we have agreed to sell to the representative of the underwriters, or their designees, for $100, an option to purchase up to a total 315,000 units. The units issuable upon exercise of this option are identical to those being sold in this offering. The representative’s unit purchase option is exercisable for cash or on a cashless basis at $8.00 per unit commencing one year from the date of the prospectus and it expires five years from the date of the prospectus. The option may only be exercised by the option holder and cannot be redeemed for cash by us or the option holder.

The sale of the option will be accounted for as a cost attributable to the proposed offering. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. This option will be valued at the date of issuance; however, for illustrative purposes, at January 25, 2008 we estimate that the fair value of this option is approximately $1,084,000 using a Black-Scholes option-pricing model. The fair value of the option granted to the representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 45.2%, (2) risk-free interest rate of 2.8% and (3) expected life of 5 years. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we automatically dissolve and subsequently liquidate our trust account, the option will become worthless.

The public warrants and the founder warrants are not subject to net cash settlement in the event we are unable to maintain an effective Securities Act of 1933 registration statement. We must use best efforts to file and maintain the effectiveness of the registration statement for the warrants set forth above. Except for the founder warrants, all such warrants are only exercisable to the extent we are able to maintain such effectiveness. If a holder of public warrants does not, or is not able to, exercise such warrants, such warrants will expire worthless. Since we are not required to net cash settle the warrants or the unit purchase option, liability classification is not required under EITF 00-19. We will therefore account for the warrants as equity.

We believe that, upon consummation of this offering, the $200,000 of net proceeds not held in the trust account plus the up to $1,050,000 of interest earned on the trust account balance that may be released to us to fund our working capital requirements, as well as any amounts necessary to pay our income tax obligations, will be sufficient to allow us to operate for at least the next 36 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $270,000 of expenses for legal, accounting and other expenses attendant to the structuring and negotiating of a business combination, $400,000 for due diligence, identification and research of prospective target businesses and reimbursement for out-of-pocket expenses to management, $270,000 for administrative services and support (up to $7,500 per month for 36 months), $150,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $160,000 for general working capital that will be used for miscellaneous expenses and reserves, including director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a fundraising simultaneously with the consummation of a business combination.

On January 3, 2008, Parallax Power Components LLC, an affiliate of Nathan J. Mazurek, loaned us $100,000 evidenced by a non-interest bearing promissory note. The note is payable on the earlier of January 3, 2009 or the date this offering is consummated. The proceeds of this loan will be used to pay a portion of the expenses related to this offering. We intend to repay this loan from the proceeds of this offering not held in trust.

We will seek shareholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require shareholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote the ordinary shares owned by them immediately before this offering in accordance with the majority of the ordinary shares voted by the public shareholders. Any ordinary shares acquired in the aftermarket by existing shareholders and their designees will be voted in favor of the business combination. We will proceed with a business combination only if a majority of the ordinary shares cast at the meeting are voted in favor of the business combination and public shareholders owning less than 30% of the shares sold in this offering exercise their redemption rights on a cumulative basis described herein. Voting against the business combination alone will not result in redemption of a shareholder’s shares into a pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described below. Even if less than 30% of the shareholders exercise their redemption rights, we may be unable to consummate a business combination if such redemption leaves us with funds less than an aggregate fair market value equal to at least 80% of our net assets (less the deferred underwriting discount and commissions and taxes payable) at the time of such transaction which amount is required for our initial business combination. In such event, we may be forced to either find additional financing to consummate such a business combination, consummate a different business combination or liquidate and dissolve.

PROPOSED BUSINESS

Introduction

We are a recently organized Cayman Islands blank check company incorporated as an exempted company with limited liability on January 3, 2008 in order to serve as a vehicle for the acquisition of an operating business in the PRC. Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands. Our efforts in identifying a prospective target business will not be limited to a particular industry although we intend to focus on the electrical equipment and components industry. To date, our efforts have been limited to organizational activities and activities relating to this offering and we have not acquired any business operations. Further, we do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

According to the National Bureau of Statistics of China, aggregate sales in the electrical equipment industry in China totaled $126.4 billion in 2006, a 35.7% increase over 2005. The three main segments of the industry as tracked by the National Bureau of Statistics, generation equipment; transmission, distribution and control equipment; and electrical wires and cables, accounted for $20.4 billion, $49.1 billion and $56.8 billion of sales in 2006, respectively. Demand for electrical equipment in China has been driven primarily by domestic economic growth, particularly in the industrial sector, and by increasing demand for electric power among consumers. According to The World Factbook published by the United States Central Intelligence Agency, electricity consumption per capita in China was 2,163 kilowatt hours in 2006, a 13.4% increase over the prior year, as compared to 12,675 kilowatt hours per capita electricity consumption in the United States in 2006. From an electricity supply standpoint, according to the International Energy Agency (IEA) in its World Energy Outlook 2007 report, China will need to add more than 1,300 gigawatts of new electricity generation capacity by 2030, or more than the entire installed capacity of the United States today.

Outside of China, and particularly in North America, we believe there is a growing need to replace aging electrical infrastructures that will require significant investment to maintain system reliability, a portion of which will be satisfied through the purchase of equipment and components manufactured in China. Our officers believe that there will be opportunities to assist potential target businesses to participate in the emerging export market for electrical equipment and components, thereby also elevating such company's competitive stature in the domestic market. Our officers have successfully collaborated with each other since 2005 when one of the companies controlled by Mr. Mazurek completed a factory acquisition from Ningbo Shine Electrical Co. Ltd., a Chinese manufacturer of AC film capacitors.

Our efforts in identifying a prospective target business will not be limited to a particular industry although we intend to focus on the electrical equipment and components industry in China. Among the areas of particular interest to us are businesses engaged in:

•	oil-filled and cast resin transformers;
•	power transformers;
•	distribution transformers;
•	switchgear;
•	circuit breakers and circuit breaker related equipment;
•	fuses and fuse related equipment;
•	power factor correction equipment;
•	wire and cable equipment; and
•	electronic protection, distribution and control components.

We will seek to capitalize on the significant acquisition and operational experience of our officers to locate potential target businesses, evaluate those businesses and execute a business combination. Our three executive officers have over 50 years of collective experience in the electrical equipment and Icomponents industry and more than 35 years of experience in owning and managing businesses in the People’s Republic of China. In addition, our executive officers share a history of collaborating to identify, negotiate and successfully complete an acquisition in China.

Nathan J. Mazurek, our Chairman of the Board, Chief Executive Officer and President, has been directly involved in over 20 consummated acquisition, divestiture, joint venture and investment transactions involving his companies, their factories and product lines in the electrical equipment and components industry. In 1988, Mr. Mazurek formed American Circuit Breaker Corporation (ACBC) to acquire certain manufacturing assets from Challenger Electrical Equipment Corp. Since 1988, Mr. Mazurek has managed the profitability and strategic direction of ACBC through a series of operational expansions and consolidations in transactions that involved General Electric, Siemens Corporation and Lucky Goldstar, among others. Since 1995, Mr. Mazurek has been President of Pioneer Transformers Ltd., a Canadian producer of oil filled transformers whose assets he purchased from Schneider Electric of Canada. In 2001, Mr. Mazurek established Parallax Power Components, LLC for the acquisition of three divisions from MagneTek, Inc. which were engaged in the manufacture of magnetic, AC-DC converter and capacitor products. In 2002, Parallax completed the acquisition of Aerovox Incorporated’s film capacitor business, and thereafter, combined each company’s U.S. capacitor manufacturing operations into a single location operating under the Aerovox brand. In 2005, Mr. Mazurek completed the sale of Aerovox to Buckingham Capital Partners, a New York City-based private equity firm.

Margaret Wong, our Vice Chairman of the Board and Executive Vice President, has been conducting business in China for over 20 years and is a recognized business entrepreneur and advocate in the areas of Sino-American trade and cultural relations through her past and present roles as Board Member of the California Chamber of Commerce International Committee and as Advisor to the California Asian Chamber of Commerce, among others. In 1984, Ms. Wong founded McWong International, Inc. and since that time has used her extensive network and experience in China to grow the company into a major manufacturer and distributor of electrical and lighting products. In 1997, Ms. Wong founded McWong Environmental and Energy Group (MEEG), which specializes in the export of environmental and energy related technology and equipment for wastewater treatment projects in China. The companies Ms. Wong controls in China encompass two offices, multiple factories and over 1,000 employees.

Alex Ping Zhang, our Vice President, has over 15 years of management and operating experience in China, where he currently resides. Prior to founding MEEG with Ms. Wong, Mr. Zhang established business operations in China for Alanco Environmental Resources Corp. by introducing and applying U.S. chemical processing technology to Chinese businesses. In addition, as a member of the American Chamber of Commerce in Shanghai, Mr. Zhang actively works to enhance economic cooperation and participate in business opportunities between the U.S. and China.

Opportunities for market expansion have emerged for businesses with operations in China due to certain changes in the PRC’s political, economic and social policies as well as certain fundamental changes affecting the PRC and its neighboring countries. We believe that China represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for several reasons, including:

•	prolonged economic expansion within China, including gross domestic product growth of approximately 9% on average over the last 25 years, including 9.5% in 2004, 9.9% in 2005, 10.7% in 2006, with a projected rate of 10.9% for 2007 (National Bureau of Statistics of China);
•	favorable labor rates and efficient, low-cost manufacturing capabilities;
•	the recent entry of China into the World Trade Organization, the sole global international organization dealing with the rules of trade between nations, which may lead to a reduction on tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the United States; and
•	the fact that China’s public equity markets are not as well developed and active as the equity markets within the United States and are characterized by companies with relatively small market capitalizations and low trading volumes, thereby causing Chinese companies to attempt to be listed on the United States equity markets.

We believe that these factors and others should enable us to acquire a target business with growth potential on favorable terms.

Government Regulations

Government Regulations Relating to Foreign Exchange Controls

The principal regulation governing foreign exchange in China is the Foreign Currency Administration Rules (IPPS), as amended. Under these rules, the Renminbi, China’s currency, is freely redeemable for trade and service related foreign exchange transactions (such as normal purchases and sales of goods and services from providers in foreign countries), but not for direct investment, loan or investment in securities outside of China unless the prior approval of the State Administration for Foreign Exchange (“SAFE”) of China is obtained. Foreign investment enterprises (“FIEs”) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination, involving a change of equity ownership of a PRC operating entity or through contractual arrangements with a PRC operating entity. Our subsidiary will likely be an FIE as a result of our ownership structure. With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency translation within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, redemption of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of the SAFE. This prior approval may delay or impair our ability to operate following a business combination. On November 21, 2005, the SAFE issued Circular No. 75 on “Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Corporate Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles.” Circular No. 75 confirms that the use of offshore special purpose vehicles as holding companies for PRC investments are permitted as long as proper foreign exchange registrations are made with the SAFE.

Government Regulations Relating to Taxation

Until recently, the PRC domestic corporate income tax rate was 33%, and foreign invested companies were eligible for tax incentives, depending on their sectors and locations. However, as part of the recent government policy to improve the level and quality of foreign investment, China adopted the PRC Enterprise Income Tax Law and its Implementing Regulations on March 16, 2007 which became effective as of January 1, 2008. The Implementing Regulations of the Enterprise Income Tax Law were promulgated by the State Council on December 6, 2007 and became effective as of January 1, 2008. The new law unifies the income tax rate for domestic and foreign invested enterprises at 25%. All companies incorporated in China, regardless of type, ownership or location will be subject to the same tax rate, although some preferential rates will still apply to encourage the development of certain sectors, such as hi-tech enterprises, agriculture and fishery. Businesses who received preferential rates under the old system will have five years to integrate into the new system. Tax incentives will remain available for investments in the west and north-east of the country and in high-technology industries.

Regulation of Foreign Currency Exchange and Dividend Distribution

Foreign Currency Exchange. Foreign currency exchange in China is governed by a series of regulations, including the Foreign Currency Administrative Rules (1996), as amended, and the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), as amended. Under these regulations, the Renminbi is freely redeemable for trade and service-related foreign exchange transactions, but not for direct investment, loans or investments in securities outside China without the prior approval of the SAFE. Pursuant to the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange, foreign-invested enterprises in China may purchase foreign exchange without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange, subject to a cap approved by SAFE, to satisfy foreign exchange liabilities or to pay dividends. However, the relevant Chinese government authorities may limit or eliminate the ability of foreign-invested enterprises to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from SAFE.

Regulation of Foreign Exchange in Certain Onshore and Offshore Transactions. Pursuant to recent regulations issued by the SAFE, PRC residents are required to register with and receive approvals from SAFE in connection with offshore investment activities. SAFE has stated that the purpose of these regulations is to ensure the proper balance of foreign exchange and the standardization of the cross-border flow of funds.

On October 21, 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or Notice 75, which became effective as of November 1, 2005.

According to Notice 75:

•	prior to establishing or assuming control of an offshore company for the purpose of financing that offshore company with assets or equity interests in an onshore enterprise in the PRC, each PRC resident, whether a natural or legal person, must complete the overseas investment foreign exchange registration procedures with the relevant local SAFE branch;
•	an amendment to the registration with the local SAFE branch is required to be filed by any PRC resident that directly or indirectly holds interests in that offshore company upon either (1) the injection of equity interests or assets of an onshore enterprise to the offshore company, or (2) the completion of any overseas fund raising by such offshore company; and
•	an amendment to the registration with the local SAFE branch is also required to be filed by such PRC resident when there is any material change involving a change in the capital of the offshore company, such as (1) an increase or decrease in its capital, (2) a transfer or swap of shares, (3) a merger or division, (4) a long term equity or debt investment, or (5) the creation of any security interests over the relevant assets located in China.

Moreover, Notice 75 applies retroactively. As a result, PRC residents who have established or acquired control of offshore companies that have made onshore investments in the PRC in the past are required to complete the relevant overseas investment foreign exchange registration procedures by March 31, 2006. Under the relevant rules, failure to comply with the registration procedures set forth in Notice 75 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliate and the capital inflow from the offshore entity, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

As a Cayman Islands company, and therefore a foreign entity, if we purchase the assets or equity interests of a PRC company owned by PRC residents, such PRC residents will be subject to the registration procedures described in the regulations as currently drafted. Moreover, PRC residents who are beneficial holders of our shares are required to register with SAFE in connection with their investment in us.

As a result of the lack of implementing rules, other uncertainties concerning how the existing SAFE regulations will be interpreted or implemented, and uncertainty as to when the new regulations will take effect, we cannot predict how they will affect our business operations following a business combination. For example, our ability to conduct foreign exchange activities following a business combination, such as remittance of dividends and foreign-currency-denominated borrowings, may be subject to compliance with the SAFE registration requirements by such PRC residents, over whom we have no control. In addition, we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the SAFE regulations. We will require all our shareholders, following a business combination, who are PRC residents to comply with any SAFE registration requirements, although we have no control over either our shareholders or the outcome of such registration procedures. Such uncertainties may restrict our ability to implement our acquisition strategy and adversely affect our business and prospects following a business combination.

Dividend Distribution. The principal laws and regulations in China governing distribution of dividends by foreign-invested companies include:

•	The Sino-foreign Equity Joint Venture Law (1979), as amended;
•	The Regulations for the Implementation of the Sino-foreign Equity Joint Venture Law (1983), as amended;
•	The Sino-foreign Cooperative Enterprise Law (1988), as amended;
•	The Detailed Rules for the Implementation of the Sino-foreign Cooperative Enterprise Law (1995), as amended;
•	The Foreign Investment Enterprise Law (1986), as amended; and
•	The Regulations of Implementation of the Foreign Investment Enterprise Law (1990), as amended.

Under these regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, wholly foreign-owned enterprises in China are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless such reserve funds have reached 50% of their respective registered capital. These reserves are not distributable as cash dividends.

Regulation of Foreign Investors’ Merging Chinese Enterprises

On August 8, 2006, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, State Administration of Taxation, State Administration for Industry and Commerce, China Securities Regulatory Commission and State Administration of Foreign Exchange jointly promulgated the Provisions for Foreign Investors to Merge Domestic Enterprises, which became effective September 8, 2006, replacing the Interim Provisions for Foreign Investors to Merge Domestic Enterprises issued in March 2003 by four authorities, the Ministry of Foreign Trade and Economic Cooperation, State Administration of Taxation, State Administration for Industry and Commerce and State Administration of Foreign Exchange. The State-owned Assets Supervision and Administration Commission and China Securities Regulatory Commission newly join the regulation promulgation.

The requirements and approval procedures for the Equity Acquisition and Assets Acquisition remains unchanged as those in the interim regulation. The new regulation adds one chapter on the acquisition with equity as the consideration including one section on the special purpose company. This chapter stipulated the relevant conditions and approval procedures in detail making such acquisitions workable. The currently mandatory requirement for the submission of fund remittance into China will be changed.

The Anti-monopoly Chapter in the new regulation is more or less the same as the existing interim regulation, although Chinese government is recently tightening such control.

We cannot predict how such regulations especially the anti-monopoly examination will affect our future completion of a business combination. However, we are confident our strong and in-depth understanding of Chinese market would help us minimize the negative impacts.

Use of Contractual Arrangements

The government of the PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in certain industries. The industry groups that are restricted are wide ranging, including certain aspects of telecommunications, advertising, food production, and heavy equipment manufacturers, for example. In addition there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous Chinese brand names” or “well established Chinese brand names.” Subject to the review requirements of the Ministry of Commerce and other relevant agencies as discussed elsewhere for acquisitions of assets and companies in the PRC and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted Chinese parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who would be our nominees. These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under PRC law and regulation. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering and the private placement are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth.

We Have Not Identified a Target Business or Target Industry

To date, we have not selected any target business on which to concentrate our search for a business combination. None of our officers, directors, promoters and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible business combination with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms or at all.

Subject to the limitations that a target business have its principal operations in the People’s Republic of China and have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

After the consummation of this offering, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. We expect sources to become aware that we are seeking a business combination candidate by a variety of means, such as publicly available information relating to this offering, and public relations and marketing efforts. Sources will be contacted directly by management following completion of the offering. Our existing shareholders, officers and directors as well as their affiliates may also bring to our attention target business candidates. While we do not presently have any arrangements with professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee, retainer or other compensation. In no event, however, will we or any target company pay any of our existing executive officers or directors or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination.

Selection of a Target Business and Structuring of a Business Combination

Subject to the requirement that our initial business combination must be with a target business having its principal operations in the People’s Republic of China and a fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	financial condition and results of operation;
•	growth potential;
•	experience and skill of management and availability of additional personnel;
•	capital requirements;
•	competitive position;
•	barriers to entry into other industries;
•	stage of development of the products, processes or services;
•	degree of current or potential market acceptance of the products, processes or services;
•	proprietary features and degree of intellectual property or other protection of the products, processes or services;
•	regulatory environment of the industry; and
•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us. Nevertheless, upon the completion of such due diligence, we may consummate a business combination with a business target which does not possess the foregoing characteristics. The circumstances that would lead management to consider entering into a business combination with a target business that does not meet the foregoing criteria would include management’s judgment that positive mitigating or offsetting factors are present. For example, we may choose to complete a business combination with a business that has not had recent positive or reliable cash flow, but that has undergone a restructuring or other transformation (such as a major new product line or key customer acquisition) that we determine is likely to lead to positive and reliable cash flow in the near future. Similarly, we could consider a business combination with a business that is deficient in management if we believe we can readily supplement existing management.

In seeking a business combination, we intend to utilize cash derived from the proceeds of this offering and the private placement, as well as our capital stock or debt, or a combination of cash, capital stock and debt, and there is no limit on the issuance of capital stock or incurrence of debt we may undertake in effecting a business combination. In the event a business combination is consummated, all sums remaining in the trust account will be released to us immediately thereafter, and there will be no restriction on our use of such funds.

We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and both companies’ shareholders. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax authorities will agree with our tax treatment of the business combination

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finders or consulting fees to our existing officer, directors and advisors, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Fair Market Value of Business Combination

The target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of our net assets (less the deferred underwriting discount and commissions) at the time of such acquisition, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest. If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, and cash flow and/or book value and the price for which comparable businesses have recently been sold). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm (which is a member of the Financial Industry Regulatory Authority or FINRA) with respect to the satisfaction of such criteria. As the opinion will be addressed to our board of directors for their use in evaluating the transaction, we do not anticipate that our shareholders will be entitled to rely on such opinion. However, as the opinion will be attached to, and thoroughly described in, our proxy soliciting materials, we believe investors will be provided with sufficient information in order to allow them to properly analyze the transaction. Accordingly, whether the independent investment banking firm allows shareholders to rely on their opinion will not be a factor in determining which firm to hire. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Possible Lack of Business Diversification

While we may seek to effect business combinations with more than one target business, our business combination must be with a target business or businesses that collectively satisfy the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and
•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our executive officer, directors and advisors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Although it is our current belief that current management will remain associated with us following a business combination, their ability to do so is not expected to be a factor in determining which business combination to pursue. Moreover, we cannot assure you that our executive officer, directors and advisors will have significant experience or knowledge relating to the operations of the particular target business that we may acquire.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity For Shareholder Approval of Business Combination

Prior to the completion of a business combination, we will submit the transaction to our shareholders for approval, even if the nature of the acquisition is such as would not ordinarily require shareholder approval under applicable law. If a majority of the ordinary shares voted by the public shareholders are not voted in favor of a proposed initial business combination, we may continue to seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus until the expiration of 24 months from the date of this prospectus (or 36 months if the extended period is approved).

In connection with seeking shareholder approval of a business combination we will furnish our shareholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and certain audited historical financial statements of the business.

In connection with the vote required for any business combination, all of our existing shareholders, including our executive officers and directors, have agreed to vote their respective ordinary shares owned by them immediately prior to this offering and the private placement in accordance with the majority of the ordinary shares voted by the public shareholders. This voting arrangement shall not apply to ordinary shares included in units purchased by any of our existing shareholders following this offering in the open market. Our existing shareholders have agreed to vote any such shares they purchase in favor of any business combination negotiated by our executive officers. We will proceed with the business combination only if a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and public shareholders owning less than 30% of the ordinary shares sold in this offering exercise their redemption rights on a cumulative basis, including any shareholders who previously exercised their conversion rights in connection with a shareholder vote required to approve the extended period, if any.

Extension of Time to Complete a Business Combination to 36 Months

We have a period of 24 months from the date of this prospectus within which to effect our initial business combination. However, unlike other blank check companies, if we have entered into a definitive agreement within such 24-month period, we may, prior to the expiration of the 24-month period, call a special meeting of our shareholders for the purpose of soliciting their approval to extend the date before which we must complete our business combination by an additional 12 months to avoid being required to liquidate. If the extended date is approved by shareholders we would have a total of 36 months from the date of this prospectus to complete a business combination.

We believe that extending the date before which we must complete our business combination to 36 months may be necessary due to the circumstances involved in the evaluation and closing of a business combination in the PRC, including obtaining audited U.S. GAAP financial statements of potential targets that have previously kept their accounts in accordance with Chinese GAAP, the possible need for restructuring and reorganizing corporate entities and assets (particularly with respect to state-owned enterprises) and the requirements of complex Chinese regulatory filings and approvals.

While such 24-month period may be sufficient to accomplish all of these necessary tasks prior to effectuating the business combination, if, in the course of this process, we conclude that it may be insufficient, we may, pursuant to our memorandum and articles of association, call a special meeting of our shareholders for the purpose of extending the date before which we must complete our business combination by an additional 12 months.

If holders of 30% or more of the shares sold in this offering vote against the proposed extension to 36 months and elect to redeem their shares for a pro rata share of the trust account, we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the initial business combination within such 24-month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public shareholders. Subject to the foregoing, approval of the extension to 36 months will require the affirmative vote of the majority of the votes cast by our public shareholders who vote at the special meeting called for the purpose of approving such extension. In connection with the vote required for the extension to 36 months, our existing shareholders have agreed to vote their ordinary shares acquired prior to this offering in accordance with the majority of the ordinary shares voted by the public shareholders and have agreed to waive their redemption rights.

If the majority of votes cast by our public shareholders are voted at the special meeting called for the purpose of approving such extension vote in favor of such extension and holders of less than 30% of the shares sold in this offering vote against the proposed extension and elect to convert their shares, we will then have an additional 12 months in which to complete the initial business combination.

If the proposal for the extension to 36 months is approved, we will still be required to seek shareholder approval before effectuating our initial business combination, even if the business combination would not ordinarily require shareholder approval under applicable law. We will consummate our initial business combination only if a majority of the ordinary share voted by the public shareholders are voted in favor of our initial business combination and public shareholders owning 30% or more of the shares sold in this offering, on a cumulative basis, including any shareholders who previously exercised their redemption rights in connection with the special meeting of shareholders called for the purpose of approving the extended period, if any, do not vote against the extended period or the initial business combination exercise their redemption rights, as described below.

Redemption Rights

At the time we seek shareholder approval of any business combination, we will offer each public shareholder the right to have such shareholder’s ordinary shares redeemed for cash if the shareholder votes against the business combination and the business combination is approved and completed. Shareholders voting against (i) the extended period will only have the right to cause us to redeem their shares if the extended period is approved and (ii) the business combination will only have the right to cause us to redeem their shares if our initial business combination is approved and completed.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group”, will be restricted from seeking redemption rights with respect to more than 10% of the shares sold in this offering. Such a public shareholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent shareholders from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to use the redemption right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public shareholder who owns 15% of the shares sold in this offering could threaten to vote against a proposed business combination and seek redemption, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting a shareholder’s ability to redeem only 10% of the shares sold in this offering, we believe we have limited the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholders. However, we are not restricting the shareholders’ ability to vote all of their shares against the transaction. The actual per share redemption price will be equal to the aggregate amount then on deposit in the trust account, including a pro rata share of the deferred underwriting being held in the trust account attributable to the underwriters’ discount and any interest earned on the trust account, less up to $1,050,000 of interest income earned on the trust account to fund working capital requirements and any amounts necessary to pay our income tax obligations (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of ordinary shares sold in this offering. Without taking into any account interest earned on the trust account, the initial per share redemption price would be $7.88, which includes $0.24 being held in the trust account attributable to the deferred underwriting discount, or $0.12 less than the per unit offering price of $8.00.

A shareholder who requests redemption of his or her shares must hold these shares from the record date through the date of the meeting called for the purpose of approving an extended period, if any, or the closing date of the business combination. In order to ensure accuracy in determining whether or not the redemption threshold has been met, each redeeming shareholder must continue to hold their ordinary shares until the consummation of the business combination. We will not charge redeeming shareholders any fees in connection with the tender of shares for redemption. If a shareholder votes against the business combination but fails to properly exercise his or her redemption rights, such shareholder will not have his or her ordinary shares redeemed for his or her pro rata distribution of the trust account. Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated the funds to be distributed to shareholders entitled to redeem their shares who elect redemption will be distributed promptly after completion of a business combination. Public shareholders who redeem their stock into their share of the trust account still have the right to exercise the warrants they received as part of the units. We will not complete any business combination if public shareholders owning 30% or more of the shares sold in this offering exercise their redemption rights on a cumulative basis. Our existing shareholders are not entitled to redeem any ordinary shares held by them whether acquired by them prior to or after this offering. Even if less than 30% of the shareholders, as described above, exercise their redemption rights, we may be unable to consummate a business combination if such redemption leaves us with funds less than an aggregate fair market value equal to at least 80% of our net assets (less the deferred underwriting discount and commissions and taxes payable) at the time of such transaction, which amount is required for our initial business combination. In such event, we may be forced to either find additional financing to consummate such a business combination, consummate a different business combination or dissolve, liquidate and wind up.

Whether the redemption threshold is exceeded will be determined by adding the percentage of public shareholders that redeem their ordinary shares in connection with the approval of the extended period to the percentage of public shareholders that redeem their ordinary shares in connection with a proposed business combination. In the event that 30% or more of the public shareholders vote against a proposal to approve the extended period and exercise their redemption rights, our corporate life will not be extended and our existence will be terminated if we cannot consummate a business combination within 24 months from the date of this prospectus. If the extended period is approved and less than 30% of our public shareholders vote against the extended period and exercise their redemption rights (or if we never solicit shareholder approval of an extended period), then we shall proceed with a business combination if, in addition to other necessary approvals discussed elsewhere in this prospectus the number of public shareholders voting against the proposed business combination and exercising their redemption rights does not exceed 30% of the number of shares sold in this offering on a cumulative basis with the shareholders who previously exercised their redemption rights in connection with the proposal to approve the extended period, if applicable.

An eligible shareholder may request redemption at any time after the mailing to our shareholders of the proxy statement and prior to the vote taken with respect to the extended period or a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the shareholder votes against the extended period or the business combination and the extended period is approved or the business combination is approved and completed. Additionally, we may require public shareholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. The proxy solicitation materials that we will furnish to shareholders in connection with the vote for any extended period or proposed business combination will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, a shareholder would have from the time we send out our proxy statement through the vote on the extended period or business combination to tender his shares if he wishes to seek to exercise his redemption rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the shareholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if we give stockholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date.

The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the extended period or the business combination is approved. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares prior to the meeting — the need to deliver shares is a requirement of redemption regardless of the timing of when such delivery must be effectuated.

Any request for redemption, once made, may be withdrawn at any time up to the vote taken with respect to the proposed business combination. Furthermore, if a shareholder delivered his certificate for redemption and subsequently decided prior to the meeting not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to shareholders entitled to redeem their shares who elect redemption will be distributed promptly after the extended period is approved or the completion of a business combination. Public shareholders who redeem their shares into a share of the trust account still have the right to exercise any warrants they still hold.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination until twenty four months from the consummation of this offering. If the extended period, if any, or the initial business combination is not approved or completed for any reason, then public shareholders voting against our initial business combination who exercised their redemption rights would not be entitled to redeem their ordinary shares into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public shareholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public shareholder. Public shareholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the extended period, if any, or the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation.

We will not complete any business combination if public shareholders, owning 30% or more of the shares sold in this offering, both exercise their redemption rights and vote against the business combination. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which public shareholders owning 29.99% of the shares sold in this offering may exercise their redemption rights and the business combination will still go forward. We have set the redemption percentage at 30% in order to reduce the likelihood that a small group of investors holding a block of our shares will be able to stop us from completing a business combination that is otherwise approved by a majority of our public shareholders.

Investors in this offering who do not sell, or who receive less than an aggregate of approximately $0.12 of net sales proceeds for, the warrants included in the units, and persons who purchase ordinary shares in the aftermarket at a price in excess of $7.88 per share, may have a disincentive to exercise their redemption rights because the amount they would receive upon redemption could be less than their original or adjusted purchase price. Because redeeming shareholders will receive their proportionate share of deferred underwriting compensation at the time of closing of our business combination, the non-redeeming shareholders will bear the financial effect of such payments to both the redeeming shareholders and the underwriters as a consequence of the reduction in our net assets resulting from such distribution.

In the event that holders of more than 20% of the ordinary shares underlying units sold in this offering elect to redeem their ordinary shares, our existing shareholders have agreed to forfeit that number of ordinary shares (up to a maximum of 140,625) that will result in the number of ordinary shares owned by them prior to this offering collectively being no more than 23.8% of our outstanding ordinary shares immediately prior to the consummation of such business combination after giving effect to the redemption.

Automatic Dissolution and Subsequent Liquidation if No Business Combination

Our memorandum and articles of association provides that we will continue in existence only until 24 months from the date of this prospectus, or 36 months from the date of this prospectus if the extended period is approved. Our memorandum and articles of association require that these provisions may only be amended before we consummate a business combination by a consent of 66.66% of our shareholders at a general meeting in which the holders of at least 80% of the issued and outstanding shares are present in person or by proxy in order to constitute a quorum. If we have not completed a business combination within such time periods, it will trigger our automatic dissolution and liquidation. This has the same effect as if our board of directors and shareholders had formally voted to approve our winding up and dissolution and formally began a voluntary winding up procedure under the Companies Law. As a result, no vote would be required from our shareholders to commence such a voluntary winding up and dissolution. We will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination. Under the Companies Law, in the case of a full voluntary liquidation procedure, a liquidator would give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. As soon as the affairs of the company are fully wound-up, the liquidator must lay his final report and accounts before a final general meeting which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must make a return to the Registrar confirming the date on which the meeting was held and three months after the date of such filing the company is dissolved.

If we are unable to complete a business combination within the required time periods, we will distribute to all of our public shareholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest (net of taxes), plus any remaining net assets (subject to our obligations under Cayman Islands law to provide for claims of creditors). We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after expiration of the 21 day period and anticipate it will take no more than 10 business days to effectuate such distribution. Our initial shareholders have waived their rights to participate in any liquidation distribution with respect to their initial ordinary shares. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust fund. If such funds are insufficient, Parallax Power Components and McWong Consultants have contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than $15,000) and have contractually agreed not to seek repayment of such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $7.88 or $0.12 less than the per-unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public shareholders. Parallax Power Components and McWong Consultants have agreed, pursuant to agreements with us and Morgan Joseph & Co., Inc. that, if we liquidate prior to the consummation of a business combination, they will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account. We cannot assure you, however, that they would be able to satisfy those obligations. Furthermore, if they refused to satisfy their obligations, we would be required to bring a claim against them to enforce our indemnification rights. Accordingly, the actual per-share liquidation price could be less than $7.88, plus interest, due to claims of creditors.

Our public shareholders will be entitled to receive funds from the trust account only in the event of the expiration of our existence and our automatic dissolution and subsequent liquidation or if they seek to redeem their respective shares for cash upon a business combination which the shareholder voted against and which is completed by us. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account.

Additionally, in any liquidation proceedings of the company under Cayman Islands’ law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them. Furthermore, a liquidator of the company might seek to hold a shareholder liable to contribute to our estate to the extent of distributions received by them pursuant to the dissolution of the trust account beyond the date of dissolution of the trust account. Additionally, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims for having paid public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

If we are unable to consummate a transaction within the required time periods, we will automatically dissolve and subsequently liquidate the trust account. Upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public shareholders. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, Parallax Power Components and McWong Consultants have agreed to indemnify us for all claims of creditors to the extent we obtain valid and enforceable waivers from such entities in order to protect the amounts held in trust. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, we believe the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public shareholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust fund. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust fund could be less than $7.88 due to claims or potential claims of creditors.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Currently, there are approximately __ blank check companies with more than $__ billion in trust that are seeking to carry out a business plan similar to our business plan and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from other companies looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

•	our obligation to seek shareholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to shareholders in connection with such business combination may delay or prevent the completion of a transaction;
•	our obligation to redeem for cash ordinary shares held by our public shareholders in certain instances may reduce the resources available to us for a business combination; and
•	our outstanding warrants and options, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that our target business is a privately held entity, our status as a public entity may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our executive offices at 122 East 42nd Street, 17th Floor, New York, New York 10168. The cost for this space, which is provided by Provident Management, an affiliate of Nathan J. Mazurek, our Chairman of the Board, Chief Executive Officer and President, is $7,500 per month and includes certain other additional services provided by Provident Management pursuant to a letter agreement between us and Provident Management. We believe that based on rents and fees for similar services in the New York City area, that the fee charged by Provident Management is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Officers and Employees

We have [three] executive officers who are also members of our board of directors. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether we are in the process of (i) seeking a potential target business, or (ii) performing due diligence on one or more target businesses, or (iii) completing the business combination for selected target businesses. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Financial Information

We will register our units, ordinary shares and warrants under the Securities Exchange Act of 1934, as amended, and will have reporting obligations, including the requirement that we file annual reports and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

We will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to shareholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We may be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending on or after December 31, 2009. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or our executive officer or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and the private placement and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$35,460,000 of the offering and private placement proceeds, including the deferred underwriting discount, will be deposited into a trust account at __________ maintained by Continental Stock Transfer & Trust Company.	$30,132,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $35,460,000 of the offering and private placement proceeds held in trust will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the U.S.
Limitation on fair value or net assets of target business	The initial target business or businesses that we acquire must have a fair market value, equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless the representative of the underwriters informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K.	No trading of the units or the underlying ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will give our shareholders the opportunity to vote on the business combination. In connection with seeking shareholder approval, we will send each shareholder a proxy statement containing information required by the SEC. A shareholder following the procedures described in this prospectus is given the right to redeem his or her ordinary shares into his or her pro rata share of the trust account. However, a shareholder who does not follow these procedures or a shareholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	A business combination must occur within 24 months from the date of this prospectus, or within 36 months from the date of this prospectus if the extended period is approved. If a business combination does not occur in such timeframes, our corporate existence will cease by operation of law and we will liquidate and return the amounts in trust to our public shareholders.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds	Except for (i) up to $1,050,000 we may need to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts that we may need to pay our income tax obligations that may be released to us from the interest earned on the trust account balance, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.
Interest payment	Up to $1,050,000 interest earned on the trust account may be released to us to fund our working capital requirements. In addition, interest earned may be disbursed for the purposes of paying taxes on interest earned.	Interest earned on proceeds held in the trust account would be held in the trust account for the sole benefit of the shareholders and would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time. In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officer are as follows:

Name	Age	Position
Nathan J. Mazurek	45	Chairman of the Board, Chief Executive Officer and President
Margaret Wong	57	Vice Chairman of the Board and Executive Vice President and Director
Alex Ping Zhang	42	Vice President

Nathan J. Mazurek has been our Chairman of the Board of Directors, Chief Executive Officer and President since our inception. Since 1988, Mr. Mazurek has been the President of Provident Industries, a diversified manufacturer of electrical systems and components. He has also been the President of American Circuit Breaker Corp., a producer of circuit breakers, since December 1988, and President of Pioneer Transformers Ltd., a producer of oil filled transformers, since February 1995. From August 2002 to January 2007, Mr. Mazurek was President of Aerovox, Inc., a producer of AC film capacitors. Mr. Mazurek is a director of Empire Resources, Inc., an American Stock Exchange listed distributor of aluminum semi-finished products. Mr. Mazurek received a B.A. from Yeshiva College and a J.D. from Georgetown University Law Center.

Margaret Wong has been Vice Chairman of the Board of Directors and Executive Vice President since our inception. Since 1997, Ms. Wong has been the President and Chief Executive Officer of McWong Environmental and Energy Group, a company specializing in the export of environmental and energy related technology and equipment for wastewater treatment projects in China. Since 1984, she has also served as President and Chief Executive Officer of McWong International, Inc., an electrical and lighting products company. Since April 2006, Ms. Wong has also served as President and Chief Executive Officer of Golden California, Inc., a public relations and business consulting company. From 1974 to 1984, Ms. Wong was the Corporate Controller for Bostrom Management Corporation, a professional services firm providing management, consulting and outsourcing to the not-for-profit community. Ms. Wong received a B.S. from the University of Hong Kong.

Alex Ping Zhang has been our Vice President since our inception. In 1997, Mr. Zhang co-founded McWong Environmental and Energy Group and has served as its Vice President since that date. Since 1997, Mr. Zhang has also been the General Manager of McWong Environmental Engineering (Shanghai) Co. Since 1995, Mr. Zhang has been the Manager for the environmental and energy department of McWong International. Mr. Zhang received a B.S. from Shanghai Jiaotong University and a M.S. from Arizona State University.

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a two-year term. The term of office of the first class of directors, consisting of Margaret Wong, will expire at the first annual meeting. The term of the second class of directors, consisting of Nathan J. Mazurek, will expire at the second annual meeting.

Executive Compensation

No officer has received any compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Provident Management, an affiliate of Nathan J. Mazurek, $7,500 per month for office space and general and administrative services including secretarial support. This arrangement is being agreed to by Provident Management for our benefit and is not intended to provide Mr. Mazurek compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Our other director does not have a relationship with or interest in Provident Management. Other than this $7,500 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing executive officers, directors, advisors or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our existing shareholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations and for out-of-pocket expenses incurred in connection with this offering. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors will be deemed “independent,” we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	Our executive officers and directors are not required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.
•	In the course of their other business activities, our executive officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers.”
•	Our executive officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.
•	Since our executive officers and directors beneficially own ordinary shares which will be released from escrow only in certain limited situations, and own warrants which will expire worthless if a business combination is not consummated, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our executive officers and directors may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their shares.
•	If our management negotiates to be retained post business combination as a condition to any potential business combination, their financial interests, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest.

In addition to the foregoing, Nathan J. Mazurek is party to a non-competition and confidentiality agreement with Buckingham Capacitor, Inc. The agreement provides that Mr. Mazurek will not, until _______ 2010, directly or indirectly engage in any business that, directly or through its divisions or affiliates, engages in the design, manufacture, sale, marketing or distribution of (i) low voltage film capacitors or (ii) capacitor metalized film. Accordingly, we may not be able to consummate a business combination with a company that engages in any of the foregoing.

Under Cayman Islands law, our directors have a duty of loyalty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association. In certain limited circumstances, a shareholder has the right to seek damages if a duty owed by our directors is breached.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he or she might have as described below.

Since 1988, Mr. Mazurek has been the President of Provident Industries, a diversified manufacturer of electrical systems and components. He has also been the President of American Circuit Breaker Corp., a producer of circuit breakers, since December 1988, and President of Pioneer Transformers Ltd., a producer of oil filled transformers, since February 1995. Since 1997, Ms. Wong has been the President and Chief Executive Officer of McWong Environmental and Energy Group, a company specializing in the export of environmental and energy related technology and equipment for wastewater treatment projects in China. Since 1984, she has also served as President and Chief Executive Officer of McWong International, Inc., an electrical and lighting products company. Since April 2006, Ms. Wong has also served as President and Chief Executive Officer of Golden California, Inc., a public relations and business consulting company. In 1997, Mr. Zhang co-founded McWong Environmental and Energy Group and has served as its Vice President since that date. Since 1997, Mr. Zhang has also been the General Manager of McWong Environmental Engineering (Shanghai) Co. Since 1995, Mr. Zhang has been the Manager for the environmental and energy department of McWong International.

In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote their respective initial ordinary shares in accordance with the vote of the public shareholders owning a majority of the ordinary shares sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to those ordinary shares acquired by them prior to this offering. Any ordinary shares acquired by existing shareholders in the offering or aftermarket will be considered part of the holdings of the public shareholders. Except with respect to the redemption rights afforded to public shareholders, these existing shareholders will have the same rights as other public shareholders with respect to such shares, including voting rights in connection with a potential business combination. However, they have agreed to vote all shares acquired by them in the offering or aftermarket in favor of a business combination.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders, including an entity that is either a portfolio company of, or has otherwise received a financial investment from, an investment banking firm (or an affiliate thereof) that is affiliated with our management, or enter into a business combination where we acquire less than 100% of a target business and any of our officers, directors, founders, special advisors or their affiliates acquire the remaining portion of such target business, unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. We currently do not anticipate entering into a business combination with an entity affiliated with any of our existing stockholders. We will also not acquire an entity with which our management, through their other business activities, is currently having acquisition or investment discussions. Furthermore, in no event will any of our existing officers, directors, shareholders or advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of February 21, 2008, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus (assuming no purchase of units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;
•	each of our executive officers and directors; and
•	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

	Prior to Offering			After Offering(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Ordinary Shares	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Ordinary Shares
Nathan J. Mazurek	840,938	(3)	65.0%	731,250	(3)(4)	13.0%
Margaret Wong	452,812	(5)	35.0%	393,750	(5)(6)	7.0%
Alex Ping Zhang	0		0	0		0
All directors and executive officers as a group (3 individuals)	1,293,750		100.0%	1,125,000	(7)	20.0%

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Redstar Partners, Inc., 122 East 42nd Street, 17th Floor, New York, New York 10168.
(2)	Assumes no exercise of the over-allotment option and, therefore, that an aggregate of 168,750 ordinary shares held by our founding shareholders have been forfeited.
(3)	Represents shares held by Parallax Power Components LLC, an entity controlled by Mr. Mazurek.
(4)	Does not include 1,137,500 ordinary shares issuable upon exercise of warrants that are not exercisable and will not be exercisable within 60 days.
(5)	Represents shares held by McWong Consultants, Inc., an entity controlled by Ms. Wong.
(6)	Does not include 612,500 ordinary shares issuable upon exercise of warrants that are not exercisable and will not be exercisable within 60 days.
(7)	Does not include 1,750,000 ordinary shares issuable upon exercise of warrants that are not exercisable and will not be exercisable within 60 days.

Immediately after this offering, our existing shareholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding ordinary shares (assuming none of them purchase any units offered by this prospectus). None of our existing shareholders, officers and directors has indicated to us that he intends to purchase our securities in the offering. Because of the ownership block held by our existing shareholders, such individuals may be able to effectively exercise control over all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, our initial shareholders will be required to forfeit up to an aggregate of 168,750 ordinary shares. Our initial shareholders will be required to forfeit only a number of shares necessary to maintain their collective 20% ownership interest in our ordinary shares after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

Subject to the possible forfeiture of shares described above, all of the ordinary shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earlier of:

•	one year following the date of our consummation of our initial business combination;

•	our liquidation, and
•	the consummation of a stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to our consummating a business combination with a target business.

Additionally, if holders of more than 20% of the shares sold in this offering vote against a proposed business combination and seek to exercise their redemption rights and such business combination is consummated, our existing shareholders have agreed to forfeit and return to us for cancellation a number of shares so that the existing shareholders will collectively own no more than 23.81% of our outstanding ordinary shares upon consummation of such business combination (without giving effect to any shares that may be issued in the business combination).

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a share dividend in such amount to maintain the existing shareholders’ collective ownership at 20% of our issued and outstanding ordinary shares upon consummation of the offering. If we decrease the size of the offering we will effect a sub-division or combination of our ordinary shares in such amount to maintain the existing shareholders allocated ownership at 20% of our issued and outstanding ordinary shares upon the consummation of this offering.

Subject to the possible forfeiture of shares described above, all of the ordinary shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earlier of:

•	one year following consummation of a business combination; or
•	the consummation of a liquidation, share capital exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (i) to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes or (iii) by private sales made in conjunction with a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their ordinary shares and the right to receive cash dividends, if declared. If dividends are declared and payable in ordinary shares, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing shareholders will receive any portion of the liquidation proceeds with respect to their initial shares.

Parallax Power Components and McWong Consultants have committed to purchase the founders warrants (for a total purchase price of $1,750,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The founder warrants will be identical to the warrants underlying the units being offered by this prospectus except that they will be exercisable on a cashless basis and will be non-redeemable so long as these persons hold such warrants. The purchasers have agreed that the founder warrants will not be sold or transferred by them until after we have completed a business combination.

Nathan J. Mazurek, Margaret Wong, Parallax Power Components LLC and McWong Consultants, Inc. are our “promoters,” as that term is defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 3, 2008, we issued 1,293,750 shares to the entities set forth below for $25,000, or approximately $0.019 per share.

Name	Number of Shares	Relationship to Us
Parallax Power Components LLC	840,938	Stockholder controlled by our Chairman of the Board, Chief Executive Officer and President
McWong Consultants, Inc.	452,812	Stockholder controlled by our Vice Chairman of the Board and Executive Vice President

If the underwriters do not exercise all or a portion of their over-allotment option, our initial shareholders have agreed to forfeit up to an aggregate of 168,750 ordinary shares in proportion to the portion of the over-allotment option that was not exercised. If such shares are forfeited, we would record the aggregate fair value of the shares forfeited and reacquired to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the ordinary shares forfeited and the price paid to us for such forfeited shares (which would be an aggregate total of approximately $3,260 for all 168,750 shares). Upon receipt, such forfeited shares would then be immediately cancelled which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital.

Additionally, if holders of more than 20% of the shares sold in this offering vote against a proposed business combination and seek to exercise their redemption rights and such business combination is consummated, our existing shareholders have agreed to forfeit and return to us for cancellation a number of shares so that the existing shareholders will collectively own no more than 23.81% of our outstanding ordinary shares upon consummation of such business combination (without giving effect to any shares that may be issued in the business combination).

If the underwriters determine the size of the offering should be increased or decreased, a share dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our founders’ ownership at a percentage of the number of share to be sold in this offering. Such an increase or decrease in offering size could also result in an increase or decrease in the amount of interest we may withdraw from the trust account. As a result of an increase in offering size, the per-share redemption or liquidation price could decrease by as much as $0.__.

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are released from escrow. In addition, these shareholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these ordinary shares are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Our founding shareholders have collectively agreed to purchase a combined total of 1,750,000 founder warrants prior to the closing of this offering at a price of $1.00 per warrant for a total of $1,750,000. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price for the insider warrants will be delivered to Graubard Miller, our counsel in connection with this offering, who will also be acting solely as escrow agent in connection with the private sale of insider warrants, at least 24 hours prior to the date of this prospectus to hold in a non-interest bearing account until we consummate this offering. Graubard Miller will deposit the purchase price into the trust account simultaneously with the consummation of the offering. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $1,750,000 proceeds from the sale of the founder warrants will become part of the amount payable to our public shareholders upon our dissolution and the subsequent liquidation of the trust account and the founder warrants will expire worthless. The founder warrants will not be transferable (except in limited circumstances) or salable by the purchasers until we complete a business combination and will be exercisable on a cashless basis and non-redeemable so long as these persons or their permitted transferees hold such warrants. Commencing on the date such warrants become exercisable, the founder warrants and the underlying ordinary shares will be entitled to registration rights under an agreement to be signed on or before the date of this prospectus. With those exceptions, the founder warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. The purchasers of the founder warrants are permitted to transfer such warrants in certain limited circumstances, such as for estate planning purposes or by will in the event of death, but the transferees receiving such founder warrants will be subject to the same sale restrictions imposed on the persons who initially purchase these warrants from us. If any of the purchasers acquire warrants for their own account in the open market, any such warrants will be redeemable.

We have elected to make the founder warrants non-redeemable in order to provide the purchasers a potentially longer exercise period for those warrants because they will bear a higher risk while being required to hold such warrants until the consummation of a business combination. If our other outstanding warrants are redeemed (including the warrants subject to the underwriters’ unit purchase option) and the market price of our ordinary shares rises following such redemption, the holders of the founder warrants could potentially realize a larger gain on exercise or sale of those warrants than is available to other warrant holders, although we do not know if the price of our ordinary shares would increase following a warrant redemption. If our share price declines in periods subsequent to a warrant redemption and the purchasers who initially acquired these warrants from us continue to hold the founder warrants, the value of those warrants still held by these persons may also decline. The founder warrants will be differentiated from warrants, if any, purchased in or following this offering by the founding shareholders and the other purchasers through the legends contained on the certificates representing the founder warrants indicating the restrictions and rights specifically applicable to such warrants as are described in this prospectus.

We have agreed to pay Provident Management, an affiliate of Mr. Mazurek, our Chairman of the Board, Chief Executive Officer and President, $7,500 per month for office space and general and administrative services until the sooner of a business combination, liquidation or 36 months. This arrangement is being agreed to by Provident Management, for our benefit and is not intended to provide Mr. Mazurek compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving these transactions.

On January 3, 2008, Parallax Power Components LLC, an affiliate of Mr. Mazurek, loaned us $100,000 evidenced by a promissory note. The proceeds of the loan evidenced by the note are being used to pay a portion of the expenses related to this offering. The note is non-interest bearing and is due and payable on the earlier of January 3, 2009 or the consummation of this offering.

We will reimburse our executive officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations although they will not be reimbursed for any out-of-pocket expenses incurred by them to the extent such expenses exceed the amount not held in trust unless the business combination is consummated. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the shareholders’ best interest.

After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, we anticipate that our officers and directors may enter into employment or consulting agreements, the terms of which shall be negotiated and which we expect to be comparable to employment or consulting agreements with other similarly-situated companies in the industry in which we consummate a business combination. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies in the industry in which we consummate a business combination.

Other than the $7,500 aggregate per month administrative fees and reimbursable out-of-pocket expenses described above, no compensation or fees of any kind, including finders and consulting fees, will be paid to our existing executive officers, directors or advisors, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination.

All ongoing and future transactions between us and our executive officers and directors or their respective affiliates, including loans by our executive officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 15,000,000 ordinary shares, par value $0.0001 per share, and 1,000,000 preferred shares, par value $0.0001 per share. As of the date of this prospectus there are 1,293,750 ordinary shares outstanding held by two record holders. There are no preferred shares outstanding.

Units

Each unit consists of one ordinary share and one warrant. Each warrant entitles the holder to purchase one ordinary share. The ordinary shares and warrants will begin to trade separately on the 90th day after the date of this prospectus unless the representative of the underwriters informs us of its decision to allow earlier separate trading, provided that in no event may the ordinary shares and warrants be traded separately until we have filed with the SEC a Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K.

Ordinary Shares

Our ordinary shareholders are entitled to one vote for each share held of record on all matters to be voted on by shareholders. In connection with the vote required for any business combination, all of our existing shareholders, including our executive officers and directors, have agreed to vote their respective ordinary shares owned by them immediately prior to this offering and the private placement in the same manner as a majority of the public shareholders who vote for the purpose of approving a business combination. Our existing shareholders have also agreed to vote all the shares of our ordinary shares acquired in this offering or in the aftermarket in favor of any transaction our executive officers negotiate and present for approval to our shareholders. Our existing shareholders have also agreed to waive their rights to participate in any liquidation occurring upon our failure to consummate a business combination, but only with respect to those ordinary shares acquired by them prior to this offering. However, our existing shareholders, executive officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our shareholders.

We will proceed with the business combination only if a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and public shareholders owning less than 30% of the shares sold in this offering exercise their redemption rights on a cumulative basis discussed below.

Pursuant to our memorandum and articles of association, if we do not consummate a business combination within 24 months from the date of this prospectus, or 36 months from the date of this prospectus if the extended period is approved, it will trigger our automatic dissolution and liquidation. If we are forced to liquidate prior to a business combination, our public shareholders are entitled to share ratably in the trust account, inclusive of any interest not previously released to us, and any net assets remaining available for distribution to them after payment of liabilities. Our existing shareholders have agreed to waive their rights to share in any distribution with respect to ordinary shares owned by them prior to the offering if we are forced to liquidate.

Our shareholders have no redemption, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares, except that public shareholders have the right to have their ordinary shares redeemed for cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public shareholders who redeem their ordinary shares into their share of the trust account still have the right to exercise the warrants that they received as part of the units, which they have not previously sold.

Preferred Shares

Our memorandum and articles of association authorizes the issuance of 1,000,000 blank check preferred shares with such designation, rights and preferences as may be determined from time to time by our board of directors. No preferred shares are being issued or registered in this offering. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred shares which participates in any manner in the proceeds of the trust account, or which votes as a class with the ordinary shares on a business combination. We may issue some or all of the preferred shares to effect a business combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one ordinary share at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or
•	one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

The warrants may trade separately on the 90th day after the date of this prospectus unless Morgan Joseph & Co. Inc. determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. In no event will Morgan Joseph & Co. Inc. allow separate trading of the ordinary shares and warrants until the underwriters’ over-allotment option has either expired or been terminated or exercised and we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Current Report on Form 8-K.

Provided a current registration statement covering the underlying shares is in effect, we may call the warrants for redemption (including any warrants issued upon exercise of the unit purchase option sold to Morgan Joseph & Co. Inc.),

•	in whole and not in part,
•	at a price of $.01 per warrant at any time after the warrants become exercisable,
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and
•	if, and only if, the reported last sale price of our ordinary shares equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a degree of liquidity to cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the ordinary shares will exceed the call trigger price or the warrant exercise price after the redemption call is made.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization or reorganization. However, the warrants will not be adjusted for issuances of ordinary shares at a price below the warrants respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares or any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No warrants (other than founder warrants) will be exercisable unless at the time of exercise a prospectus relating to ordinary shares issuable upon exercise of the warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. In no event will the registered holders of a warrant be entitled to receive a net-cash settlement, stock, or other consideration in lieu of physical settlement in shares of our ordinary shares.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

The founder warrants will not be transferable or saleable until one year following the business combination.

Purchase Option

We have agreed to sell to the representative of the underwriters or its designees an option to purchase up to a total of 315,000 units at a per-unit price of $8.00. The units issuable upon exercise of this option are identical to those offered by this prospectus. For a more complete description of the purchase option, see the section below entitled “Underwriting—Purchase Option.”

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. Cayman Islands law does not provide for mergers as that expression is understood under United States corporate law. While Cayman Islands law does have statutory provisions that facilitate the reconstruction and amalgamation of companies in certain circumstances, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger, we do not anticipate the use of such statutory provisions because a business combination can be achieved through other means, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business. However, in the event that a business combination was sought pursuant to these statutory provisions (which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction ought not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;
•	the shareholders have been fairly represented at the meeting in question;
•	the arrangement is such as a businessman would reasonably approve; and
•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

When a takeover offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders. If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. Our Cayman Islands counsel is not aware of any reported class action or derivative action having been brought in a Cayman Islands court. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting or proposing to act illegally or beyond the scope of its authority;
•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained;
•	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or
•	those who control the company are perpetrating a “fraud on the minority.”

Enforcement of Civil Liabilities. The Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the federal courts of the United States. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United Sates, the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

•	is given by a competent foreign court;
•	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;
•	is final;
•	is not in respect of taxes, a fine or a penalty; and
•	was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

Memorandum and Articles of Association

Our memorandum and articles of association filed under the laws of the Cayman Islands contain provisions designed to provide certain rights and protections to our shareholders prior to the consummation of a business combination, including:

•	a requirement that all proposed business combinations be presented to shareholders for approval regardless of whether or not Cayman Islands law requires such a vote;
•	a prohibition against completing a business combination if 30% or more of our shareholders exercise their redemption rights in lieu of approving a business combination;
•	the right of shareholders voting against a business combination (up to approximately 29.99%) to surrender their ordinary shares for a pro rata portion of the trust account in lieu of participating in a proposed business combination;
•	if our initial business combination is not consummated within 24 months of the date of this prospectus, then our corporate existence will terminate and we will distribute all amounts in the trust account and any net assets remaining outside the trust account on a pro rata basis to all of our public shareholders;
•	limitation on shareholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon winding up and dissolution of our company or upon the exercise of their redemption rights; and
•	the bifurcation of our board of directors into three classes and the establishment of related procedures regarding the standing and election of such directors.

Our memorandum and articles of association require that these provisions may only be amended before we consummate a business combination by a consent of 66.66% of our shareholders at a general meeting in which the holders of at least 80% of the issued and outstanding shares are present in person or by proxy in order to constitute a quorum. Neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend a proposal that shareholders amend any of these provisions at any time prior to the consummation of our initial business combination (subject to any fiduciary obligations our management or board may have). In addition, we believe we have an obligation for every case to structure our initial business combination so that approximately 30% of the shares sold in this offering have the ability to be redeemed for cash by public shareholders exercising their shareholder redemption rights and the business combination will still go forward. We believe these provisions to be obligations of our company to its shareholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions.

Anti-Money Laundering – Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects that another person is engaged in money laundering or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report such belief or suspicion to either the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Criminal Conduct Law (2007 Revision) if the disclosure relates to money laundering or to a police officer of the rank of constable or higher if the disclosure relates to involvement with terrorism or terrorist property, pursuant to the Terrorism Law. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our Memorandum and Articles of Association provide that shareholders seeking to bring business before our annual meeting of shareholders, or to nominate candidates for election as directors at our annual meeting of shareholders, must provide timely notice of their intent in writing. To be timely, a shareholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the __th day nor earlier than the close of business on the ___th day prior to the first anniversary of the preceding year’s annual meeting of shareholders. For the first annual meeting of shareholders after the closing of this offering, a shareholder’s notice shall be timely if delivered to our principal executive offices not later than the __th day prior to the scheduled date of the annual meeting of shareholders or the __th day following the day on which public announcement of the date of our annual meeting of shareholders is first made or sent by us. Our memorandum and articles of association also specify certain requirements as to the form and content of a shareholders’ meeting. These provisions may preclude our shareholders from bringing matters before our annual meeting of shareholders or from making nominations for directors at our annual meeting of shareholders.

Authorized but Unissued Shares

Our authorized but unissued ordinary shares and preferred shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preferred shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Liability and Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. Our Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own fraud or dishonesty.

We have entered into or will enter into agreements with our directors to provide contractual indemnification in addition to the indemnification provided in our articles of association. We believe that these provisions and agreements are necessary to attract qualified directors. Our memorandum and articles of association also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Cayman Islands law would permit indemnification. We intend to purchase a policy of directors’ and officers’ liability insurance that insures our directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 5,625,000 ordinary shares outstanding, or 6,468,750 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 4,500,000 shares sold in this offering, or 5,175,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares would be eligible for sale under Rule 144 prior to January 3, 2008. However, as described below, the Securities and Exchange Commission has taken the position that these securities would not be eligible for transfer under Rule 144. Furthermore, all of those shares have been placed in escrow and will not be transferable for a period of one year from the consummation of our initial business combination and will be released prior to that date only if (ii) the underwriters do not exercise the over-allotment option in full or in part in order to maintain our initial shareholders’ ownership interest in our ordinary shares at 20%, (ii) holders of more than 20% of the shares sold in this offering exercise their redemption rights with respect to a proposed business combination and such business combination is consummated in order to maintain our initial shareholders’ ownership interest in our ordinary shares at no more than 23.81% of our outstanding shares immediately prior to the consummation of such business combination or (iii) following a business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their ordinary shares for cash, securities or other property.

Rule 144

A person who has beneficially owned restricted ordinary shares or warrants for at least six months would be entitled to sell their securities provided that: (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted ordinary shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1.0% of the number of ordinary shares then outstanding, which will equal 87,500 ordinary shares immediately after this offering (or 98,000 if the over-allotment option is exercised in full); and
•	if the ordinary shares are listed on a national securities exchange, the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Sales Under Rule 144 by Non-Affiliates

Under Rule 144, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted ordinary shares proposed to be sold for at least six months, including the holding period of any prior owner other than an affiliate, is entitled to sell their ordinary shares without complying with the manner of sale and volume limitation or notice provisions of Rule 144. We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding his ordinary shares between six months and one year. After one year, non-affiliates do not have to comply with any other Rule 144 requirements.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. As discussed above, the SEC has adopted amendments to Rule 144 which will, upon their effectiveness, permit non-affiliates to sell restricted shares without complying with the volume or manner of sale restrictions after six months.

SEC Position on Rule 144 Sales by Blank Check Companies

The Securities and Exchange Commission had taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. However, Rule 144 is now available to such initial security holders of blank check companies and their transferees one year after consummation of an initial business combination by the blank check company.

Registration Rights

The holders of our outstanding ordinary shares immediately prior to the completion of this offering and the holders of the founder warrants will be entitled to registration rights covering the resale of their shares and the resale of their warrants and shares acquired upon exercise of their warrants. The holders of the majority of these shares are entitled to make up to two demands that we register their shares, warrants and shares that they are entitled to acquire upon the exercise of warrants. The holders of the majority of these shares can elect to exercise these registration rights at any time after one year from the date of the consummation of our initial business combination, subject to the transfer restrictions imposed by the lock-up agreements. The holders of the founders warrants are also entitled to require to register for resale of the shares underlying the founders warrants when such warrants become exercisable by their terms. In addition, these shareholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these securities are released from the restrictions imposed by the lock-up agreements. We will bear the expenses incurred in connection with the filing of any such registration statements.

TAXATION

The following summary of the material Cayman Islands and United States Federal income tax consequences of an investment in our ordinary shares and warrants is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares and warrants, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Government of the Cayman Islands does not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its shareholders. The Cayman Islands are not party to any double taxation treaties.

We have applied for and can expect to receive an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on the shares, debentures or other obligations of the company or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by the company to its members or a payment of principal or interest or other sums due under a debenture or other obligation of the company.

United States Federal Income Taxation

This section describes the material United States Federal income tax consequences of the acquisition, ownership and disposition of our ordinary shares and warrants. This section does not address any aspect of United States Federal gift or estate tax, or the state, local or non-United States tax consequences of an investment in our ordinary shares and warrants. This section only applies to you if you acquire your ordinary shares and warrants in this offering and you hold your ordinary shares and warrants as capital assets for tax purposes. This discussion does not discuss all the tax consequences that may be relevant to particular investors in light of their circumstances or to investors that are subject to special rules, including:

•	a bank;
•	a dealer in securities or currencies;
•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
•	a tax-exempt organization;
•	an insurance company;
•	a person liable for alternative minimum tax;
•	a person that actually or constructively owns 10% or more of the vote or value of our stock;
•	a person that holds ordinary shares that are a hedge or that are hedged against currency risks or as part of a straddle or a redemption transaction;
•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar;
•	a person who acquired shares pursuant to the exercise of a compensatory stock option; or
•	a person who owns shares through a partnership or other pass-through entity.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect as of the date hereof and all of which are subject to changes possibly retroactively. There is currently no comprehensive tax treaty between the United States and the Cayman Islands.

For purposes of the United States Federal income tax discussion below, you are a U.S. holder if you are a beneficial owner of ordinary shares or warrants and you are:

•	a citizen or resident of the United States;
•	a corporation or other entity taxable as a corporation under United States Federal income tax laws created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;
•	an estate whose income is subject to United States Federal income tax regardless of its source; or
•	a trust if (A) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or (B) the trust was in existence on August 20, 1996, and validly elected to continue to be treated as a United States domestic trust.

A non-U.S. holder is a beneficial owner of ordinary shares or warrants that is not a United States person for United States Federal income tax purposes.

You should consult your own tax advisor regarding the United States Federal, state and local tax consequences of owning and disposing of the ordinary shares or warrants in your particular circumstances.

This discussion addresses only United States Federal income taxation.

Issuance of an Investment Unit

There is no authority addressing the treatment, for United States Federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, such treatment is not entirely clear. Each unit should be treated for United States Federal income tax purposes as an investment unit consisting of one ordinary share and a warrant to acquire one ordinary share. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the ordinary share and the warrant based on their respective relative fair market values.

Our view of the characterization of the units described above and a holder’s purchase price allocation are not, however, binding on the Internal Revenue Service (the “IRS”) or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors are urged to consult their own tax advisors regarding the United States Federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-United States taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units and the allocation described above are accepted for United States Federal tax purposes.

Taxation of Dividends

U.S. Holders. Under the United States Federal income tax laws, and subject to the passive foreign investment company (“PFIC”) rules discussed below, if you are a U.S. holder, the gross amount of any dividend we pay out of our current or accumulated earnings and profits (as determined for United States Federal income tax purposes) is subject to United States Federal income taxation. If you are a corporate U.S. holder, dividends paid to you generally will be taxable at regular corporate rates of up to 35% and will not qualify for the dividends-received deduction. If you are a non-corporate U.S. holder, dividends paid to you in taxable years beginning before January 1, 2011 (after which the rate applicable to dividends is currently scheduled to return to the tax rate generally applicable to ordinary income) that constitute qualified dividend income will be taxable to you at a maximum tax rate of 15% provided that you hold our ordinary shares for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. It is unclear whether the redemption rights with respect to our ordinary shares, described above under “Proposed Business—Effecting a Business Combination—Redemption rights”, may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the preferential tax rate on qualified dividend income. Dividends we pay with respect to our ordinary shares generally will be qualified dividend income provided that, in the year that you receive the dividend, our ordinary shares are readily tradable on an established securities market in the United States.

Distributions in excess of our current and accumulated earnings and profits, as determined for United States Federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in our ordinary shares and thereafter as capital gain, long-term if the ordinary shares have been held for more than one year, as described below under “Taxation of the Disposition of Ordinary Shares and Warrants – U.S. Holders”

If the dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the redemption rate on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact redeemed into U.S. dollars. Therefore, since the value of the foreign currency may decrease before you actually redeem the currency into U.S. dollars, you may actually be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will ultimately receive. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date you include the dividend payment in income to the date you redeem the payment into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes.

Dividends will be income from sources outside the United States, but generally will be passive income, which is treated separately from other types of income for purposes of computing the foreign tax credit allowable to you.

Non-U.S. Holders. If you are a non-U.S. holder, dividends paid to you in respect of our ordinary shares will not be subject to United States Federal income tax unless the dividends are effectively connected with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis. In such cases you will be taxed in the same manner as a U.S. holder. If you are a corporate non-U.S. holder, effectively connected dividends may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Taxation of the Disposition of Ordinary Shares and Warrants

U.S. Holders. Subject to the PFIC rules discussed below, if you are a U.S. holder and you sell or otherwise dispose of your ordinary shares or warrants (including as a result a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe), you will recognize capital gain or loss for United States Federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your ordinary shares or warrants. Capital gain of a non-corporate U.S. holder that is recognized before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year. There is substantial uncertainty, however, as to whether the redemption rights with respect to our ordinary shares, described above under “Proposed Business—Effecting a Business Combination—Redemption rights”, may suspend the running of the applicable holding period for this purpose. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. Your ability to deduct capital losses is subject to limitations.

A U.S. holder that receives foreign currency upon a disposition of ordinary shares or warrants and redeems the foreign currency into U.S. dollars subsequent to its receipt will have foreign exchange gain or loss based on any appreciation or depreciation in the value of the foreign currency against the U.S. dollar, which gain or loss generally will be U.S. source ordinary income or loss.

Non-U.S. Holders. If you are a non-U.S. holder, you will not be subject to United States Federal income tax on gain recognized on the sale or other disposition of your ordinary shares or warrants (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis; or
•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

If you are a corporate non-U.S. holder, effectively connected gains that you recognize, under certain circumstances, may also be subject to an additional branch profits tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Taxation of the Redemption of Ordinary Shares

Subject to the PFIC rules discussed below in the event that a U.S. holder redeems our ordinary shares for cash pursuant to the exercise of a redemption right, the transaction will be treated for United States Federal income tax purposes as a redemption of the ordinary shares. If that redemption qualifies as a sale of our ordinary shares by the U.S. holder under Section 302 of the Code, the holder will be treated as described under “Taxation of the Disposition of Ordinary Shares and Warrants – U.S. Holders” above. If that redemption does not qualify as a sale of ordinary shares under Section 302 of the Code, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether that redemption qualifies for sale treatment will depend largely on the total number of our ordinary shares treated as held by the U.S. holder (including any shares constructively owned by the holder as a result of, among other things, owning warrants). The redemption of our ordinary shares generally will be treated as a sale or exchange of the ordinary shares (rather than as a corporate distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only shares actually owned by the holder, but also shares that are constructively owned by it. A U.S. holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any shares the holder has a right to acquire by exercise of an option, which generally would include the ordinary shares which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding ordinary shares actually and constructively owned by the U.S. holder immediately following the redemption of our ordinary shares must, among other requirements, be less than 80% of the percentage of our outstanding ordinary shares actually and constructively owned by the holder immediately before the redemption. There will be a complete termination of a U.S. holder’s interest if either (i) all of the ordinary shares actually and constructively owned by the U.S. holder are redeemed or (ii) all of the ordinary shares actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. holder does not constructively own any other shares. The redemption of the ordinary shares will not be essentially equivalent to a dividend if a U.S. holder’s redemption results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority holder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of an exercise of the redemption right.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “Taxation of Dividends - U.S. Holders”, above. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed ordinary shares will be added to the holder’s adjusted tax basis in its shares, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Exercise or Expiration of Warrants

Subject to the PFIC rules discussed below, upon the exercise of a warrant, a U.S. holder will not recognize gain or loss and will have a tax basis in the ordinary shares received equal to the U.S. holder’s tax basis in the warrant plus the exercise price of the warrant. The holding period for the ordinary shares purchased pursuant to the exercise of a warrant will begin on the day following the date of exercise and will not include the period during which the U.S. holder held the warrant. In the event that a warrant lapses unexercised, a U.S. holder will recognize a capital loss in an amount equal to its tax basis in the warrant. Such loss will be long-term if the warrant has been held for more than one year.

Passive Foreign Investment Company (PFIC) Rules

Special United States tax rules apply to a company that is considered a PFIC. Under these rules, we will be classified as a PFIC for United States Federal income tax purposes in any taxable year in which either:

•	at least 75% of our gross income for the taxable year is passive income; or
•	at least 50% of the gross value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income.

Passive income generally includes dividends, interest, royalties, rents (not including certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a foreign corporation owns directly or indirectly at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income.

We do not expect to be a PFIC for our 2008 tax year or in the foreseeable future. Newly formed corporations, such as us, are excepted from the PFIC rules for their first year of existence provided that certain standards are satisfied, which we believe we can meet. In addition, we expect to conduct our affairs in a manner so that we will not qualify as a PFIC in the foreseeable future. Our determination of whether we are a PFIC is, however, not binding on the IRS. We cannot assure you that we will not be a PFIC in the current year or for any future year.

If we are treated as a PFIC, and you are a U.S. holder that does not make a mark-to-market election, as described below, you will be subject to special rules with respect to:

•	any gain you realize on the sale or other disposition of your ordinary shares or warrants; and
•	any excess distribution that we make to you (generally, any distributions to you during a single taxable year that are greater than 125% of the average annual distributions received by you in respect of the ordinary shares during the three preceding taxable years or, if shorter, your holding period for the ordinary shares or ordinary shares).

Under these rules:

•	the gain or excess distribution will be allocated ratably over your holding period for the ordinary shares;
•	the amount allocated to the taxable year in which you realized the gain or excess distribution will be taxed as ordinary income;
•	the amount allocated to each prior year, with certain exceptions, will be taxed at the highest tax rate in effect for that year; and
•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC. Additionally, if we are treated as a PFIC during any year of a deceased U.S. holder’s holding period, a U.S. holder who acquires ordinary shares or warrants from the deceased U.S. holder would not receive the step-up of the income tax basis to fair market value for such ordinary shares or warrants. Instead, such U.S. holder would have a tax basis equal to the deceased’s tax basis, if lower.

If you own ordinary shares in a PFIC that are treated as marketable stock, you may make a mark-to-market election. If you make this election, you will not be subject to the PFIC rules described above. Instead, in general, you will include as ordinary income each year the excess, if any, of the fair market value of your ordinary shares or warrants at the end of the taxable year over your adjusted basis in your ordinary shares or warrants. These amounts of ordinary income will not be eligible for the favorable tax rates applicable to qualified dividend income or long- term capital gains. You will also be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of your ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Your basis in the ordinary shares or warrants will be adjusted to reflect any such income or loss amounts. Your gain, if any, recognized upon the sale, exchange or other disposition of your ordinary shares or warrants will be taxed as ordinary income. Any loss realized on the sale, exchange or other disposition of your ordinary shares or warrants would be taxed as an ordinary loss to the extent that such loss does not exceed the mark-to-market gain previously included as ordinary income by the U.S. holder.

In addition, notwithstanding any election you make with regard to the ordinary shares, dividends that you receive from us will not constitute qualified dividend income to you if we are a PFIC either in the taxable year of the distribution or the preceding taxable year. Dividends that you receive that do not constitute qualified dividend income are not eligible for taxation at the 15% maximum rate applicable to qualified dividend income. Instead, you must include the gross amount of any such dividend paid by us out of our accumulated earnings and profits (as determined for United States Federal income tax purposes) in your gross income, and it will be subject to tax at rates applicable to ordinary income.

Alternatively, a U.S. holder that owns shares in a PFIC may make a qualifying electing fund (“QEF”) election, in which case such U.S. holder will not be subject to the PFIC rules described above with respect to the shares. However, in order to comply with the requirements of a QEF election, a U.S. holder must receive certain information from us. Since we do not intend to provide the information that is required in order to enable U.S. holders to make the QEF election, such election will not be available.

If you own ordinary shares during any year that we are a PFIC, you must file IRS Form 8621 (or successor form).

You should consult your own tax advisor regarding the application of the PFIC rules to our ordinary shares or warrants in your particular circumstances, including the availability of making an election to avoid adverse United States Federal income tax consequences under the PFIC rules in the case we determined to be a PFIC in a future year.

Information Reporting and Backup Withholding

U.S. holders generally are subject to information reporting requirements with respect to dividends paid on our ordinary shares and on the proceeds from the sale, exchange or disposition of our ordinary shares or warrants if the payments are made by or through a U.S. person or a U.S. office of a non-U.S. person. In addition, U.S. holders are subject to backup withholding (currently at 28%) on dividends paid on our ordinary shares, and on proceeds from the sale, exchange or other disposition of our ordinary shares or warrants, unless each such U.S. holder provides a taxpayer identification number and a duly executed IRS Form W-9 (or successor form) or otherwise establishes an exemption.

Non-U.S. holders generally are not subject to information reporting or backup withholding with respect to dividends paid on our ordinary shares, or the proceeds from the sale, exchange or other disposition of our ordinary shares or warrants, provided that each such non-U.S. holder certifies as to its foreign status on the applicable duly executed IRS Form W-8 (or successor form) or otherwise establishes an exemption.

Backup withholding is not an additional tax and the amount of any backup withholding will be allowed as a credit against a U.S. or non-U.S. holder’s U.S. Federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Morgan Joseph & Co. Inc. is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
Morgan Joseph & Co. Inc.

Total	4,500,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The underwriters may deliver prospectuses via e-mail both as a PDF document and by a link to the Commission’s website and websites hosted by the underwriters and other parties, and the prospectus may also be made available on websites maintained by selected dealers and selling group members participating in this offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions may be allocated by the representative of the underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

State Blue Sky Information

We are not making any offer of these securities in any jurisdiction where the offer is not permitted. We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, New York and Rhode Island. In New York and Hawaii, where we have relied on exemptions from the state registration requirements for transactions between an issuer and an underwriter involving a firm-commitment underwritten offering. In the other states, we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

We will file periodic and annual reports under the Securities Exchange Act of 1934. Therefore, under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements. However, states are permitted to require notice filings and collect fees with regard to these transactions, and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required:

•	Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, South Dakota, Utah, the Virgin Islands, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the following states currently permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been submitted and the required fees have been paid:

•	The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the ordinary shares and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. It may allow some dealers concessions not in excess of $______ per unit.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have granted to the representative of the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 675,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution.

The representative of the underwriters may exercise the over-allotment option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option. This information does not reflect the private placement proceeds to be received by us.

	Per Unit	Without Option	With Option
Public offering price	$8.00	$36,000,000	$41,400,000
Discount(1)	$0.32	$1,440,000	$1,656,000
Deferred underwriting compensation(2)	$0.24	$1,080,000	$1,242,000
Proceeds before expenses(3)	$7.44	$33,480,000	$38,502,000

(1)	Based upon the underwriters’ discount of 4.0% per unit. Does not include an additional 3.0% of the gross proceeds from the sale of the units in this offering that will be paid to the underwriters only upon the consummation of a business combination (and then only with respect to those units as to which the component shares have not been redeemed to cash) which amounts are reflected in this table as deferred discount. If a business combination is not consummated and we automatically dissolve and subsequently liquidate our trust account, such amounts will not be paid to the underwriters, but rather will be distributed among our public shareholders.
(2)	The underwriters have agreed to forfeit their deferred underwriting discount with respect to those units as to which the underlying shares are redeemed for cash by those shareholders who voted against the approval of the extended period or the business combination and exercised their redemption rights upon the approval of the extended period or the consummation of a business combination, as the case may be.
(3)	The offering expenses are estimated at $650,000.

The underwriters will initially offer the units to be sold in this offering directly to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $_____ per unit. The underwriters may allow, and the selected dealers may reallow, a concession not in excess of $_____ per unit on sales to brokers and dealers. After the offering, the underwriters may change the offering price and other selling terms, provided, however that upon execution of the underwriting agreement, there will be no changes to the price and terms of the sale between the underwriters and us. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus.

Purchase Option

We have agreed to sell to the representative or its designees, for $100, an option to purchase up to a total of 315,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable for cash or on a cashless basis at $8.00 per unit commencing on the later of the consummation of a business combination and one year from the date of this prospectus, and expiring five years from the date of this prospectus. Since the warrants underlying the option are the same as the units sold in this offering and expire four years after the date of this prospectus, if the option is exercised after such four year period, the holders of the option will only receive the ordinary shares component of the units.

The option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and “piggy back” registration rights for periods of five and seven years, respectively, from the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the option, other than underwriting commissions incurred and payable by the holders. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization or consolidation. However, the option exercise price or underlying units will not be adjusted for issuances of ordinary shares at a price below the option exercise price. The options may become worthless if there is not an effective registration statement at the time of exercise.

We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $1,084,000, using an expected life of five years, volatility of 45.2%, and a risk-free rate of 2.8%.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. The distribution of the units in this offering will be completed once all the units have been sold, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $8.00.
•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.
•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid may also have an effect on the prices of the securities if it discourages resales.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The distribution of our securities will end upon the underwriters’ cessation of selling efforts and stabilization activities, provided, however, in the event that the underwriters were to exercise their over-allotment option to purchase securities in excess of their actual syndicate short position, then the distribution will not be deemed to have been completed until all of the securities have been sold.

Other Terms

We have granted Morgan Joseph & Co. Inc., the right to have an observer present at all meetings of our board of directors until we consummate a business combination. The observer will be entitled to the same notices and communications sent by us to our directors and to attend directors’ meetings, but will not have voting rights. Morgan Joseph & Co. Inc. has not yet named its observer as of the date of this prospectus.

Although we are not under any contractual obligation to engage any of the underwriters to provide services for us after this offering, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after the offering we may pay such underwriter fair and reasonable fees that would be determined in an arm’s length negotiation; provided that no agreement will be entered into and no fee will be paid within 90 days following the date of this prospectus unless the Financial Industry Regulatory Authority determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Graubard Miller, New York, New York. Legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of Redstar Partners, Inc. at January 25, 2008 and for the period January 3, 2008 (date of inception ) through January 25, 2008 appearing in the registration statement and the prospectus have been included herein in reliance upon the report of Rothstein, Kass & Company, P.C., independent registered public accountants, given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

REDSTAR PARTNERS, INC.
(A Company in the Development Stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Redstar Partners, Inc.

We have audited the accompanying balance sheet of Redstar Partners, Inc. (a company in the development stage) (the “Company”) as of January 25, 2008 and the related statements of operations, shareholders’ equity and cash flows for the period January 3, 2008 (inception) to January 25, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Redstar Partners, Inc. (a company in the development stage) as of January 25, 2008, and the results of its operations and its cash flows for the period January 3, 2008 (inception) to January 25, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
February 20, 2008

REDSTAR PARTNERS, INC.
(A Company in the Development Stage)

BALANCE SHEET
January 25, 2008

ASSETS
Current assets, cash	$125,000
Other assets, deferred offering costs	40,000
$165,000
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accrued expenses	$41,000
Note payable, affiliate	100,000
Total current liabilities	141,000
Shareholders' equity
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued
Ordinary shares, $0.0001 par value; authorized 15,000,000 shares; 1,293,750 shares issued and outstanding	129
Additional paid-in capital	24,871
Deficit accumulated during the development stage	(1,000)
Total shareholders' equity	24,000
$165,000

See Accompanying Notes to Financial Statements.

REDSTAR PARTNERS, INC.
(A Company in the Development Stage)

STATEMENT OF OPERATIONS
For the Period January 3, 2008 (Inception) to January 25, 2008

Revenue	$—
Formation and operating costs	1,000
Net loss	$(1,000)
Weighted average number of ordinary shares outstanding, basic and diluted	1,293,750
Net loss per ordinary share, basic and diluted	$(0.00)

See Accompanying Notes to Financial Statements.

REDSTAR PARTNERS, INC.
(A Company in the Development Stage)

STATEMENT OF SHAREHOLDERS' EQUITY
For the Period January 3, 2008 (Inception) to January 25, 2008

	Ordinary Shares		Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total Shareholders' Equity
	Shares	Amount
Ordinary shares issued to founders at approximately $0.019 per share on January 3, 2008	1,293,750	$129	$24,871	$—	$25,000
Net loss for the period				(1,000)	(1,000)
Balances, at January 25, 2008	1,293,750	$129	$24,871	$(1,000)	$24,000

See Accompanying Notes to Financial Statements.

REDSTAR PARTNERS, INC.
(A Company in the Development Stage)

STATEMENT OF CASH FLOWS
For the Period January 3, 2008 (Inception) to January 25, 2008

Cash flows from operating activities
Net loss	$(1,000)
Adjustments to reconcile net loss to net cash provided by operating activities
Increase in cash attributable to change in current liabilities
Accrued expenses	1,000
Net cash provided by operating activities	—
Cash flows from financing activities
Proceeds from issuance of ordinary shares to founders	25,000
Proceeds from issuance of loan by affiliate	100,000
Net cash provided by financing activities	125,000
Net increase in cash	125,000
Cash, beginning of period	—
Cash, end of period	$125,000
Supplemental schedule of non-cash financing activity:
Accrued offering costs	$40,000

See Accompanying Notes to Financial Statements.

REDSTAR PARTNERS, INC.
(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

Redstar Partners, Inc. (a company in the development stage) (the “Company”) was formed under the laws of the Cayman Islands in order to acquire, through a share capital exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or other similar business combination, or control through contractual arrangements, an operating business having significant operations in the People’s Republic of China. The Company’s efforts in identifying a prospective target business will not be limited to a particular industry although it intends to focus on the electrical equipment and components industry. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting By Development Stage Enterprises,” and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its fiscal year end.

At January 25, 2008, the Company had not commenced any operations. All activity through January 25, 2008 relates to the Company’s formation and the proposed initial public offering described below. Following such proposed offering, the Company will not generate any operating revenues until after completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds of such offering.

The Company's management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note 3) (the “Proposed Offering”), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) an operating business (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. The Company’s operations, if a business combination is consummated in the Peoples Republic of China, will be subject to local government regulations and to the uncertainties of the economic and political conditions of those areas.

Upon the closing of the Proposed Offering, approximately $35,460,000 (94%) of the aggregate proceeds from the proposed offering and sale of Founders’ Warrants (as defined in Note 4), net of payment of certain amounts to the underwriters and other offering expenses, will be held in a trust account (the “Trust Account”) until the earlier of (i) the consummation of the Company’s initial Business Combination or (ii) the liquidation of the Company as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company's first Business Combination must be with a business or combination of businesses with a fair market value of at least 80% of the amount in the Company's trust account, less deferred offering costs of $1,080,000 (or $1,242,000 if the over allotment is exercised in full) at the time of acquisition. The Company, after signing a definitive agreement for a Business Combination, is obligated to submit such transaction for approval by a majority of the holders of ordinary shares of the Company sold as part of the Units in the Proposed Offering or in the aftermarket (the “Public Shareholders”). Public Shareholders that vote against such proposed Business Combination and exercise their conversion rights are, under certain conditions described below, entitled to convert their shares into a pro-rata distribution from the Trust Account (the “Conversion Right”). The Company’s shareholders prior to the Proposed Offering (“Founding Shareholders”), have agreed to vote their ordinary shares in accordance with the manner in which the majority of the ordinary shares offered in the Proposed Offering are voted by the Public Shareholders with respect to a Business Combination. The Company will proceed with an initial Business Combination only if (i) a majority of the ordinary shares voted by the Public Shareholders are voted in favor of the Business Combination, (ii) a majority of the outstanding ordinary shares are voted in favor of an amendment to the Company’s amended and restated certificate of incorporation to provide for its perpetual existence and (iii) Public Shareholders owning less than 30% on a cumulative basis of the ordinary shares sold in the Proposed Offering, including any shareholders who previously exercised their Conversion Rights in connection with the special (or annual) meeting of shareholders called for the purpose of approving the Extended Period (as defined below), both vote against the Business Combination and exercise their Conversion Rights.

REDSTAR PARTNERS, INC.
(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations  – (continued)

If the Company does not consummate an initial Business Combination within 24 months of the closing date of the Proposed Offering (or within 36 months if shareholders approve the extension described below), its corporate purpose and powers will immediately thereupon be limited to dissolving and winding up its affairs and liquidating. If the Company anticipates that it may not be able to consummate a Business Combination within 24 months of the closing date of the Proposed Offering but has entered into a definitive agreement with respect to a Business Combination within such 24-month period, the Company may seek shareholder approval to extend the period of time to consummate a Business Combination by an additional 12 months. In order to extend the period of time to 36 months, (i) Public Shareholders must approve the extension and (ii) Public Shareholders owning less than 30% of the ordinary shares included in the Units sold in the Proposed Offering shall have exercised their Conversion Rights (subject to certain limitations). The 36-month period is referred to herein as the “Extended Period.” If at the end of the 24-month or 36-month period, as the case may be, the Company has not obtained shareholder approval for an initial Business Combination, it will dissolve and liquidate and promptly distribute the proceeds of the Trust Account, including accrued interest, net of income taxes on such interest and net of interest income previously released to the Company to fund its working capital requirements.

A Public Shareholder’s election to convert its ordinary shares in connection with the vote on the Extended Period will only be honored if the Extended Period is approved. Public Shareholders who vote against the Extended Period and exercise their conversion rights will not be able to vote on the initial Business Combination. All other Public Shareholders will be able to vote on the initial Business Combination.

With respect to a Business Combination that is approved and consummated or a vote on the Extended Period that is approved, any Public Shareholder that voted against the Business Combination or Extended Period may contemporaneously with or prior to such vote exercise their Conversion Right and their ordinary shares would be canceled and returned to the status of authorized but unissued shares.

The Company will account for the shares sold in the Proposed Offering in accordance with Financial Accounting Standards Board’s Emerging Issues Task Force “EITF” Topic D-98 “Classification and Measurement of Redeemable Securities.” The ordinary shares subject to redemption will be recorded at the per share conversion price. The Company will recognize changes in the redemption value (conversion price) immediately as they occur and will adjust the carrying value of the redeemable ordinary shares to equal its redemption value at the end of each reporting period. The per share conversion price will be equal to: (a) the aggregate amount then on deposit in the Trust Account, before payment of deferred underwriting discounts and commissions and including interest income on the Trust Account, net of taxes previously paid or payable, net of any amounts previously released to the Company, as of two business days prior to the proposed consummation of the Business Combination, (b) divided by the number of ordinary shares sold in the Proposed Offering.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Development Stage Company

The Company complies with the reporting requirements of SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises.”

REDSTAR PARTNERS, INC.
(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

Net Loss per Ordinary Share

The Company complies with the accounting and disclosure requirements of SFAS No. 128, “Earnings Per Share.” Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares outstanding for the period. Net loss per ordinary share, assuming dilution, reflects the maximum potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares and would then share in the earnings of the Company except where the result would be antidilutive. At January 25, 2008, the Company had no contracts to issue ordinary shares. As a result, dilutive loss per ordinary share is equal to basic loss per ordinary share.

Fair Value of Financial Instruments

The fair value of the Company's assets and liabilities, which qualify as financial instruments under SFAS No. 107, “Disclosure About Fair Value of Financial Instruments,” approximates the carrying amounts represented in the accompanying balance sheet.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist a cash account in a financial institution, which at times, may exceed the Federal depository insurance coverage of $100,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred Offering Costs:

The Company complies with the requirements of the SEC’s Staff Accounting Bulletin (“SAB”) Topic 5A—“Expenses of Offering”. Deferred offering costs consisted principally of legal and accounting fees that are related to the Offering that will be charged to shareholders’ equity upon the completion of the Proposed Offering or expensed if the Proposed Offering is not completed.

Preferred Shares

The Company is authorized to issue 1,000,000 preferred shares with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. No preferred shares were issued and outstanding as of January 25, 2008.

Income Taxes

In accordance with SFAS 109, “Accounting for Income Taxes”, the Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

Under the laws of the Cayman Islands, the Company is not subject to income taxes. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

REDSTAR PARTNERS, INC.
(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

Foreign Currency Translation

The United States dollar is the reporting and functional currency of the Company.

In accordance with SFAS 52, “Foreign Currency Translation”, foreign currency balance sheet items will be translated using the end of period exchange rates, and statement of operations items will be translated at the average exchange rates for each period. The resulting translation adjustments to the balance sheet will be recorded in accumulated other comprehensive income (loss) within shareholders’ equity.

Foreign currency transaction gains and losses will be included in the statement of operations as they occur.

Recently Issued Accounting Pronouncements

The Company does not believe that any recently issued, but not yet effective, accounting pronouncements if currently adopted would have a material effect on the accompanying financial statements.

Note 3 — Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 4,500,000 units (Units) at a price of $8.00 per unit. Each Unit consists of one of the Company's $.0001 par value ordinary shares and one Redeemable Ordinary Share Purchase Warrant (Warrant). Each Warrant will entitle the holder to purchase from the Company one ordinary share at an exercise price of $5.00 commencing on the later of: (i) the completion of business combination with a target, or (ii) one (1) year from the effective date of the Proposed Offering and expiring four (4) years from the date of the Prospectus. An additional 675,000 Units may be issued on exercise of a 45-day option granted to the underwriters to cover any over-allotments. The Warrants may be redeemed by the Company, at a price of $0.01 per Warrant, upon thirty (30) days notice after the Warrants become exercisable, only in the event that the average sale price of the ordinary share is at least $11.50 per share for any twenty (20) trading days within a thirty (30) trading-day period ending on the third day prior to date on which notice of redemption is given. If the Company is unable to deliver registered ordinary shares to the holder upon exercise of warrants during the exercise period, there will be no cash settlement of the warrants and the warrants will expire worthless.

In connection with the Proposed Offering, the Company has agreed to pay an underwriting discount of 4.0% public unit offering price to the underwriters at the closing of the Proposed Offering, with an additional fee of 3.0% (“deferred discount”) of the gross offering proceeds payable upon the Company's consummation of a business combination. The underwriters have agreed to forfeit their deferred underwriting discount with respect to those units as to which the underlying shares are redeemed for cash by those shareholders who voted against a business combination and exercised their redemption rights. In addition, the underwriters’ will not be entitled to any interest accrued on the deferred discount.

The Company has also agreed to sell to the underwriter for $100 as additional compensation an option to purchase up to a total of 315,000 Units at a price of $8.00 per unit. The 315,000 units to be issued upon exercise of these options are identical to those being offered in the Company's Prospectus. The option is exercisable for cash or on a cashless basis commencing on the later of (i) the consummation of a business combination and (ii) one year from the date of the Company’s Prospectus and expires five years from the date of the Company’s Prospectus. The purchase option and its underlying securities have been registered under the registration statement. The Company will account for this purchase option as a cost of raising capital and will include the instrument as equity in its financial statements. Accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale.

REDSTAR PARTNERS, INC.
(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 3 — Proposed Public Offering  – (continued)

The Company has estimated, based upon a Black Scholes model, that the fair value of the purchase option on the date of sale is approximately $3.44 per unit (a total value of approximately $1,084,000), using an expected life of five years, volatility of 45.2% and a risk-free rate of 2.8%. The volatility calculation is based on the average volatility of thirty-nine (39) companies that are listed on either the Shanghai or Shenzhen stock exchanges with market capitalizations up to $200 million and at least 5 years of trading history (the “Sample Companies”). Because the Company does not have a trading history, it needed to estimate the potential volatility of the unit price, which will depend on a number of factors which cannot be ascertained at this time. The Company used the Sample Companies because management believes that the average volatility of these companies is a reasonable benchmark to use in estimating the expected volatility for the Company’s units. Although an expected life of five years was used in the calculation, if the Company does not consummate a business combination within the prescribed time period and the Company is liquidated, the option will become worthless.

Note 4 — Related Party Transactions

On January 3, 2008, the Company sold 1,293,750 ordinary shares (Initial Shares) to the Founding Shareholders for proceeds of $25,000. Up to an aggregate of 168,750 of these ordinary shares are subject to forfeiture to the extent that the underwriters’ over-allotment option (see Note 3) is not exercised in full or in part by the underwriters. Additionally, if holders of more than 20% of the shares sold in the Proposed Offering vote against a Business Combination and seek to exercise their redemption rights and such Business Combination is consummated, the Initial Shareholders (as defined below) have agreed to forfeit, on a pro rata basis, a number of shares so that the number of shares owned by the Initial Shareholders prior to the consummation of such Business Combination will collectively be no more than 23.81% of the Company’s outstanding ordinary shares.

On January 3, 2008, the Company entered into an unsecured $100,000 note payable (the Note) with an affiliate of the Company’s chief executive officer. The Note bears no interest and is due at the earlier of the closing date of the Proposed Offering or January 3, 2009. Due to the short-term nature of the Note, the fair value of the note approximates its carrying amount at $100,000.

The Company’s Founding Shareholders have agreed to purchase an aggregate of 1,750,000 warrants (Founder Warrants) from the Company at a purchase price of $1.00 per warrant, which management believes is in excess of its fair value, in a private placement that would occur simultaneously with the closing of the Proposed Offering. These Founder Warrants will not be transferable, will be exercisable on a cashless basis and will not be subject to redemption if held by the Founding Shareholders or their permitted assigns. Other than these provisions, the Founder Warrants have substantially the same terms and provisions as the warrants offered as part of the Units in the Proposed Offering. If the Company does not complete a business combination, then the $1,750,000 proceeds will be part of the liquidating distribution to the Public Shareholders and the warrants issued under this transaction will expire worthless.

The holders of the Company’s ordinary shares prior to the completion of the Proposed Offering (“Initial Shareholders”) as well as the holders of the Founder Warrants will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of our Proposed Offering. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares, warrants and shares they are entitled to acquire upon the exercise of warrants. The holders of the majority of these shares can elect to exercise these registration rights at any time after one year from the date of a Business Combination, subject to the release from escrow. The holders of the Founders Warrants are also entitled to require to register for resale of the shares underlying the Founders Warrants when such warrants become exercisable by their terms. In addition, these shareholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these ordinary shares are released from escrow. On the date of the Company’s Prospectus, all of the Founding Shareholders will place their Initial Shares into

REDSTAR PARTNERS, INC.
(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 4 — Related Party Transactions  – (continued)

an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions for transfers, these shares will not be released from escrow until one year after the consummation of a Business Combination, or earlier if, following a Business Combination, the Company engages in a subsequent transaction resulting in the Company shareholders having the right to exchange their shares for cash or other securities or if the Company liquidates and dissolves. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

The Company has agreed to pay a monthly fee of $7,500 to an affiliate of the Company’s chief executive officer, for general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement, when executed, would commence on the date of the Company's Prospectus and will continue until the earlier of (i) consummation of a business combination or (ii) the liquidation of the Company.

Until __________________, 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$36,000,000

REDSTAR PARTNERS, INC.

4,500,000 Units

PROSPECTUS

_________________, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$1,000.00	(1)
SEC Registration Fee	3,008.23
FINRA filing fee	8,154.51
Accounting fees and expenses	50,000.00
Printing and engraving expenses	125,000.00
Directors & Officers liability insurance premiums	120,000.00	(2)
Legal fees and expenses (including blue sky fees and expenses)	380,000.00
Miscellaneous	82,837.26	(3)
Total	$770,000.00

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.
(2)	This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.
(3)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association will provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own fraud or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Parallax Power Components LLC	840,938
McWong Consultants, Inc.	452,812

Such shares were issued on January 3, 2008 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited investors. The shares issued to the investors above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.002 per share.

Parallax Power Components LLC and McWong Consultants have committed to purchase from us 1,750,000 warrants at $1.00 per warrant (for an aggregate purchase price of $1,750,000). These purchases will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Memorandum and Articles of Association.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Unit Purchase Option to be granted to Representative.*
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Maples and Calder.
5.2	Opinion of Graubard Miller.*
10.1	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and Nathan J. Mazurek.*
10.2	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and Margaret Wong.*
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.4	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.*
10.5	Form of Letter Agreement between Provident Management and Registrant regarding administrative support.*
10.6	Form of Promissory Note issued to Parallax Power Components LLC.*
10.7	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.*
10.8	Form of Subscription Agreements among the Registrant, Graubard Miller and each of Parallax Power Components LLC and McWong Consultants.*
23.1	Consent of Rothstein, Kass & Company, P.C.
23.2	Consent of Maples and Calder (included in Exhibit 5.1).*
23.3	Consent of Graubard Miller (included in Exhibit 5.2).*
24	Power of Attorney (included on signature page of this Registration Statement).

*	To be filed by amendment.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of February 2008.

REDSTAR PARTNERS, INC.

By:	/s/ Nathan J. Mazurek Name: Nathan J. Mazurek Title: President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nathan J. Mazurek and Margaret Wong his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Nathan J. Mazurek Nathan J. Mazurek	Chairman of the Board, Chief Executive Officer and President (Principal executive officer and principal financial and accounting)	February 21, 2008
/s/ Margaret Wong Margaret Wong	Vice Chairman of the Board and Executive Vice President	February 21, 2008